FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-228597-04

Corrected Term Sheet (Previously filed November 19, 2019)

November 19, 2019

Free Writing Prospectus

Structural and Collateral Term Sheet

$846,611,492

(Approximate Initial Mortgage Pool Balance)

$712,018,000

(Offered Certificates)

Benchmark 2019-B15 Mortgage Trust

As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.

As Depositor

Commercial Mortgage Pass-Through Certificates, Series 2019-B15

Citi Real Estate Funding Inc.

German American Capital Corporation

JPMorgan Chase Bank, National Association

As Sponsors and Mortgage Loan Sellers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	Deutsche Bank Securities	J.P. Morgan

Co-Lead Managers and Joint Bookrunners

Academy Securities	Drexel Hamilton
Co-Manager	Co-Manager

CERTIFICATE SUMMARY

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus, dated on or about November 20, 2019, included as part of our registration statement (SEC File No. 333-228597) (the “Preliminary Prospectus”). The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc. or Drexel Hamilton, LLC.  This Term Sheet is subject to change.

For information regarding certain risks associated with an investment in this transaction, refer to “Risk Factors” in the Preliminary Prospectus.  Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued.  This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.  The information contained in this Term Sheet may not pertain to any securities that will actually be sold.  The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet.  We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes.  We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options).  Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only.  Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Classes	Expected Ratings (S&P / Fitch / DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class A-1	AAA(sf) / AAAsf / AAA(sf)	$15,769,000	30.000%	%	(6)	2.64	1/20 – 11/24
Class A-2	AAA(sf) / AAAsf / AAA(sf)	$48,560,000	30.000%	%	(6)	4.91	11/24 – 11/24
Class A-3	AAA(sf) / AAAsf / AAA(sf)	$24,167,000	30.000%	%	(6)	6.91	11/26 – 11/26
Class A-4	AAA(sf) / AAAsf/ AAA(sf)	(7)	30.000%	%	(6)	(7)	(7)
Class A-5	AAA(sf) / AAAsf / AAA(sf)	(7)	30.000%	%	(6)	(7)	(7)
Class A-AB	AAA(sf) / AAAsf / AAA(sf)	$24,285,000	30.000%	%	(6)	7.27	11/24 – 5/29
Class X-A	AA(sf) / AAAsf / AAA(sf)	$634,268,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	AA(sf) / AAAsf / AAA(sf)	$61,380,000	22.500%	%	(6)	9.91	11/29 – 11/29
Class B	NR / AA-sf / AA(low)(sf)	$40,921,000	17.500%	%	(6)	9.91	11/29 – 11/29
Class C	NR / A-sf / A(low)(sf)	$36,829,000	13.000%	%	(6)	9.91	11/29 – 12/29

NON-OFFERED CERTIFICATES(10)

Non-Offered Classes	Expected Ratings (S&P / Fitch / DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class X-B	NR / A-sf / A(sf)	$77,750,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-D	NR / BBB-sf / BBB(sf)	$40,920,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-F	NR / BB-sf / BB(sf)	$21,483,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D	NR / BBBsf / BBB(high)(sf)	$23,529,000	10.125%	%	(6)	9.99	12/29 – 12/29
Class E	NR / BBB-sf / BBB(low)(sf)	$17,391,000	8.000%	%	(6)	9.99	12/29 – 12/29
Class F	NR / BB-(sf) / BB(low)(sf)	$21,483,000	5.375%	%	(6)	9.99	12/29 – 12/29
Class G-RR(11)	NR (sf) / B-sf / B(high)(sf)	$8,184,000	4.375%	%	(6)	9.99	12/29 – 12/29
Class J-RR(11)	NR / NR / NR	$35,806,491	0.000%	%	(6)	9.99	12/29 – 12/29
Class R(12)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

NON-OFFERED VERTICAL RISK RETENTION INTEREST(10)

Non-Offered Eligible Vertical Interest	Expected Ratings (S&P / Fitch / DBRS)(1)	Approximate Initial Certificate Balance(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
VRR Interest(13)	NR / NR / NR	$28,200,000	N/A(14)%		(15)	9.29	1/20 – 12/29

(1)

It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above.  The anticipated ratings shown are those of S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”).  Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date.  Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus.  S&P and Fitch have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites.  Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)

Approximate, subject to a variance of plus or minus 5% and further subject to any additional variance discussed in a footnote below.  In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively, the “Class X Certificates”) may vary depending upon the final pricing of the classes of Principal Balance Certificates (as defined in footnote (14) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of the Class X Certificates would be equal to zero at all times, such class of Class X Certificates will not be issued on the Closing Date or (b) the pass-through rate of any class of Principal Balance Certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of Principal Balance Certificates may not be part of, and there would be a corresponding reduction in, such notional amount of the related class of Class X Certificates.

(3)

“Approximate Initial Credit Support” means, with respect to any Class of Non-Vertically Retained Principal Balance Certificates (as defined in footnote (6) below), the quotient, expressed as a percentage, of (i) the aggregate of the initial Certificate Balances of all Classes of Non-Vertically Retained Principal Balance Certificates, if any, junior to such Class of Non-Vertically Retained Principal Balance Certificates, divided by (ii) the aggregate of the initial Certificate Balances of all Classes of Non-Vertically Retained Principal Balance Certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest (as defined in footnote (13) below).

(4)	Approximate per annum rate as of the Closing Date.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(5)

Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.

(6)

For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates (collectively, the “Non-Vertically Retained Principal Balance Certificates”, and collectively with the Class X Certificates, the “Non-Vertically Retained Certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.

(7)

The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $460,107,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$75,000,000 – $220,000,000	9.70 – 9.81	5/29 – 10/29 / 5/29 – 11/29
Class A-5	$240,107,000 – $385,107,000	9.91 – 9.89	11/29 – 11/29 / 10/29 – 11/29

(8)

The Class X Certificates will not have certificate balances and will not be entitled to receive distributions of principal.  Interest will accrue on each class of Class X Certificates at the related pass-through rate based upon the related notional amount.  The notional amount of each class of the Class X Certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the Non-Vertically Retained Principal Balance Certificates identified in the same row as such class of Class X Certificates in the chart below (as to such class of Class X Certificates, the “Corresponding Principal Balance Certificates”):

Class of Pooled Class X Certificates	Class(es) of Corresponding Pooled Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S
Class X-B	Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F

(9)

The pass-through rate for each class of Class X Certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of Corresponding Principal Balance Certificates as in effect from time to time, as described in the Preliminary Prospectus.

(10)	The classes of certificates set forth below “Non-Offered Certificates” and “Non-Offered Vertical Risk Retention Interest” in the table are not offered by this Term Sheet.

(11)

In partial satisfaction of the risk retention obligations of German American Capital Corporation (as “retaining sponsor” (as such term is defined in Regulation RR)) with respect to this securitization transaction, all of the Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”), with an aggregate fair value expected to represent at least 1.67% of the fair value, as of the closing date for this securitization transaction, of all of the certificates (other than the Class R certificates), will collectively constitute an “eligible horizontal residual interest” (as such term is defined in Regulation RR) that is to be purchased and retained by Eightfold Real Estate Capital Fund V, L.P., a Delaware limited partnership, or its “majority-owned affiliate” (as defined in Regulation RR), in accordance with the credit risk retention rules applicable to such securitization transaction.  See “Credit Risk Retention” in the Preliminary Prospectus.

(12)

The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(13)

In partial satisfaction of German American Capital Corporation’s remaining risk retention obligations with respect to this securitization transaction, German American Capital Corporation is expected to acquire (or cause one or more other retaining parties to acquire) from the depositor, on the closing date for this transaction, portions of an “eligible vertical interest” (as such term is defined in Regulation RR) in the form of a “single vertical security” (as such term is defined in Regulation RR) with an initial certificate balance of approximately $28,200,000 (the “VRR Interest”), which is expected to represent approximately 3.33% of the aggregate initial certificate balance of all of the certificates, subject to any variation in the initial certificate balance of the VRR Interest following calculation of the actual fair value of the HRR Certificates and of all of the certificates, as described under “Credit Risk Retention” in the Preliminary Prospectus.  The VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to such securitization transaction.  See “Credit Risk Retention” in the Preliminary Prospectus.  The VRR Interest is a class of certificates, but is not offered hereby.

(14)

Although the approximate initial credit support percentages shown in the table with respect to the Non-Vertically Retained Principal Balance Certificates do not take into account the VRR Interest, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Non-Vertically Retained Principal Balance Certificates, on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.  The VRR Interest and the Non-Vertically Retained Principal Balance Certificates are collectively referred to in this Term Sheet as the “Principal Balance Certificates”.

(15)

Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$846,611,492
Number of Mortgage Loans	32
Number of Mortgaged Properties	87
Average Cut-off Date Balance	$26,456,609
Weighted Average Mortgage Rate	3.74013%
Weighted Average Remaining Term to Maturity/ARD (months)	114
Weighted Average Remaining Amortization Term (months)(3)	387
Weighted Average Cut-off Date LTV Ratio(4)	60.4%
Weighted Average Maturity Date/ARD LTV Ratio(4)	56.9%
Weighted Average UW NCF DSCR(5)	2.31x
Weighted Average Debt Yield on Underwritten NOI(6)	10.1%
% of Initial Pool Balance of Mortgage Loans that are Amortizing Balloon	21.8%
% of Initial Pool Balance of Mortgage Loans that are Interest Only then Amortizing Balloon	19.6%
% of Initial Pool Balance of Mortgage Loans that are Interest Only	58.6%
% of Initial Pool Balance of Mortgaged Properties with Single Tenants	19.4%
% of Initial Pool Balance of Mortgage Loans with Mezzanine Debt	8.6%
% of Initial Pool Balance of Mortgage Loans with Subordinate Debt	18.6%

(1)

The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR, Debt Yield on Underwritten NOI and Cut-off Date Balance Per SF / Unit information for each mortgage loan is presented in this Term Sheet (i) if such mortgage loan is part of a loan combination (as defined under “Collateral Overview—Loan Combination Summary” below), based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Excludes mortgage loans that are interest-only for the entire term.

(4)

The Cut-off Date LTV Ratios and Maturity Date/ARD LTV Ratios presented in this Term Sheet are generally based on the “as-is” appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus), provided that such LTV ratios may be calculated based on (a) (i) “as-stabilized” or similar values in certain cases where the completion of certain hypothetical conditions or other events at the property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged as a whole rather than as the sum of individually valued mortgaged properties, , or (b) the Cut-off Date Balance or Balloon Balance, as applicable, net of a related earnout or holdback reserve, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)

The UW NCF DSCR for each mortgage loan is generally calculated by dividing the UW NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due.

(6)

The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan; provided, that such Debt Yields may be calculated based on the Cut-off Date Balance net of a related earnout or holdback reserve, as further described in the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

KEY FEATURES OF CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc. Drexel Hamilton, LLC
Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$846,611,492
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator:	Citibank, N.A.
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Risk Retention Consultation Parties:	Citi Real Estate Funding Inc., Deutsche Bank AG, New York Branch and JPMorgan Chase Bank, National Association
Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by German American Capital Corporation as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus.  Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.

Closing Date:	On or about December 18, 2019
Cut-off Date:

With respect to each mortgage loan, the due date in December 2019 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to December 2019, the date that would have been its due date in December 2019 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 11th day of each month or next business day, commencing in January 2020
Distribution Date:	The 4th business day after the Determination Date, commencing in January 2020
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Preliminary Prospectus
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	December 2072
Cleanup Call:	1.0%
Minimum Denominations:

$10,000 minimum for the offered certificates (other than the Class X-A certificates); $1,000,000 minimum for the Class X-A certificates; and integral multiples of $1 thereafter for all the offered certificates

Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

■	$712,018,000(Approximate) New-Issue Multi-Borrower CMBS:

—

Overview:  The mortgage pool consists of 32 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $846,611,492 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $26,456,609 and are secured by 87 mortgaged properties located throughout 20 states.

—	LTV: 60.4% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.31x weighted average Underwritten NCF Debt Service Coverage Ratio

—	Debt Yield: 10.1% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-5 / A-AB

■	Loan Structural Features:

—	Amortization: 41.4% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	21.8% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	19.6% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 75.6% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—

Cash Traps:  97.9%  of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than (i) a 1.10x coverage or (ii) a 5.00% debt yield, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 25 mortgage loans representing 72.9% of the Initial Pool Balance

–	Insurance: 17 mortgage loans representing 46.4% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 26 mortgage loans representing 77.7% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 15 mortgage loans representing 58.2% of the portion of the Initial Pool Balance that is secured by office, retail, industrial and mixed use properties

—	Predominantly Defeasance Mortgage Loans: 80.7% of the mortgage loans by Initial Pool Balance permit defeasance only after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Office: 40.8% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Mixed Use: 20.3% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties.

—	Retail: 17.4% of the mortgaged properties by allocated Initial Pool Balance are retail properties (17.0% are anchored retail properties)

—	Multifamily: 10.6% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Industrial: 5.3% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

■

Geographic Diversity:  The 87 mortgaged properties are located throughout 20 states, with only three states having greater than 10.0% of the allocated Initial Pool Balance: California (20.5%), Illinois (14.7%) and New York (10.4%)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citi Real Estate Funding Inc.	12	45	$314,806,282	37.2%
JPMorgan Chase Bank, National Association	13	15	321,750,733	38.0
German American Capital Corporation	7	27	210,054,476	24.8
Total	32	87	$846,611,492	100.0%

Ten Largest Mortgage Loans(1)(2)

#	Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF/Units	Cut-off Date Balance Per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio(3)
1	899 West Evelyn	75,000,000	8.9%	Office	75,475	994	2.62x	9.1%	54.9%
2	Innovation Park	67,250,000	7.9	Office	1,854,729	98	2.96x	11.6%	68.8%
3	Century Plaza Towers	62,500,000	7.4	Office	2,401,641	375	4.09x	13.5%	39.1%
4	Harvey Building Products	50,000,000	5.9	Various	2,046,119	78	1.51x	9.1%	69.4%
5	Austin Landing Mixed-Use	50,000,000	5.9	Mixed Use	834,510	106	2.62x	13.0%	61.9%
6	Kildeer Village Square	47,900,000	5.7	Retail	199,245	240	1.89x	7.9%	62.1%
7	City Hyde Park	47,000,000	5.6	Mixed Use	180	622,222	1.06x	6.7%	73.8%
8	Downtown Winter Haven Portfolio	39,000,000	4.6	Various	385,612	101	1.69x	11.3%	70.2%
9	Tysons Tower	35,000,000	4.1	Office	528,730	359	3.07x	11.0%	52.1%
10	Legends at Village West	34,948,301	4.1	Retail	702,750	171	1.67x	9.5%	53.3%
	Top 10 Total / Wtd. Avg.	$508,598,301	60.1%				2.42x	10.3%	60.2%
	Remaining Total / Wtd. Avg.	338,013,191	39.9				2.15x	9.7%	60.7%
	Total / Wtd. Avg.	$846,611,492	100.0%				2.31x	10.1%	60.4%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.
(2)

With respect to each mortgage loan that is part of a loan combination (as identified under “Collateral Overview—Loan Combination Summary” below), the Cut-off Date Balance Per SF/Unit, UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s) or other indebtedness.

(3)

With respect to certain of the mortgage loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values.  Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Loan Combination Summary

Mortgaged Property Name(1)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling/Trust and Servicing Agreement (“Controlling PSA”)(2)	Master Servicer / Outside Servicer	Special Servicer / Outside Special Servicer
Innovation Park	$67,250,000	7.9%	$115,000,000	-	$182,250,000	Benchmark 2019-B15	Midland	Midland
Century Plaza Towers	$62,500,000	7.4%	$837,500,000	$300,000,000	$1,200,000,000	CPTS 2019-CPT	Wells Fargo	Situs
Harvey Building Products	$50,000,000	5.9%	$110,000,000	-	$160,000,000	Benchmark 2019-B14	Midland	Midland
Austin Landing Mixed-Use	$50,000,000	5.9%	$38,750,000	$26,000,000	$114,750,000	Benchmark 2019-B15	Midland	Midland
City Hyde Park	$47,000,000	5.6%	$65,000,000	-	$112,000,000	Benchmark 2019-B13	Midland	CWCapital
Tysons Tower	$35,000,000	4.1%	$155,000,000	-	$190,000,000	BANK 2019-BNK21	Wells Fargo	Rialto
Legends at Village West	$34,948,301	4.1%	$84,874,444	-	$119,822,745	Benchmark 2019-B14	Midland	Midland
Elston Retail Collection	$29,938,639	3.5%	$39,918,185	-	$69,856,824	COMM 2019-GC44	Midland	Rialto
600 & 620 National Avenue	$28,950,000	3.4%	$108,950,000	-	$137,900,000	UBSCM 2019-C17	Wells Fargo	Rialto
The Essex	$25,000,000	3.0%	$92,000,000	$58,000,000	$175,000,000	Benchmark 2019-B14	Midland	Midland
Osborn Triangle	$20,000,000	2.4%	$410,000,000	$145,000,000	$575,000,000	JPMCC 2019-OSB	KeyBank	Situs
Sunset North	$20,000,000	2.4%	$130,000,000	-	$150,000,000	Benchmark 2019-B13	Midland	CWCapital
Hilton Cincinnati Netherland Plaza	$19,977,484	2.4%	$52,440,895	-	$72,418,379	Benchmark 2019-B14	Midland	Midland
8 West Centre	$18,173,249	2.1%	$25,961,785	-	$44,135,034	Benchmark 2019-B14	Midland	Midland

(1)

Each of the mortgage loans included in the issuing entity that is secured by a mortgaged property or portfolio of mortgaged properties identified in the table above, together with the related companion loan(s) (none of which is included in the issuing entity), is referred to in this Term Sheet as a “loan combination”.  See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

(2)

Each loan combination will be serviced under the related Controlling PSA and, in the event the Controlling Note is included in the related securitization transaction, the controlling class representative (or an equivalent entity) under such Controlling PSA will generally be entitled to exercise the rights of the controlling note holder for the subject loan combination.  See, however, the chart entitled “Loan Combination Controlling Notes and Non-Controlling Notes” below and “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus for information regarding the party that will be entitled to exercise such rights in the event the Controlling Note is held by a third party or included in a separate securitization transaction.

Mortgage Loans with Existing Mezzanine Debt or Subordinate Debt(1)

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(2)	Wtd. Avg Cut-off Date Total Debt Interest Rate(2)	Cut-off Date Mortgage Loan LTV(3)	Cut-off Date Total Debt LTV(2)	Cut-off Date Mortgage Loan UW NCF DSCR(3)	Cut-off Date Total Debt UW NCF DSCR(2)	Cut-off Date Mortgage Loan UW NOI Debt Yield(3)	Cut-off Date Total Debt UW NOI Debt Yield(2)
Century Plaza Towers	$62,500,000	$837,500,000	—	$300,000,000	$1,200,000,000	3.00450%	39.1%	52.1%	4.09x	3.07x	13.5%	10.1%
Austin Landing Mixed-Use(4)	$50,000,000	$38,750,000	—	$26,000,000	$114,750,000	5.62723%	61.9%	80.0%	2.62x	1.52x	13.0%	10.0%
Kildeer Village Square(5)	$47,900,000	—	$9,000,000	—	$56,900,000	4.98998%	62.1%	73.8%	1.89x	1.26x	7.9%	6.6%
The Essex(6)	$25,000,000	$92,000,000	$40,000,000	$58,000,000	$215,000,000	4.15025%	39.9%	73.4%	3.66x	1.33x	10.3%	5.6%
Osborn Triangle	$20,000,000	$410,000,000	—	$145,000,000	$575,000,000	3.79700%	37.1%	49.7%	3.12x	2.33x	12.5%	9.3%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.
(2)	All “Total Debt” calculations set forth in the table above include any related pari passu companion loan(s), any related subordinate companion loan(s) and any related mezzanine debt.
(3)	“Cut-off Date Mortgage Loan LTV”, “Cut-off Date Mortgage Loan UW NCF DSCR” and “Cut-off Date Mortgage Loan UW NOI Debt Yield” calculations include any related pari passu companion loan(s).
(4)	The Wtd. Avg. Cut-off Date Total Debt Interest Rate for Austin Landing Mixed-Use has been rounded for precision purposes. The full precision total debt interest rate is 5.62723311546841%.
(5)	The Wtd. Avg. Cut-off Date Total Debt Interest Rate for Kildeer Village Square has been rounded for precision purposes. The full precision total debt interest rate is 4.98998471001757%.
(6)	The Wtd. Avg. Cut-off Date Total Debt Interest Rate for The Essex has been rounded for precision purposes. The full precision total debt interest rate is 4.15024651162791%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Loan Combination Controlling Notes and Non-Controlling Notes(1)(2)

Mortgaged Property Name	Servicing of Loan Combination	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(3)(4)(5)	Current or Anticipated Holder of Securitized Note(5)	Aggregate Cut-off Date Balance

Innovation Park	Serviced	Note A-1	No	—	Benchmark 2019-B14	$60,000,000
		Note A-2	Yes	—	Benchmark 2019-B15	$67,250,000
		Note A-3	No	—	JPMDB 2019-COR6	$55,000,000

Century Plaza Towers	Outside Serviced	Notes A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-2-C1, A-2-C3, A-2-C4, A-3-S1, A-3-S2, A-3-S3, A-3-C1, A-3-C3	Yes(6)	—	CPTS 2019-CPT	$525,000,000
		Notes A-1-C1, A-1-C2	No	—	Benchmark 2019-B15	$62,500,000
		Notes A-1-C4, A-1-C5	No	—	COMM 2019-GC44	$75,000,000
		Note A-1-C3, A-1-C8	No	—	JPMDB 2019-COR6	$62,500,000
		Notes A-1-C6, A-1-C7	No	DBRI	Not Identified	$50,000,000
		Notes A-2-C2, A-2-C5, A-2-C6, A-2-C7	No	MSBNA	Not Identified	$62,500,000
		Notes A-3-C2, A-3-C4, A-3-C5	No	WFB	Not Identified	$62,500,000
		Notes B-1, B-2, B-3	Yes(6)	—	CPTS 2019-CPT	$300,000,000

Harvey Building Products	Outside Serviced	Note A-1	No	CREFI	Not Identified	$60,000,000
		Note A-2	Yes	—	Benchmark 2019-B14	$50,000,000
		Note A-3	No	—	Benchmark 2019-B15	$50,000,000

Austin Landing Mixed Use	Serviced	Notes A-1	Control Shift Note(7)	—	Benchmark 2019-B15	$50,000,000
		Note A-2	No	CREFI	Not Identified	$38,750,000
		Note B	Yes(7)	KCM Austin Landing LLC	Not Identified	$26,000,000

City Hyde Park	Outside Serviced	Note A-1	Yes	—	Benchmark 2019-B13	$45,000,000
		Note A-2-A	No	—	Benchmark 2019-B14	$20,000,000
		Note A-2-B, Note A-3	No	—	Benchmark 2019-B15	$47,000,000

Tysons Tower	Outside Serviced	Note A-1	Yes	—	BANK 2019-BNK21	$50,000,000
		Note A-2, Note A-3	No	—	BANK 2019-BNK22	$45,000,000
		Note A-4	No	—	Benchmark 2019-B14	$40,000,000
		Note A-5, Note A-7	No	—	Benchmark 2019-B15	$35,000,000
		Note A-6	No	—	JPMDB 2019-COR6	$20,000,000

Legends at Village West	Outside Serviced	Note A-1	Yes	—	Benchmark 2019-B14	$49,926,144
		Note A-2	No	—	COMM 2019-GC44	$34,948,301
		Note A-3	No	—	Benchmark 2019-B15	$34,948,301

Elston Retail Collection	Outside Serviced	Note A-1	Yes	—	COMM 2019-GC44	$39,918,185
		Note A-2	No	—	Benchmark 2019-B15	$29,938,639

600 & 620 National Avenue	Outside Serviced	Note A-1-1	Yes	—	UBSCM 2019-C17	$38,950,000
		Note A-1-2	No	—	WFCM 2019-C53	$30,000,000
		Note A-2-1-A	No	—	Benchmark 2019-B14	$20,000,000
		Note A-2-2-A	No	—	JPMDB 2019-COR6	$20,000,000
		Note A-2-1-B, Note A-2-2-B, A-2-3	No	—	Benchmark 2019-B15	$28,950,000

The Essex	Outside Serviced	Note A-1-1, Note A-1-3	Control Shift Note(7)	—	Benchmark 2019-B14	$56,900,000
		Note A-1-2	No	—	Benchmark 2019-B15	$25,000,000
		Note A-1-4	No	—	COMM 2019-GC44	$35,100,000
		Note B-1	Yes(7)	JPMCB	Not Identified	$40,600,000
		Note B-2	No	GSMC	Not Identified	$17,400,000

Osborn Triangle	Outside Serviced	Note A-1	Yes	—	JPMCC 2019-OSB	$250,000,000
		Note A-2	No	—	Benchmark 2019-B12	$50,000,000
		Note A-3	No	—	Benchmark 2019-B13	$50,000,000
		Note A-4-1	No	—	Benchmark 2019-B14	$40,000,000
		Note A-5-1-A	No	—	Benchmark 2019-B15	$20,000,000
		Note A-6-1	No	—	MSC 2019-L3	$20,000,000
		Note B-1	No	—	JPMCC 2019-OSB	$145,000,000

Sunset North	Outside Serviced	Note A-1	Yes	—	Benchmark 2019-B13	$75,000,000
		Note A-2	No	—	Benchmark 2019-B14	$20,000,000
		Note A-3	No	—	JPMDB 2019-COR6	$35,000,000
		Note A-4	No	—	Benchmark 2019-B15	$20,000,000

Hilton Cincinnati Netherland Plaza	Outside Serviced	Note A-1	Yes	—	Benchmark 2019-B14	$35,460,034
		Note A-2	No	—	JPMDB 2019-COR6	$16,980,861
		Note A-3	No	—	Benchmark 2019-B15	$19,977,484

8 West Centre	Outside Serviced	Note A-1	Yes	—	Benchmark 2019-B14	$25,961,785
		Note A-2	No	—	Benchmark 2019-B15	$18,173,249

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

(1)

The holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such loan combination with or without cause.  See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus.

(2)

The holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the holder of the Controlling Note has consent rights involving the related loan combination, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related co-lender agreement.  See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

(3)

Unless otherwise specified, with respect to each loan combination, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related co-lender agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed).  In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(4)

Unless otherwise specified, with respect to each loan combination, each related unsecuritized pari passu companion loan (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions.  Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an outside securitization that has closed or as to which (a) a preliminary prospectus or final prospectus has been filed with the SEC or (b) a preliminary offering circular or final offering circular has been printed, that, in each such case, has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the SEC nor any preliminary offering circular or final offering circular been printed that identifies the future outside securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction.  Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column..

(5)	Entity names have been abbreviated for presentation.

“CREFI” represents Citi Real Estate Funding Inc.

“DBRI” represents DBR Investments Co. Limited.

“JPMCB” represents JPMorgan Chase Bank, National Association.

“WFB” represents Wells Fargo Bank, National Association.

“GSMC” represents Goldman Sachs Mortgage Company

“MSBNA” represents Morgan Stanley Bank, N.A.

(6)

No single promissory note comprising a part of the loan combination is the related control note; however, the CPTS 2019-CPT securitization trust is the related controlling note holder, and a party designated under the related trust and servicing agreement is entitled to exercise the rights thereof.

(7)

The subject loan combination is a Pari Passu-AB loan combination, and the Controlling Note as of the date hereof (as identified in the chart above) is a related subordinate note.  Upon the occurrence of certain trigger events specified in the related Co-Lender Agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject loan combination (each identified in the chart above as a “Control Shift Note”), which more senior note will thereafter be the Controlling Note.  See “Description of the Mortgage Pool—The Loan Combinations—The Austin Landing Mixed-Use Pari Passu-AB Loan Combination” and “—The Essex Pari Passu-AB Loan Combination” in the Preliminary Prospectus for more information regarding the manner in which control shifts under each such loan combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut- off Date Balance	% of Initial Pool Balance	Previous Securitization
Century Plaza Towers	GACC	Los Angeles	California	Office	$62,500,000	7.4%	MSC 2014-CPT
Harvey Building Products	CREFI	Various	Various	Various	$50,000,000	5.9%	COMM 2015-LC23
Elston Retail Collection	CREFI	Chicago	Illinois	Retail	$29,938,639	3.5%	JPMCC 2012-CBX
Mountain Vista Plaza	CREFI	Surprise	Arizona	Retail	$10,234,343	1.2%	RAITF 2017-FL7

(1)

The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged properties was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Property Types
Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)(3)	Wtd. Avg. Cut-off Date LTV Ratio(2)(3)	Wtd. Avg. Debt Yield on Underwritten NOI(2)(3)
Office	17	$345,447,917	40.8%	2.79x	58.5%	10.8%
Suburban	16	282,947,917	33.4	2.51x	62.7%	10.2%
CBD	1	62,500,000	7.4	4.09x	39.1%	13.5%
Mixed Use	15	$172,014,991	20.3%	2.27x	58.9%	10.2%
Multifamily/Retail	2	72,000,000	8.5	1.96x	62.0%	8.0%
Office/Retail	3	64,905,997	7.7	2.52x	59.4%	12.1%
Office/Laboratory	3	20,000,000	2.4	3.12x	37.1%	12.5%
Multifamily/Office	1	7,250,000	0.9	1.32x	70.4%	7.8%
Retail/Office	4	5,780,118	0.7	1.69x	70.2%	11.3%
Office/Multifamily	1	1,566,180	0.2	1.69x	70.2%	11.3%
Retail/Multifamily	1	512,696	0.1	1.69x	70.2%	11.3%
Retail	12	$147,344,537	17.4%	1.71x	62.6%	9.2%
Anchored	6	144,085,758	17.0	1.71x	62.4%	9.2%
Unanchored	3	2,366,829	0.3	1.69x	70.2%	11.3%
Single Tenant Retail	3	891,950	0.1	1.69x	70.2%	11.3%
Multifamily	9	$90,135,000	10.6%	2.03x	60.9%	8.0%
Mid Rise	8	66,800,000	7.9	1.90x	61.5%	7.5%
Garden	1	23,335,000	2.8	2.40x	59.4%	9.5%
Industrial	29	$45,101,563	5.3%	1.51x	69.4%	9.1%
Warehouse/Distribution	22	25,368,750	3.0	1.51x	69.4%	9.1%
Manufacturing	2	15,281,250	1.8	1.51x	69.4%	9.1%
Warehouse	5	4,451,563	0.5	1.51x	69.4%	9.1%
Hospitality	3	38,667,484	4.6%	2.22x	63.4%	13.1%
Full Service	2	26,977,484	3.2	2.19x	60.5%	12.7%
Extended Stay	1	11,690,000	1.4	2.28x	70.0%	14.2%
Self Storage	1	$4,500,000	0.5%	1.45x	71.4%	8.5%
Other – Leased Fee	1	$3,400,000	0.4%	1.78x	58.6%	8.5%
Total	87	$846,611,492	100.0%	2.31x	60.4%	10.1%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

Self Storage 0.5%
Hospitality 4.6%
Other – Leased Fee 0.4%
Industrial 5.3%
Multifamily 10.6%
Office 40.8%
Retail 17.4%
Mixed Use 20.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)(3)	% of Total Underwritten NOI
California	4	$173,450,000	20.5%	$2,654,200,000	41.5%	$139,151,476	39.9%
Illinois	3	124,838,639	14.7	333,900,000	5.2	17,543,672	5.0
New York	9	88,300,000	10.4	399,000,000	6.2	16,761,410	4.8
North Carolina	2	73,950,000	8.7	274,800,000	4.3	21,953,227	6.3
Ohio	2	69,977,484	8.3	248,950,000	3.9	19,419,064	5.6
Florida	22	56,500,000	6.7	86,830,000	1.4	5,930,061	1.7
Texas	3	42,763,249	5.1	103,900,000	1.6	8,166,184	2.3
Massachusetts	14	41,243,750	4.9	1,255,300,000	19.6	59,846,382	17.2
Virginia	1	35,000,000	4.1	365,000,000	5.7	20,829,804	6.0
Kansas	1	34,948,301	4.1	225,000,000	3.5	11,374,151	3.3
Georgia	2	27,835,000	3.3	45,600,000	0.7	2,609,654	0.7
Washington	1	20,000,000	2.4	227,100,000	3.5	13,615,798	3.9
Connecticut	8	16,239,476	1.9	53,000,000	0.8	3,654,353	1.0
New Hampshire	5	15,187,500	1.8	67,500,000	1.1	4,174,752	1.2
Arizona	1	10,234,343	1.2	14,500,000	0.2	1,041,120	0.3
Pennsylvania	4	9,506,250	1.1	21,300,000	0.3	1,255,430	0.4
New Jersey	1	3,400,000	0.4	5,800,000	0.1	288,750	0.1
Rhode Island	2	2,071,875	0.2	10,200,000	0.2	639,346	0.2
Maine	1	843,750	0.1	4,100,000	0.1	260,232	0.1
Vermont	1	321,875	0.0	1,600,000	0.0	98,589	0.0
Total	87	$846,611,492	100.0%	$6,397,580,000	100.0%	$348,613,456	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).
(3)

For multi-property loans that do not have underwritten cash flow information reported on a property level basis, Underwritten NOI is allocated based on each respective property’s allocated loan amount.

WA
MT
ND
MN
OR
ID
SD
WI
MI
WY
NY
VT
NH
MA
CT
RI
ME
IA
NE
PA
NJ
MD
DE
NV
UT
CO
IL
IN
OH
WV
VA
CA
KS
MO
KY
NC
TN
OK
AR
SC
AZ
NM
GA
AL
MS
TX
LA
FL
Percent of Initial Pool Balance
>10.0%
>5.0 – 10.0%
>1.0 – 5.0%
0.0 – 1.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3,400,000 - 4,999,999	2	$7,900,000	0.9%
5,000,000 - 9,999,999	5	35,714,476	4.2
10,000,000 - 19,999,999	8	116,475,076	13.8
20,000,000 - 29,999,999	6	147,223,639	17.4
30,000,000 - 39,999,999	4	139,648,301	16.5
40,000,000 - 49,999,999	2	94,900,000	11.2
50,000,000 – 75,000,000	5	304,750,000	36.0
Total	32	$846,611,492	100.0%

Distribution of UW NCF DSCRs(1)
Range of UW DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.06 - 1.20	1	$47,000,000	5.6%
1.21 - 1.50	3	41,688,639	4.9
1.51 - 2.00	14	321,483,377	38.0
2.01 - 2.50	5	74,689,476	8.8
2.51 - 3.00	4	212,250,000	25.1
3.01 – 4.09	5	149,500,000	17.7
Total	32	$846,611,492	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	17	$496,135,000	58.6%
Interest Only, Then Amortizing(2)	7	166,140,000	19.6
Amortizing (30 Years)	5	91,497,853	10.8
Amortizing (50 Years)	1	50,000,000	5.9
Amortizing (25 Years)	2	42,838,639	5.1
Total	32	$846,611,492	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date or have an anticipated repayment date, as applicable. (2) Original partial interest only periods range from 24 to 60 months.

Distribution of Lockbox Types
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	20	$640,087,853	75.6%
Springing	11	189,023,639	22.3
None	1	17,500,000	2.1
Total	32	$846,611,492	100.0%
Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
37.1 - 39.9	4	$114,500,000	13.5%
40.0 - 49.9	1	14,000,000	1.7
50.0 - 59.9	8	203,947,777	24.1
60.0 - 69.9	11	352,639,372	41.7
70.0 - 75.0	8	161,524,343	19.1
Total	32	$846,611,492	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
37.1 - 39.9	4	$114,500,000	13.5%
40.0 - 49.9	4	87,051,415	10.3
50.0 - 59.9	11	263,832,592	31.2
60.0 – 70.0	13	381,227,484	45.0
Total	32	$846,611,492	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	18	$487,077,149	57.5%
Acquisition	11	278,534,343	32.9
Recapitalization	2	42,000,000	5.0
Refinance/Acquisition	1	39,000,000	4.6
Total	32	$846,611,492	100.0%

Distribution of Mortgage Rates
Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2.759 - 4.000	24	$705,984,008	83.4%
4.001 - 4.500	5	70,250,000	8.3
4.501 - 5.000	2	50,400,000	6.0
5.001 - 5.350	1	19,977,484	2.4
Total	32	$846,611,492	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.7 - 7.9	7	$180,400,000	21.3%
8.0 - 8.9	5	69,338,639	8.2
9.0 - 9.9	5	203,283,301	24.0
10.0 - 10.9	4	68,111,827	8.0
11.0 - 14.9	10	318,477,726	37.6
15.0 - 17.7	1	7,000,000	0.8
Total	32	$846,611,492	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.6 - 7.9	7	$180,400,000	21.3%
8.0 - 8.9	8	214,338,639	25.3
9.0 - 9.9	5	88,117,643	10.4
10.0 - 10.9	6	204,400,733	24.1
11.0 - 14.5	6	159,354,476	18.8
Total	32	$846,611,492	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
24	1	$11,690,000	1.4%
36	1	$4,500,000	0.5%
48	1	$7,250,000	0.9%
60	4	$142,700,000	16.9%

Distribution of Original Terms to Maturity/ARD
Original Term to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	2	$54,925,784	6.5%
84	1	25,000,000	3.0
120	29	766,685,707	90.6
Total	32	$846,611,492	100.0%

Distribution of Remaining Terms to Maturity/ARD
Range of Remaining Terms to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
59	2	$54,925,784	6.5%
83	1	25,000,000	3.0
114 - 120	29	766,685,707	90.6
Total	32	$846,611,492	100.0%
Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	17	$496,135,000	58.6%
300	2	42,838,639	5.1
360	12	257,637,853	30.4
600	1	50,000,000	5.9
Total	32	$846,611,492	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	17	$496,135,000	58.6%
299 - 300	2	42,838,639	5.1
359 - 360	12	257,637,853	30.4
600	1	50,000,000	5.9
Total	32	$846,611,492	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	23	$571,061,492	67.5%
Yield Maintenance	7	163,050,000	19.3
Defeasance or Yield Maintenance	2	112,500,000	13.3
Total	32	$846,611,492	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	25	$616,822,853	72.9%
Replacement Reserves(1)	26	$658,211,492	77.7%
TI/LC(2)	15	$413,459,008	58.2%
Insurance	17	$392,973,819	46.4%
(1) Includes mortgage loans with FF&E reserves. (2) Percentage of the portion of the Initial Pool Balance secured by office, retail, industrial and mixed use properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)(2)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Legends at Village West	Retail	$34,948,301	4.1%	59	1.67x	9.5%	53.3%
Hilton Cincinnati Netherland Plaza	Hospitality	$19,977,484	2.4%	59	1.62x	10.9%	68.6%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 certificates assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) no mortgage loan in the pool experiences prepayments prior to its stated maturity date or anticipated repayment date, as applicable, or defaults or losses; (ii) there are no extensions of the maturity date of any mortgage loan in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account any subordinate debt (whether or not secured by the mortgaged property) that currently exists or is allowed under the terms of any mortgage loan. See Annex A to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

(2)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

Class A-3 Principal Pay Down(1)(2)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
The Essex	Mixed Use	$25,000,000	3.0%	83	3.66x	10.3%	39.9%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-3 certificates assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) no mortgage loan in the pool experiences prepayments prior to its stated maturity date or anticipated repayment date, as applicable, or defaults or losses; (ii) there are no extensions of the maturity date of any mortgage loan in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-3 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account any subordinate debt (whether or not secured by the mortgaged property) that currently exists or is allowed under the terms of any mortgage loan. See Annex A to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

(2)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Allocation Between

VRR Interest and

Non-Vertically Retained

Certificates	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the Non-Vertically Retained Certificates, on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the VRR Interest, and the denominator of which is the aggregate initial certificate balance of all of the classes of Principal Balance Certificates (the “Vertically Retained Percentage”); and (b) the Non-Vertically Retained Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the Vertically Retained Percentage (such difference, the “Non-Vertically Retained Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

Distributions	On each Distribution Date, funds available for distribution to holders of the Non-Vertically Retained Certificates (exclusive of any portion thereof that represents the Non-Vertically Retained Percentage of (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Non-Vertically Retained Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.	Class A-1, A-2, A-3, A-4, A-5, A-AB, X-A, X-B, X-D and X-F certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D and Class X-F certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.	Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: to the extent of Non-Vertically Retained Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-AB certificates in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-2 certificates in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-3 certificates in clause (iv) above, then (vi) to principal on the Class A-5 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-4 certificates in clause (v) above and then (vii) to principal on the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-5 certificates in clause (vi) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Non-Vertically Retained Available Funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-AB principal distributions will be disregarded).

3.	Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Distributions
(continued)	5.	Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.	Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.	After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Non-Vertically Retained Available Funds will be used to pay interest and principal and to reimburse (with interest) any unreimbursed losses to the Class D, Class E, Class F, Class G-RR and Class J-RR certificates, sequentially in that order and with respect to each such class in a manner analogous to the Class C certificates pursuant to clause 6 above.

Realized Losses	The certificate balances of the Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class on such Distribution Date. On each Distribution Date, the Vertically Retained Percentage of any such losses will be allocated to the VRR Interest until the related certificate balance is reduced to zero, and the Non-Vertically Retained Percentage of any such losses will be allocated to the respective classes of Non-Vertically Retained Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class J-RR certificates; second, to the Class G-RR certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges	On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, the Non-Vertically Retained Percentage of each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the aggregate available funds for such Distribution Date) is required to be distributed to holders of the Non-Vertically Retained Certificates (excluding holders of the Class X-F, Class F, Class G-RR and Class J-RR certificates) as follows: (a) first the Non-Vertically Retained Percentage of such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class A-S certificates, (ii) the group (the “YM Group BC”) of the Class X-B, Class B and Class C certificates and (iii) the group (the “YM Group DE” and, together with the YM Group A and the YM Group BC, the “YM Groups”) of the Class X-D, Class D and Class E certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Non-Vertically Retained Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group, in the following manner: (i) each class of Non-Vertically Retained Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Non-Vertically Retained Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Non-Vertically Retained Principal Balance Certificates in that YM Group on such Distribution Date, (Y) the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Non-Vertically Retained Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Non-Vertically Retained Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates in such YM Group. If there is more than one class of Non-Vertically Retained Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Non-Vertically Retained Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, the Non-Vertically Retained Percentage of all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F, Class G-RR and Class J-RR certificates as provided in the Benchmark 2019-B15 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F and Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the Benchmark 2019-B15 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any other related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually.

Serviced Mortgage

Loans/Outside Serviced

Mortgage Loans	One or more loan combinations each constitutes an “outside serviced loan combination” (as identified under “Collateral Overview—Loan Combination Summary” above), in which case, the BMARK 2019-B15 pooling and servicing agreement is not the Controlling PSA, and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling PSA constitutes an “outside servicing agreement.”

One or more loan combinations may be identified in the Preliminary Prospectus as a “servicing shift loan combination”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift loan combination will initially be serviced pursuant to the Benchmark 2019-B15 pooling and servicing agreement during which time such mortgage loan, such loan combination and each related companion loan will be a serviced mortgage loan, a serviced loan combination and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such loan combination and each related companion loan will be an outside serviced mortgage loan, an outside serviced loan combination and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the Benchmark 2019-B15 pooling and servicing agreement); each related loan combination constitutes a “serviced loan combination”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

Appraisal Reduction

Amounts	An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a loan combination will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which (to the extent of the Non-Vertically Retained Percentage of such reduction) will have the effect of reducing the amount of interest available to the most subordinate class(es) of Non-Vertically Retained Certificates then outstanding (i.e., first, to the Class J-RR certificates, then, to the Class G-RR certificates, then, to the Class F certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D and Class X-F certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Appraisal Reduction

Amounts (continued)	For various purposes under the Benchmark 2019-B15 pooling and servicing agreement (including for purposes of determining the Non-Reduced Certificates and, with respect to the Non-Vertically Retained Principal Balance Certificates, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event and an Operating Advisor Consultation Trigger Event), the Vertically Retained Percentage of any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balance of the VRR Interest, and the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Non-Vertically Retained Principal Balance Certificates as follows: first, to the Class J-RR, Class G-RR, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata based on certificate balance.

Cumulative Appraisal

Reduction Amounts	A “Cumulative Appraisal Reduction Amount”, as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amounts then in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a loan combination, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event and an Operating Advisor Consultation Trigger Event, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan (1) that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling PSA, any related subordinate companion loan(s), together as one defaulted loan.

Directing Holder	The “Directing Holder” with respect to any mortgage loan or loan combination serviced under the Benchmark 2019-B15 pooling and servicing agreement will be:

●	except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced loan combination as to which the Controlling Note is held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled loan combination”), and (iii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and

●	with respect to any serviced outside controlled loan combination (which may include a servicing shift loan combination or a serviced loan combination with a controlling subordinate companion loan held outside the issuing entity), if and for so long as such holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note (during any such period, the “outside controlling note holder”).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred), as provided in the related co-lender agreement.

An “excluded mortgage loan” is a mortgage loan or loan combination with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).

Controlling Class

Representative	The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by holders of a majority of the controlling class of certificates by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an outstanding certificate balance, as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the Class F certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate certificate balance of the classes of Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class F, Class G-RR and Class J-RR certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, Eightfold Real Estate Capital Fund V, L.P., a Delaware limited partnership, or its affiliate, is expected to (i) purchase the Class F, Class G-RR and Class J-RR certificates, and (ii) to appoint itself or an affiliate as the initial Controlling Class Representative.

Control Termination

Event	A “Control Termination Event” will either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described in the Preliminary Prospectus; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

Consultation Termination

Event	A “Consultation Termination Event” will occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be a Consulting Party (as defined in the Preliminary Prospectus), a Consultation Termination Event will be deemed to exist.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Control/Consultation
Rights	Any applicable Directing Holder will be entitled to have consent and/or consultation rights under the Benchmark 2019-B15 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the Benchmark 2019-B15 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any servicing shift mortgage loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the serviced mortgage loans will terminate.

With respect to any servicing shift loan combination (for so long as it is serviced under the Benchmark 2019-B15 pooling and servicing agreement), the holder of the related Controlling Note identified above under the table entitled “Loan Combination Controlling Notes and Non-Controlling Notes” under “Collateral Overview” above (which holder will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced loan combination, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced loan combination.

Risk Retention

Consultation Parties	The “risk retention consultation parties”, with respect to any serviced mortgage loan or, if applicable, serviced loan combination will be: (i) the party selected by Citi Real Estate Funding Inc., (ii) the party selected by Deutsche Bank AG, New York Branch, and (iii) the party selected by JPMorgan Chase Bank, National Association. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances, (i) for so long as no Consultation Termination Event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in the Preliminary Prospectus. Notwithstanding the foregoing, none of the risk retention consultation parties will have any consultation rights with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party. Citi Real Estate Funding Inc., Deutsche Bank AG, New York Branch, and JPMorgan Chase Bank, National Association are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or loan combination with respect to which such risk retention consultation party, or the person(s) entitled to appoint such risk retention consultation party, is a Borrower Party.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Termination of

Special Servicer	At any time, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the Benchmark 2019-B15 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (with respect to all of the serviced loans other than any serviced outside controlled loan combination). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a servicing shift loan combination, for so long as it is serviced pursuant to the Benchmark 2019-B15 pooling and servicing agreement, only the holder of the related controlling pari passu companion loan may terminate the special servicer without cause (solely with respect to the related loan combination) and appoint a replacement special servicer for that loan combination.

At any time, with respect to the serviced loans, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced loans, resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that: (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of certificates evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all of the certificates (other than the Class R certificates), on an aggregate basis, and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all certificates, with such quorum including at least three (3) holders and/or beneficial owners of certificates that are not risk retention affiliated with each other.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Termination of

Special Servicer

(continued)	The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the Benchmark 2019-B15 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a replacement special servicer within the requisite time period, a replacement special servicer will be appointed in the manner specified in the Benchmark 2019-B15 pooling and servicing agreement.

Voting Rights	At all times during the term of the Benchmark 2019-B15 pooling and servicing agreement, the voting rights for the certificates will be allocated among the respective classes of certificateholders in the following percentages:

(1)	1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)	in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of the Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates will not be entitled to any voting rights.

Servicing

Compensation	Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (including, in certain cases, special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% or (b) with respect to any serviced mortgage loan (or related serviced loan combination, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than (i) default interest and (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) on the related serviced loan (or related serviced loan combination, if applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced loan combination, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

Operating Advisor	The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●	reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●	reviewing reports provided by the special servicer to the extent set forth in the Benchmark 2019-B15 pooling and servicing agreement;

●	reviewing for accuracy certain calculations made by the special servicer;

●	issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the Benchmark 2019-B15 pooling and servicing agreement and identifying any material deviations therefrom;

●	recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●	after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the Benchmark 2019-B15 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “Operating Advisor Consultation Trigger Event” will occur with respect to any serviced loan, when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the Benchmark 2019-B15 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the Benchmark 2019-B15 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution

Provisions	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the Benchmark 2019-B15 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of certificates wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of certificates does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner of certificates may deliver, within the time frame provided in the Benchmark 2019-B15 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Benchmark 2019-B15 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Liquidated Loan Waterfall	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.

Credit Risk Retention	The securitization transaction constituted by the issuance of the certificates will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in such transaction is expected to be retained pursuant to Regulation RR (12 CFR Part 43) promulgated under Section 15G (“Regulation RR”), as a combination of (A) an “eligible vertical interest” in the form of the VRR Interest, and (B) an “eligible horizontal residual interest” in the form of the HRR Certificates. German American Capital Corporation will act as retaining sponsor under Regulation RR and is expected, on the Closing Date, to partially satisfy its risk retention obligation through (i) the acquisition by each of Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association (or, in each case, a “majority-owned affiliate” (as defined in Regulation RR) thereof) of a pro rata portion (based on the applicable percentages of the mortgage loans originated by Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association, respectively) of the VRR Interest, and (ii) the purchase by a third party purchaser of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by German American Capital Corporation, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

The VRR Interest	Prepayment Premiums and Yield Maintenance Charges. On each Distribution Date, the Vertically Retained Percentage of each yield maintenance charge and prepayment premium collected on the mortgage loans during the related collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the aggregate available funds for such Distribution Date) will be required to be distributed to holders of the VRR Interest.

Appraisal Reduction Amounts. On each Distribution Date, the Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the certificate balance thereof.

Investor Communications	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the Benchmark 2019-B15 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the Benchmark 2019-B15 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

Cleanup Call	On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the Benchmark 2019-B15 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Certificates, see “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: 899 WEST EVELYN

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: 899 WEST EVELYN

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: 899 WEST EVELYN

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GACC
Location (City/State)	Mountain View, California	Cut-off Date Balance	$75,000,000
Property Type	Office	Cut-off Date Balance per SF	$993.71
Size (SF)	75,475	Percentage of Initial Pool Balance	8.9%
Total Occupancy as of 12/6/2019	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/6/2019	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2013 / NAP	Mortgage Rate	3.23600%
Appraised Value(1)	$136,500,000	Original Term to Maturity (Months)	120
Appraisal Date(1)	11/1/2019	Original Amortization Term (Months)	NAP
Borrower Sponsors	Daniel Marc Minkoff and Terry Lee Maas	Original Interest Only Period (Months)	120
Property Management	The Minkoff Group	First Payment Date	12/6/2019
Maturity Date	11/6/2029

Underwritten Revenues	$8,358,288
Underwritten Expenses	$1,552,598	Escrows(2)
Underwritten Net Operating Income (NOI)	$6,805,690	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,457,757	Taxes	$42,604	$23,341
Cut-off Date LTV Ratio(1)	54.9%	Insurance	$28,925	$3,616
Maturity Date LTV Ratio(1)	54.9%	Replacement Reserve	$0	$1,258
DSCR Based on Underwritten NOI / NCF	2.77x / 2.62x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.1% / 8.6%	Other	$150,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$75,000,000	100.0%	Principal Equity Distribution	$47,562,134	63.4%
Loan Payoff	24,406,042	32.5
Closing Costs	2,810,295	3.7
Reserves	221,529	0.3
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%

(1)

The Appraised Value represents the “As Stabilized” Appraised Value as of November 1, 2019 which assumes all leasing commissions were paid and Confluent’s rent had commenced. As of loan origination, all related leasing commissions had been paid and Confluent’s rent had commenced. The “As Is” appraised value is $133,500,000 as of September 12, 2019, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 56.2% and 56.2%, respectively. In addition, the appraisal concluded to a “Hypothetical Go Dark” appraised value of $120,500,000 as of September 12, 2019, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 62.2% and 62.2%, respectively.

(2)	See “—Escrows” below.

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The Mortgage Loan. The mortgage loan (the “899 West Evelyn Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a Class A single tenant office building in Mountain View, California (the “899 West Evelyn Property”). The 899 West Evelyn Loan was originated by DBNY on October 17, 2019. On the origination date DBNY transferred the 899 West Evelyn Loan to DBRI and DBRI will transfer the 899 West Evelyn Loan to GACC on or prior to the closing date. The 899 West Evelyn Loan has an outstanding principal balance as of the Cut-off Date of $75,000,000 and an interest rate of 3.23600% per annum. The 899 West Evelyn Loan represents approximately 8.9% of the Initial Pool Balance. The proceeds of the 899 West Evelyn Loan were primarily used to refinance the existing debt on the 899 West Evelyn Property, fund upfront reserves, pay closing costs and return equity to the borrower sponsors.

      The 899 West Evelyn Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires monthly payments of interest only for the term of the 899 West Evelyn Loan. The scheduled maturity date of the 899 West Evelyn Loan is November 6, 2029. Voluntary prepayment of the 899 West Evelyn Loan is permitted on or after May 6, 2029 without a payment of any prepayment premium. Provided no event of default under the 899 West Evelyn Loan documents is continuing, defeasance of the 899 West Evelyn Loan with direct, non-callable obligations of the United States of America or other obligations, which are “government securities” permitted under the 899 West Evelyn Loan documents is permitted at any time after the earlier of (a) the second anniversary of the Benchmark 2019-B15 securitization closing date and (b) October 17, 2022.

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The Mortgaged Property.  The 899 West Evelyn Property is a four-story, 75,475 SF Class A office building located in downtown Mountain View, California. The 899 West Evelyn Property was designed by the borrower sponsors, The Minkoff Group, and completed in 2013 as a LEED Platinum building. The 899 West Evelyn Property was originally leased to 23andMe for six years, until 23andMe outgrew its space and relocated its headquarters in 2019. The 899 West Evelyn Property features a one-level subterranean parking garage which has 37 on-site parking stalls. In addition, there is a free public, four-story parking garage located adjacent to the 899 West Evelyn Property that contains 313 parking stalls.

The building floor plates are all between 15,000 and 16,000 SF with central elevator and restroom cores. The second through fourth floors are improved with open office areas around the perimeter, interior private offices and conference rooms, and employee break areas with storage areas. Amenities include a full-service cafeteria with seating area, a fitness center with locker rooms, bike storage and an approximately 13,000 SF rooftop terrace. The bucolic rooftop terrace features an undulating lawn, outdoor seating areas, wood decking and a bocce court.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: 899 WEST EVELYN

      As of December 6, 2019, the 899 West Evelyn Property was 100.0% leased and occupied by Confluent (75,475 SF; 100.0% of NRA; 100% of UW Base Rent). Confluent is a start-up created in 2014 by the original creators of Apache Kafka, an open sourced stream-processing software platform. Confluent offers an event streaming platform that enables companies to access data as real-time streams, helping them ingest and draw insights on data. Confluent currently has a global workforce of approximately 900 people, with offices in San Francisco, Palo Alto, London and India. Confluent’s list of clients include Capital One, Priceline, Lyft, ING, HomeAway, RBC, Ticketmaster, Domino’s Pizza, Alight, Demonware and Tivo, among others. The 899 West Evelyn Property serves as Confluent’s global headquarters.

Confluent signed a 10-year lease term through October 31, 2029 with one month of free rent for the first full calendar month and no tenant improvements. Confluent has an in place base rent of $96.00 PSF with 3.0% annual increases through its lease term. Confluent has a one-time option to terminate its lease effective October 31, 2026 by providing written notice by January 1, 2025 and concurrently delivering a termination fee equal to $2.0 million. Confluent does not have any extension options.

The following table presents certain information relating to the major tenant at the 899 West Evelyn Property:

Largest Owned Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Confluent(2)	NR / NR / NR	75,475	100.0%	$7,245,600	100.0%	$96.00	10/31/2029	None
All Tenants		75,475	100.0%	$7,245,600	100.0%	$96.00
Vacant		0	0.0%	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		75,475	100.0%	$7,245,600	100.0%	$96.00

(1)	Based on the rent roll dated December 6, 2019.
(2)	Confluent has the one-time right to terminate its lease effective October 31, 2026 by providing written notice by January 1, 2025 and concurrently delivering a $2,000,000 termination fee.

The following table presents certain information relating to the lease rollover schedule at the 899 West Evelyn Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	75,475	100.0	100.0%	7,245,600	100.0	$96.00	1
2030 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	75,475	100.0%		$7,245,600	100.0%	$96.00	1

(1)	The tenant has a termination option that is exercisable prior to the originally stated expiration date of the tenant lease that is not considered in this lease expiration schedule.
(2)	Based on the underwritten rent roll dated December 6, 2019.

The following table presents certain information relating to historical leasing at the 899 West Evelyn Property:

Historical Leased %(1)

2015(2)	2016(2)	2017(2)	2018(2)	As of 12/6/2019
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Historical occupancies are as of December 31, of each respective year unless otherwise specified.
(2)	23andMe had previously occupied the 899 West Evelyn Property.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 899 West Evelyn Property:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: 899 WEST EVELYN

Cash Flow Analysis

	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per SF
Base Rent	$5,133,942	$5,196,278	$4,723,533	$7,245,600	$96.00
Reimbursements	694,511	756,103	842,784	1,552,598	20.57
Other Income	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	(439,910)	(5.83)
Effective Gross Income	$5,828,453	$5,952,381	$5,566,317	$8,358,288	$110.74

Real Estate Taxes	$252,223	$251,251	$303,444	$883,200	$11.70
Insurance	122,038	131,830	150,438	144,000	1.91
Management Fee	127,677	131,966	138,716	250,749	3.32
Other Operating Expenses	192,573	241,056	254,599	274,649	3.64
Total Operating Expenses	$694,511	$756,103	$847,198	$1,552,598	$20.57

Net Operating Income(1)	$5,133,942	$5,196,278	$4,719,119	$6,805,690	$90.17
TI/LC	0	0	0	332,838	4.41
Capital Expenditures	0	0	0	15,095	0.20
Net Cash Flow	$5,133,942	$5,196,278	$4,719,119	$6,457,757	$85.56

Occupancy	100.0%	100.0%	100.0%(2)	95.0%
NOI Debt Yield	6.8%	6.9%	6.3%	9.1%
NCF DSCR	2.09x	2.11x	1.92x	2.62x

(1)

The increase from TTM 9/30/2019 Net Operating Income to Underwritten Net Operating Income is primarily attributable to the newly executed Confluent lease at an increased rent aligned with the appraisal’s concluded market rent.

(2)	Based on the underwritten rent roll dated December 6, 2019.

■

Appraisal.  According to the appraisal, the 899 West Evelyn Property had an “As Stabilized” appraised value of $136,500,000 as of November 1, 2019, which assumes all leasing commissions were paid and Confluent’s rent had commenced. As of loan origination, all related leasing commissions had been paid and Confluent’s rent had commenced. The 899 West Evelyn Property had an “As Is” appraised value of $133,500,000 as of an effective date of September 12, 2019. In addition, the appraisal concluded to a “Hypothetical Go Dark” appraised value of $120,500,000 as of September 12, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$132,600,000	N/A	5.00%
Discounted Cash Flow Approach	$134,200,000	7.25%	5.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated September 23, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions.

■

Market Overview and Competition.  The 899 West Evelyn Property is centrally located in Silicon Valley, which provides access to an educated workforce and extensive transportation infrastructure. Companies within a 2.5 mile radius of the 899 West Evelyn Property include Google, Amazon, Microsoft, Apple and Intuit, among others. The 899 West Evelyn Property is located within walking distance to Castro Street, which is Downtown Mountain View’s center of retail amenities. In addition, the 899 West Evelyn Property is positioned across the street from the Mountain View CalTrain station, a heavily used form of public transit between San Francisco and San Jose. The Mountain View station also serves as a “Baby Bullet” stop with transit times of only 46 and 15 minutes to San Francisco and San Jose, respectively. The 899 West Evelyn Property has direct access to Highway 101, Highway 85, Highway 237 and Interstate 880.

The 899 West Evelyn Property is located in the Downtown Mountain View submarket of Silicon Valley. As of the second quarter of 2019, the submarket contained approximately 1.6 million SF of total office inventory, or about 1.9% of the Silicon Valley office inventory of 86.8 million SF. As of the second quarter of 2019, the Downtown Mountain View office submarket had a vacancy rate of 8.2% with absorption of approximately 58,162 SF. As of the second quarter of 2019, the overall average asking rent for office space in the Downtown Mountain View submarket is $102.60 PSF, fully-serviced, or between about $84.60 and $90.60 PSF, on triple-net terms. The appraisal concluded a market rent at the 899 West Evelyn Property of between $99 and $102 PSF. The market rent conclusion is based on (i) discussions with market brokers and property owners and (ii) the comparable leases below with additional qualitative adjustments made for superior quality of the 899 West Evelyn Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: 899 WEST EVELYN

The following chart summarizes comparable office leases per the appraisal:

Summary of Comparable Office Leases (1)

Property Name	Tenant Name	Lease Year	Term (mos.)	Lease Type	Tenant Size (SF)	Annual Base Rent PSF	Free Rent (mos.)	TI PSF
899 West Evelyn	Confluent	Sept-2019	121	NNN	75,475	$96.00	0	$0.00
The Village at San Antonio Center	Facebook	April-2018	36	NNN	218,796	$114.60	0	$0.00
Castro Station	Doordash, Inc.	June-2018	49	NNN	20,255	$82.68	0	N/A
317 Castro Street	Plutus Financial Inc.	July-2018	36	NNN	10,041	$75.24	0	$20.00
3223 Hanover Street	WePay, Inc.	Sept-2018	155	NNN	119,700	$91.80	11	$90.00
600-620 National Avenue	Google, Inc.	Dec-2018	120	NNN	151,998	$59.40	0	$80.00
250 Bryant Street	Byte Dance	Aug-2019	57	NNN	78,256	$85.20	0	$0.00
Total / Wtd. Avg.(2)					599,046	$90.46

(1)	Source: Appraisal.

(2)	Total / Wtd. Avg. excludes the 899 West Evelyn Property.

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The Borrower.  The borrower is 899 West Evelyn, LLC, a single-purpose, single-asset entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 899 West Evelyn Loan.  The sponsors of the borrower and nonrecourse carve-out guarantors are Daniel Marc Minkoff and Terry Lee Mass.

Daniel Minkoff founded The Minkoff Group, which specializes in developing and repositioning commercial and residential properties in Silicon Valley. Current projects (excluding the 899 West Evelyn Property) include 385 Sherman Avenue in Palo Alto, 2555 Park Boulevard in Palo Alto, 650 Live Oak Avenue in Menlo Park and 950 Villa in Mountain View.

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Escrows.  At loan origination, the borrower was required to deposit (i) $150,000 into an outstanding reserve in connection with a lease termination fee payment due to the prior tenant, 23andMe (ii) $42,604 into a real estate tax reserve and (iii) $28,925 into an insurance reserve.

The $150,000 lease termination fee reserve is required to be disbursed to the borrower at such time as the borrower delivers evidence to the lender (in a form reasonably acceptable to the lender, including, without limitation, an estoppel certificate from 23andMe) that (i) all payments due to 23andMe under the applicable lease termination agreement have been paid in full and (ii) there are no remaining obligations of the borrower (or its affiliates) under the applicable lease termination agreement.

On each due date, the borrower is required to fund the following reserves with respect to the 899 West Evelyn Loan: (i) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates is necessary to pay taxes over the then succeeding 12-month period (initially estimated to be $23,341 per month), (ii) an insurance reserve in an amount equal to 1/12 of the amount of the annual insurance premiums (initially $3,616), (iii) a replacement reserve in an amount equal to $1,258, up to a cap of $30,190 and (iv) into a lease sweep reserve, all available cash if a Lease Sweep Period (as defined below) has occurred and is continuing.

■

Lockbox and Cash Management.  The 899 West Evelyn Loan is structured with a hard lockbox and springing cash management. Prior to a Trigger Period (as defined below), all sums deposited into the lockbox account are required to be transferred daily into the borrower’s operating account.  During the occurrence and continuance of a Trigger Period, all deposits into the lockbox account are required to be transferred on a daily basis to an account controlled by the lender, to be applied to payment of all monthly amounts due under the 899 West Evelyn Loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses, with any excess funds being deposited (i) if a Lease Sweep Period is continuing, into the lease sweep reserve, if applicable, until the Lease Sweep Period has been cured or (ii) no Lease Sweep Period is continuing, and another Trigger Period is continuing, into a cash collateral account to be held as additional security for the 899 West Evelyn Loan during the continuance of such Trigger Period.

A “Trigger Period” means the occurrence of (i) an event of default under the 899 West Evelyn Loan documents, (ii) as of any calendar quarter the debt service coverage ratio is less than 1.20x (a “Low DSCR Period”) (provided that no Low DSCR Period is deemed to exist during any period that the DSCR Collateral Cure Conditions (as defined below) are satisfied), or (iii) a Lease Sweep Period. A Trigger Period will end (a) with respect to clause (i) above, if such event of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: 899 WEST EVELYN

default has been cured, (b) with respect to clause (ii) above, the debt service coverage ratio is 1.25x for two consecutive calendar quarters and (c) with respect to clause (iii) above, the Lease Sweep Period has been cured.

A “Lease Sweep Period” will commence (a) with respect to each Lease Sweep Lease (as defined below) upon the earlier of (i) 12 months prior to the earliest expiration of a Lease Sweep Lease, (ii) upon the date required under the Lease Sweep Lease by which the Lease Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), or (iii) October 31, 2028 with respect to the Confluent lease; (b) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease or upon the borrower’s receipt of notice by a Lease Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease; (c) if a Lease Sweep Tenant has ceased operating its business (i.e., “goes dark”) at its Lease Sweep Lease space at the 899 West Evelyn Property (or a portion at least equal to 75.0% of the net rentable area of such Lease Sweep Lease); (d) upon a default under a Lease Sweep Lease by a Lease Sweep Tenant beyond any applicable notice and cure period, or (e) upon a bankruptcy or insolvency proceeding of a Lease Sweep Tenant or its parent.

A Lease Sweep Period with respect to clauses (a), (b) and (c) above,  will end once the applicable event that triggered such Lease Sweep Period has been cured or the space demised under the Lease Sweep Lease has been re-tenanted pursuant to one or more “Qualified Leases” (as defined below) (or, if applicable, the applicable Lease Sweep Lease has been renewed pursuant to its terms) and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvements and leasing commissions and free and/or abated rent in connection therewith (and any operating shortfalls relating to the delay in the commencement of full rent payments). A Lease Sweep Period with respect to clause (d) above, will end on the date which the subject default has been cured. A Lease Sweep Period with respect to clause (e) above, will end upon the termination of the bankruptcy or insolvency proceeding. A Lease Sweep Period with respect to clauses (a), (b), (c), (d) or (e) above will end on the date funds in the lease sweep reserve collected (either through the accrual of available cash or, at the borrower’s election, a deposit by the borrower into the lease sweep reserve of cash or delivery of a letter of credit) with respect to the Lease Sweep Lease in question is equal to the Lease Sweep Deposit Amount (defined below).

“DSCR Collateral Cure Conditions” will be deemed (i) to exist upon borrower’s deposit of cash into an eligible account with the lender (the “DSCR Collateral Account”) or delivery to the lender of a letter of credit which, in either case, will (x) be deposited and/or delivered, as applicable, within ten business days of the borrower’s receipt of notice that a Low DSCR Period has occurred, (y) serve as additional collateral (as applicable, the “DSCR Collateral”) for the 899 West Evelyn Loan, and (z) be in an amount determined by the lender (in its sole but good faith discretion) that would be equal to the amount of available cash that would have been deposited in the excess cash flow account over the next succeeding 12 month period if a Low DSCR Period had occurred notwithstanding the borrower’s satisfaction of the DSCR Collateral Cure Conditions (such amount, the “DSCR Collateral Amount”), and (ii) to expire on the first anniversary of the date on which the borrower delivered the DSCR Collateral to the lender (the “First DSCR Collateral Cure Anniversary”), unless the borrower (x) deposits with and/or delivers to the lender, as applicable, additional DSCR Collateral in an amount equal to the DSCR Collateral Amount (an “Additional DSCR Collateral Deposit-Delivery”) prior to the occurrence of the First DSCR Collateral Cure Anniversary, and (y) subsequently makes an Additional DSCR Collateral Deposit-Delivery on or prior to each subsequent anniversary of the First DSCR Collateral Cure Anniversary.  The lender is required to return such collateral to the borrower, provided no Trigger Period is then ongoing, at such time as the debt service coverage ratio (based on the full amount of the debt without any imputed deduction for the aforementioned collateral) will be equal or be greater than 1.25x for two consecutive calendar quarters (as tested on the last day of each such quarter).

“Lease Sweep Deposit Amount” means an amount equal to the sum of (i) with respect to the Untenanted Portion (defined below) of the applicable Lease Sweep Lease space, the product of (A) the total rentable square feet of such Untenanted Portion of the applicable Lease Sweep Lease multiplied by (B) $50.00, plus (ii) with respect to the Tenanted Portion (defined below) of the applicable Lease Sweep Lease space, an amount determined by the lender in its sole but reasonable discretion that would be sufficient to pay (A) all outstanding brokerage commissions to be paid by or on behalf of the borrower, tenant improvement allowances to be paid by or on behalf of the borrower, and the cost of tenant improvements to be performed by or on behalf of the borrower, in each case, with respect to the applicable leases demising such Tenanted Portion, and (B) the full unabated rent that would otherwise be payable pursuant to the applicable leases demising such Tenanted Portion during each unexpired free and/or abated rent period during such leases. For purposes of this definition, (a) “Tenanted Portion” means that portion of the applicable Lease Sweep space that has been demised pursuant to one or more duly executed and delivered Qualified Leases, and (b) “Untenanted Portion” means that entirety of the applicable Lease Sweep Space other than the Tenanted Portion of such Lease Sweep space.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: 899 WEST EVELYN

A “Lease Sweep Lease” means (i) the Confluent lease or (ii) any replacement lease that either individually, or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the applicable Lease Sweep Lease space.

A “Lease Sweep Tenant” means a tenant under a Lease Sweep Lease or its direct or indirect parent company.

A “Qualified Lease” means either (A) the original Lease Sweep Lease as extended in accordance with an express renewal option or a modification approved by the lender or  (B) a replacement lease (i) with a term that extends at least three years beyond the end of the loan term or with an initial term of at least five years, (ii) entered into in accordance with the 899 West Evelyn Loan documents and (iii) on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances.

■	Property Management. The 899 West Evelyn Property is managed by The Minkoff Group, an affiliate of the borrower sponsors.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Indebtedness: Not permitted.

■	Release of Collateral. Not permitted.

■

Terrorism Insurance.  The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 899 West Evelyn Property, plus business interruption coverage in an amount equal to 100% of the projected gross income from the 899 West Evelyn Property until the completion of restoration or the expiration of 24 months. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: INNOVATION PARK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: INNOVATION PARK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: INNOVATION PARK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: INNOVATION PARK

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties		1	Loan Seller		JPMCB
Location (City/State)		Charlotte, North Carolina	Cut-off Date Balance(3)		$67,250,000
Property Type		Office	Cut-off Date Balance per SF(2)		$98.26
Size (SF)		1,854,729	Percentage of Initial Pool Balance		7.9%
Total Occupancy as of 8/5/2019(1)		96.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/5/2019		95.8%	Type of Security		Fee Simple
Year Built / Latest Renovation		1979 - 2013 / 2011	Mortgage Rate		3.50500%
Appraised Value		$264,900,000	Original Term to Maturity (Months)		120
Appraisal Date		8/22/2019	Original Amortization Term (Months)		NAP
Borrower Sponsors	Aleph Investment Properties, LLLP and		Original Interest Only Term (Months)	120
Aleph Investment Properties (US), LLLP			First Payment Date	12/1/2019
Property Management	Accesso Services LLC		Maturity Date	11/1/2029

Underwritten Revenues		$32,323,781
Underwritten Expenses		$11,117,049		Escrows(5)
Underwritten Net Operating Income (NOI)		$21,206,732		Upfront	Monthly
Underwritten Net Cash Flow (NCF)		$19,162,924	Taxes	$441,662	$147,221
Cut-off Date LTV Ratio(2)(4)		68.8%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(4)		68.8%	Replacement Reserve	$30,912	$30,912
DSCR Based on Underwritten NOI / NCF(2)		3.27x / 2.96x	TI/LC	$115,921	$115,921
Debt Yield Based on Underwritten NOI / NCF(2)		11.6% / 10.5%	Other	$0	$0

		Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$182,250,000	64.2%	Purchase Price	$270,000,000	95.1%
Principal Equity Distribution	101,642,381	35.8	Closing Costs	13,303,886	4.7
			Upfront Reserves	588,495	0.2

Total Sources	$283,892,381	100.0%	Total Uses	$283,892,381	100.0%

(1)

Total Occupancy is inclusive of (i) 38,553 SF associated with amenity space and (ii) 118,829 SF associated with vacancy for non-rentable space at the Innovation Park Property (as defined below) with no attributable underwritten base rent.

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Innovation Park Loan Combination (as defined below).
(3)

The Cut-off Date Balance of $67,250,000 represents the controlling Note A-2 of the Innovation Park Loan Combination, which is evidenced by three pari passu notes and has an aggregate outstanding principal balance as of the Cut-off Date of $182,250,000. The related companion loans, are evidenced by the non-controlling Note A-1 ($60,000,000), which has been contributed to the Benchmark 2019-B14 transaction and non-controlling Note A-3 ($55,000,000) which has been contributed to the JPMCC 2019-COR6 transaction. Information on the notes is described in the “Loan Combination Summary” below.

(4)

Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based on the “Hypothetical As Is” appraised value of $264.9 million. As of the date of origination, there were no outstanding tenant improvement and leasing commission obligations remaining. Based on the “As Is” appraised value of $262.9 million as of August 22, 2019, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are equal to 69.3% and 69.3%, respectively.

(5)	See “—Escrows” below.

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The Mortgage Loan. The mortgage loan (the “Innovation Park Loan”) is part of a loan combination (the “Innovation Park Loan Combination”) evidenced by three pari passu notes. The aggregate outstanding principal balance as of the Cut-off Date of all notes evidencing the Innovation Park Loan Combination is $182,250,000. The Innovation Park Loan Combination is secured by a first mortgage encumbering the borrower’s fee simple interest in a 1,854,729 SF Class A office complex located in Charlotte, North Carolina (the “Innovation Park Property”). The Innovation Park Loan, which is evidenced by the controlling Note A-2, has an outstanding aggregate principal balance as of the Cut-off Date of $67,250,000 and represents approximately 7.9% of the Initial Pool Balance. The related companion loans are evidenced by the two senior pari passu notes which have an aggregate original balance of $115,000,000 and an aggregate outstanding principal balance as of the Cut-off Date of $115,000,000, as detailed in the Loan Combination Summary table below. The Innovation Park Loan Combination, which accrues interest at an interest rate of 3.50500% per annum, was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on October 18, 2019. The proceeds of the Innovation Park Loan Combination along with the borrower sponsor equity were primarily used to acquire the Innovation Park Property, pay closing costs and fund upfront reserves.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$60,000,000	$60,000,000	Benchmark 2019-B14	No
Note A-2	67,250,000	67,250,000	Benchmark 2019-B15	Yes
Note A-3	55,000,000	55,000,000	JPMCC 2019-COR6	No
Total / Wtd. Avg.	$182,250,000	$182,250,000

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: INNOVATION PARK

The Innovation Park Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires monthly payments of interest only for the entire term of the Innovation Park Loan Combination. The scheduled maturity date of the Innovation Park Loan Combination is the due date in November 2029. Provided no event of default has occurred and is continuing under the Innovation Park Loan Combination documents, the borrower may prepay the Innovation Park Loan Combination at any time on or after January 1, 2022, provided that the borrower pays the greater of a yield maintenance premium or prepayment premium equal to 1.0% of the principal amount being prepaid. The Innovation Park Loan Combination is prepayable without penalty on or after August 1, 2029.

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The Mortgaged Property. The Innovation Park Property is a 1,854,729 SF office complex located in Charlotte, North Carolina, consisting of 11 interconnected office buildings, a free standing industrial flex building, a free standing 1,200 seat chapel, a central utility plant and two parking structures. The property is situated on an approximately 202-acre site which includes an approximately 89.2 acre vacant parcel of undeveloped excess land, which does not serve as collateral for the Innovation Park Loan Combination. The Innovation Park Property includes two parking structures containing 7,601 surface and garage parking spaces, resulting in a parking ratio of approximately 4.12 spaces per 1,000 SF. Of the 7,601 parking spaces, 2,366 serve as collateral for the Innovation Park Loan Combination. The buildings were completed between 1979 and 2013, while the parking structures were constructed in 2005 and 2012. The property was originally constructed as IBM’s research and development campus and was repositioned as the Innovation Park Property in 2011 after IBM vacated a majority of the park. After acquiring the park in 2010, the prior owner made significant upgrades including a number of on-campus amenities such as two fitness centers with locker rooms, a cafeteria, two conference centers and extensive landscaping and tenant lounge areas. The prior owner reportedly invested over $54.4 million in tenant improvements since 2010 and approximately $19.7 million in total capital expenditures since 2016.

The loan sponsors expect to convert approximately 242,992 SF of industrial space in Building 001, currently leased through 2023, and Building 002, currently vacant, to office space with the goal of putting the space to more efficient use at higher rental rates. The loan sponsor has budgeted approximately $130 per SF, or $31.6 million, in total, in capital expenses and tenant improvements associated with the conversion. In addition, the loan sponsors have indicated that they expect the outlying parcels which are not included in the collateral to be converted to retail, residential and office use.

As of August 5, 2019, the property was 96.1% leased to 16 tenants representing several industries including financial services, insurance, technology and design. In addition, approximately 42.4% of the net rentable area at the Innovation Park Property is leased to investment grade tenants.

The largest tenant by SF at the Innovation Park Property, AXA Equitable (NYSE: EQH) (Moody’s/S&P/Fitch: A2/A/A-) (“AXA”), accounts for approximately 15.7% of net rentable area and approximately 25.3% of underwritten base rent. Founded in 1859, AXA is a financial services company that offers a variety of variable annuity products, term, variable and universal life insurance products, employee benefit products and investment products principally to individuals, small and medium-sized businesses and professional and trade associations. As of the second quarter of 2019, AXA reported approximately $6.9 billion in net income, and as of the year end 2018, AXA had $618.6 billion in assets under management. The space leased by AXA at the Innovation Park Property serves as its life-insurance operations and service center where approximately 600 AXA employees work. AXA has been a tenant at the Innovation Park Property since 2013 and has a lease expiration date of November 30, 2028 with one five-year extension option remaining. AXA originally leased 144,647 SF, subsequently expanded by 38,200 SF in 2017 and expanded by an additional 108,681 SF in 2018. AXA has the right to terminate its lease with respect to 144,647 SF (approximately 50% of their leased space) in December 2024 with 12 months’ prior written notice and the payment of a termination fee.

The second largest tenant by SF at the Innovation Park Property, Allstate Insurance Company (“Allstate”) (NYSE: ALL) (Moody’s/S&P/Fitch: A3/A-/BBB+) accounts for approximately 13.9% of net rentable area and approximately 22.4% of underwritten base rent. Founded in 1931 and serving approximately 16 million households in the United States, Allstate offers a variety of insurance product options including auto, homeowners, renters, condominium and stand-alone scheduled personal property through different distribution channels including Allstate exclusive agencies, independent agencies, online and call centers. As of year-end 2018, Allstate had nearly $39.8 billion in revenues and $112.2 billion in assets. The Innovation Park Property serves as Allstate’s current operations center. Allstate has been at the Innovation Park Property since 2014 and has a lease expiration of December 31, 2027 with two five-year extension options. Allstate originally leased 217,062 SF at the property and expanded by 40,311 SF in July 2019. Allstate has the right to terminate its lease in November 2022 with nine months’ prior written notice and the payment of a termination fee.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: INNOVATION PARK

The third largest tenant by SF at the Innovation Park Property, Classic Graphics, accounts for approximately 12.9% of net rentable area and approximately 4.5% of underwritten base rent. Classic Graphics specializes in custom large format signage, trade show displays and other visual communications solutions. Class Graphics is a subsidiary of the IMAGINE group, which consists of a family of five companies focused on delivering visual communications solutions to brands across the retail, entertainment, gaming, quick service restaurant and consumer packaged goods industries. Classic Graphics originally leased 179,775 SF and subsequently expanded by 58,969 SF in 2013. Classic Graphic has been a tenant since 2011 and has a lease expiration date of January 31, 2026 with one five-year extension option remaining pertaining to the expansion space. Classic Graphics has the right to terminate its lease with respect to 58,969 SF on December 31, 2020, with nine months’ prior written notice and the payment of a termination fee.

The following table presents certain information relating to the tenants at the Innovation Park Property:

Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Type	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)(4)	% of Total UW Base Rent(3)(4)	UW Base Rent $ per SF(3)(4)	Lease Expiration	Renewal / Extension Options
AXA Equitable(5)	Office	A-/A2/A	291,528	15.7%	$6,977,356	25.3%	$23.93	11/30/2028	One, five-year option
Allstate Insurance Company(6)	Office	BBB+/A3/A-	257,393	13.9%	6,187,005	22.4	24.04	12/31/2027	Two, five-year options
Wells Fargo Bank	Office	A+/A2/A-	196,613	10.6	4,475,039	16.2	22.76	3/31/2025	Three, five-year options
Alight Solutions LLC(7)	Office	NR/NR/NR	216,377	11.7	3,475,015	12.6	16.06	11/30/2025	Two, five-year options
TTI Worldwide	Office	NR/NR/NR	75,335	4.1	1,743,529	6.3	23.14	12/31/2026	Two, five-year options
Classic Graphics(8)	Industrial	NR/NR/NR	238,744	12.9	1,248,280	4.5	5.23	1/31/2026	One, five-year option
TVS	Industrial	NR/NR/NR	183,324	9.9	945,952	3.4	5.16	4/30/2023	NAP
Framatone	Office	NR/NR/NR	31,858	1.7	711,071	2.6	22.32	10/31/2023	NAP
Elevation Church	Office	NR/NR/NR	36,890	2.0	523,838	1.9	14.20	3/31/2025	Two, five-year options
BB&T	Office	A+/A2/A-	40,666	2.2	514,843	1.9	12.66	5/31/2024	NAP
Total Major Office and Industrial			1,568,728	84.6%	$26,801,928	97.2%	$17.09
Other Occupied Office and Industrial			57,016	3.1	774,859	2.8	13.59
Total Occupied Office and Industrial			1,625,744	87.7%
Building & Amenity Space(9)			157,382	8.5
Total Occupied			1,783,126	96.1%
Vacant			71,603	3.9
Total			1,854,729	100.0%	$27,576,787	100.0%	$15.47

(1)	Based on the underwritten rent roll dated August 5, 2019.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)

UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF is inclusive of (i) contractual rent steps through June 2020 and (ii) straight line rent for investment grade tenants over the loan term.

(4)

UW Base Rent % of Total UW Base Rent and UW Base Rent $ per SF is inclusive of (i) 38,553 SF associated with amenity space and (ii) 118,829 SF associated with vacancy for non-rentable space at the Innovation Park Property with no attributable underwritten base rent.

(5)

AXA Equitable has the right to terminate its lease with respect to 144,647 SF on December 31, 2024, with 12 months’ prior written notice and a termination fee equal to the unamortized amounts of brokerage commissions, rent abatements and landlord work costs related to such space.

(6)

Allstate Insurance Company has the right to terminate its lease on November 30, 2022, with nine months’ prior written notice and the payment of a termination fee equal to the unamortized amounts of brokerage commissions, rent abatements and landlord work costs related to such space.

(7)

Alight Solutions LLC has the right to terminate its lease on November 30, 2022 with 12 months’ prior notice and the payment of a termination fee equal to three months base rent and unamortized brokerage commissions, rent abatements and landlord work costs related to such space.

(8)

Classic Graphics has the right to terminate its lease with respect to 58,969 SF on December 31, 2020, with nine months’ prior written notice and the payment of a termination fee equal to the unamortized amounts of brokerage commissions, landlord work costs related to tenant spaces and the cost of dividing the existing space from any additional space leased to Classic Graphics.

(9)

Building & Amenity Space is inclusive of (i) 38,553 SF associated with amenity space and (ii) 118,829 SF associated with vacancy for non-rentable space at the Innovation Park property with no attributable underwritten base rent.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: INNOVATION PARK

The following table presents certain information relating to the lease rollover schedule at the Innovation Park Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	22,775	1.2	1.2%	241,643	0.9	$10.61	1
2023	223,538	12.1	13.3%	1,735,498	6.3	$7.76	4
2024	61,909	3.3	16.6%	875,549	3.2	$14.14	2
2025	449,880	24.3	40.9%	8,473,891	30.7	$18.84	3
2026	314,079	16.9	57.8%	2,991,809	10.8	$9.53	2
2027	257,393	13.9	71.7%	6,187,005	22.4	$24.04	1
2028(4)	301,483	16.3	87.9%	7,028,908	25.5	$23.31	3
2029 & Thereafter(5)	152,069	8.2	96.1%	42,484	0.2	$0.28	8
Vacant	71,603	3.9	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,854,729	100.0%		$27,576,787	100.0%	$15.47	24

(1)	Based on the underwritten rent roll dated August 5, 2019.
(2)

Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)

UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF is inclusive of (a) contractual rent steps through June 2020 and (b) straight line rent for the investment grade tenants over the loan term accounting for approximately $2.0 million in underwritten base rent.

(4)	2028 is inclusive of 7,731 SF leased to Bon Appetit Management Co that serves as amenity space for tenants at the property.
(5)

2029 & Thereafter is inclusive of (i) 30,822 SF associated with amenity space and (ii) 118,829 SF associated with vacancy for non-rentable space at the Innovation Park Property with no attributable underwritten base rent.

The following table presents certain information relating to historical leasing at the Innovation Park Property:

Historical Leased%(1)

2016	2017	2018	As of 8/5/2019(2)(3)
96.1%	95.4%	95.9%	96.1%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.
(2)	Based on the underwritten rent roll dated August 5, 2019.
(3)

Occupancy is inclusive of Occupancy is inclusive of (i) 38,553 SF associated with amenity space and (ii) 118,829 SF associated with vacancy for non-rentable space at the Innovation Park Property with no attributable underwritten base rent.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: INNOVATION PARK

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Innovation Park Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 8/31/2019	Underwritten	Underwritten $ per SF
Base Rent(2)	$21,832,902	$23,050,139	$24,785,667	$25,837,745	$27,576,787	$14.87
Vacant Income	0	0	0	0	1,500,862	0.81
Gross Potential Rent	$21,832,902	$23,050,139	$24,785,667	$25,837,745	$29,077,649	$15.68

Total Reimbursements	$3,715,621	$3,914,912	$4,512,707	$4,848,580	$4,847,972	$2.61
Total Other Income	169,565	157,973	213,576	149,254	149,254	0.08
Vacancy & Credit Loss	0	0	0	0	(1,751,094)	(0.94)
Effective Gross Income	$25,718,088	$27,123,025	$29,511,950	$30,835578	$32,323,781	$17.43

Real Estate Taxes	$1,478,111	$1,571,902	$1,675,639	$1,701,674	$1,693,336	$0.91
Insurance	166,585	168,414	158,734	159,466	240,000	0.13
Management Fee	771,543	813,691	885,358	925,067	969,713	0.52
Other Operating Expenses	7,995,201	7,661,432	8,144,174	8,414,000	8,214,000	4.43
Total Expenses	$10,411,439	$10,215,438	$10,863,906	$11,200,207	$11,117,049	$5.99

Net Operating Income(3)	$15,306,649	$16,907,586	$18,648,044	$19,635,371	$21,206,732	$11.43
TI/LC	0	0	0	0	1,672,862	0.90
Capital Expenditures	0	0	0	0	370,946	0.20
Net Cash Flow	$15,306,649	$16,907,586	$18,648,044	$19,635,371	$19,162,924	$10.33

Occupancy(4)(5)	96.1%	95.4%	95.9%	96.1%	95.6%
NOI Debt Yield(6)	8.4%	9.3%	10.2%	10.8%	11.6%
NCF DSCR(6)	2.36x	2.61x	2.88x	3.03x	2.96x

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)

Base Rent is inclusive of (a) contractual rent steps through June 2020 and (b) straight line rent for investment grade tenants over the loan term accounting for approximately $2.0 million in underwritten base rent.

(3)

The increase from 2016 NOI through TTM 8/31/2019 NOI was attributable to a 146,881 SF expansion by AXA Equitable inclusive of (i) 38,200 SF leased to AXA Equitable in October 2017 and (ii) 108,681 additional SF leased to AXA Equitable in September 2018 representing 7.9% of total net rentable area and 13.9% of underwritten total rent at the property.

(4)	TTM 8/31/2019 Occupancy is based on the underwritten rent roll dated August 5, 2019.
(5)	Underwritten Occupancy is based on the economic occupancy of 4.4%.
(6)	Metrics are calculated based on the Innovation Park Loan Combination.

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Appraisal. According to the appraisal, the Innovation Park Property had a “Hypothetical As Is” appraised value of $264,900,000 as of August 22, 2019. The appraiser also concluded an “As Is” Appraised Value of $262,900,000 as of August 22, 2019, equating to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.3% and 69.3% respectively.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Discounted Cash Flow Approach	$262,900,000	9.25%(1)	7.25%(2)

(1)	Represents the internal rate of return.
(2)	Represents the terminal capitalization rate.

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Environmental Matters. Based on a Phase I environmental report dated August 8, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Innovation Park Property.

■

Market Overview and Competition. The Innovation Park Property is located in Charlotte, North Carolina, approximately nine miles north of Charlotte’s central business district. According to the appraisal, the city of Charlotte is the nation’s third largest banking center and home to the headquarters of six Fortune 500 companies including Bank of America, Lowe’s Home Improvement Warehouse, Duke Energy, Nucor and Sonic Automotive. According to the Bureau of Labor Statistics, as of April 2019, the labor pool in the Charlotte metro area grew 3.0% year over year and the number of new jobs increased 2.5%. In addition to strong job growth, Charlotte has experienced strong infrastructure development including the 2018 completion of the $1.2 billion LYNX Blue line rail extension, Charlotte’s first 18.9 mile long light rail service. The Innovation Park Property is located within University City, the second largest employment center in Charlotte. University City is comprised of over 11 million SF of office space, 4.8 million of which is LEED certified, and consists of approximately 73,000 employees, 23 Fortune 500 companies and three headquarter locations. The area benefits from its proximity to the University of North Carolina at Charlotte which has an enrollment of over 25,000 students as well as Carolina’s Medical Center – University. Additional demand drivers within University City

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: INNOVATION PARK

include University Research Park, University Executive Park Atrium Health University City, Belgate Shopping Center, Concord Mills Mall and Charlotte Motor Speedway, one of NASCAR’s racing venues.

As of the second quarter of 2019, the Charlotte office market consisted of approximately 110 million SF of office space with an overall vacancy rate of 7.9% and average asking rents of $26.07 per SF. The University City submarket totaled approximately 8.6 million SF with an average vacancy of 10.4% and average asking rents of $23.91 per SF. The overall Charlotte office market achieved 2.5 million SF in leasing activity through mid-year 2019 and projects positive net absorption through year end 2019.

The appraiser identified seven office rent comparables for the Innovation Park Property. Comparable buildings were built between 1972 and 2017 and range in size from 56,871 to 199,571 SF. Direct asking rents at the comparable properties ranged between $22.00 and $29.50 per SF with a weighted average office rent of approximately $25.30 per SF. The Innovation Park Property’s in-place weighted average office rent is $19.30 per SF, below the appraisal’s concluded office market rent of $25.00 per SF.

The appraisal identified 11 industrial rent comparables for the Innovation Park Property with rents ranging from $4.50 to $7.35 per SF with a weighted average of $5.54 per SF. The Innovation Park Property’s in-place weighted average industrial rent is $5.07 per SF, in-line with the appraisal’s concluded industrial rent of $5.50 per SF.

The following table presents certain information relating to comparable office buildings for the Innovation Park Property:

Office Building Comparables(1)

Property Name	NRA	Year Built/Renovated	Tenant	Lease Term (Years)	Base Rent PSF	Lease Type
401 McCullough Drive	191,681	1972 / 2019	Available	NAV	$29.50	Full Service
University Highlands	97,596	2003 / NAP	Confidential	12.0	$26.50	Full Service
David Taylor Corporate Center	143,129	1985 / 2018	Centene Corporations	5.0	$24.00	Full Service
Harris Corners	361,879	2000 / NAP	Husqvarna	6.5	$22.00	Full Service
INQ @ 2401	162,372	1989 / 2016	Verizon Wireless	11.0	$22.00	Full Service
93000 Arrowpoint	325,000	1984 / 2009	Charter Communications	7.0	$22.25	Full Service
CompuCom Headquarters	150,000	2017 / NAP	Compucom	15.0	$25.88	Full Service
Total/Wtd. Average				8.5	$23.97

(1)	Source: Appraisal.

■

The Borrower. The borrower is BRI 1881 Innovation Park, LLC, a Delaware limited liability company. The borrower is structured to be a special purpose entity with two independent directors in its organizational structure.

The borrower sponsors and non-recourse guarantors are Aleph Investment Properties (US), LLLP and Aleph Investment Properties, LLLP. The borrower is a joint-venture between Accesso Partners, LLC (“Accesso Partners”) and Partners Group AG, (SIX: PGHN) (“Partners Group”). Accesso Partners is a real estate investment and property development group that currently owns a portfolio of over $3.0 billion in assets totaling over 15.0 million SF of office space across 44 properties, 21 major cities and eight states. Headquartered in Hallandale Beach, Florida, Accesso Partners offers a full range of services including acquisition, asset management, property management construction and accounting with additional offices in Houston, Dallas, Minneapolis, Atlanta and Chicago. Partners Group is a global private markets investment manager, serving over 900 institutional investors worldwide. Since inception, Partners Group has over $91 billion in assets under management and employs over 1,300 professionals across 20 offices worldwide. Partners Group has invested over $100 billion in private equity, private real estate, private debt and private infrastructure on behalf of its clients. Partners Group is one of the largest private markets investment managers in the world.

■

Escrows. At loan origination, the borrower deposited approximately (i) $441,662 into a tax reserve account, (ii) $30,912 into a replacement reserve account and (iii) $115,921 into a rollover reserve account.

On each due date, the borrower is required to fund the following reserves with respect to the Innovation Park Loan Combination: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially expected to be $147,221), (ii) an insurance

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: INNOVATION PARK

reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Innovation Park Loan Combination documents), (iii) a replacement reserve in an amount equal to be $30,912, (iv) a tenant improvements and leasing commission reserve in an amount equal to (a) $115,921 (or approximately $0.75 per SF annually) through the payment date occurring in November 2022, so long as the applicable amount of funds on deposit in the TI/LC reserve account is balance is less than $1,400,000 (b) $193,201 on each monthly payment date thereafter, subject to a cap of $5,000,000 on any payment date.

■

Lockbox and Cash Management. The Innovation Park Loan Combination is structured with a hard lockbox and springing cash management. The borrower was required at loan origination to send tenant direction letters instructing the tenants to deposit all rents and payments into a lender controlled lockbox account. To the extent no Cash Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a Cash Sweep Period continuing, all excess cash flow after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for the Innovation Park Loan Combination. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the earlier of the payment date next occurring following the related Cash Sweep Event Cure (as defined below) or payment in full of all principal and interest on the Innovation Park Loan Combination.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of a borrower or property manager, (iii) the date on which the debt service coverage ratio (as calculated in the loan documents and based on the trailing six-month period immediately preceding the date of determination) is less than 1.75x (a “DSCR Trigger Event”), or (iv) the event of default under any new mezzanine loans permitted under the Innovation Park Loan Combination documents as described below and more fully set forth in the Innovation Park Loan Combination documents.

A “Cash Sweep Event Cure” means (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default (b) with respect to clause (ii) above, (1) only with respect to a bankruptcy action of a property manager, the borrower replaces the property manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action or, if such bankruptcy action is involuntary and not consented to or colluded in by the property manager or any of its affiliates, such bankruptcy action is discharged, stayed or dismissed within 60 days of such filing without any adverse consequences to the Innovation Park Loan Combination or the Innovation Park Property, determined in the lender’s sole discretion, and (2) only with respect to a bankruptcy action of the borrower that is involuntary and not consented to or colluded in by the borrower, if such bankruptcy action is involuntary and not consented to or colluded in by the property manager or any of its affiliates, such bankruptcy action is discharged, stayed or dismissed within 60 days of such filing without any adverse consequences to the Innovation Park Loan Combination or the Innovation Park Property, determined in the lender’s sole discretion, (c) with respect to clause (iii) above, the debt service coverage ratio (as calculated in the Innovation Park Loan Combination documents and based on the trailing six-month period immediately preceding the date of determination) is at least 1.75x for two consecutive quarters, or (d) with respect to clause (iv) above, such event of default relating to any New Mezzanine Loan (as defined below) has been cured in accordance with the terms of the related New Mezzanine Loan documents. Each cure is also subject to the following conditions: (1) no other event of default may have occurred and be continuing; (2) a Cash Sweep Event Cure may occur no more than a total of two times in the aggregate during the term of the Innovation Park Loan Combination; (3) a Cash Sweep Event Cure following a DSCR Trigger Event may occur an unlimited number of times during the term of the Innovation Park Loan Combination and (4) the borrower pays the lender’s reasonable expenses in connection with such cure. Notwithstanding the foregoing, except as provide in clause (b)(2) above, in no event will the borrower have the right to cure a Cash Sweep Event occurring from a bankruptcy of the borrower.

■	Property Management. The Innovation Park Property is managed by Accesso Services LLC, a Florida limited liability company.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: INNOVATION PARK

■

Future Mezzanine or Secured Subordinate Indebtedness. So long as no new transfer and assumption mezzanine loan is then currently outstanding, in connection with a bona fide sale of the property to a third party or funding tenant improvement and leasing commission obligations under any new lease approved by the lender and any new mezzanine lender in order to convert the existing industrial space at the Innovation Park Property to office use (individually and collectively, a “New Mezzanine Loan”), the direct or indirect equity holders of the borrower are permitted to incur a new mezzanine loan from an institutional lender secured by a pledge of their direct or indirect equity interests in the borrower so long as, among other things: (a) no event of default has occurred and is continuing, (b) the lender and such institutional lender have entered into a customary subordination and intercreditor agreement reasonably acceptable to the lender, (c) immediately after giving effect to the closing of such mezzanine loan, the loan-to-value ratio (as calculated in the Innovation Park Loan Combination documents) may not exceed 68.8%, (d) immediately after giving effect to the closing of such mezzanine loan, the debt service coverage ratio (as calculated in the Innovation Park Loan Combination documents) is not less than 2.46x, (e) the maturity date of the mezzanine loan is not earlier than the maturity date of the Innovation Park Loan Combination and (f) rating agency confirmation is obtained.

■	Release of Collateral. Not permitted.

■

Terrorism Insurance. The Innovation Park Loan Combination documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to 100% of the full replacement cost, (with a replacement cost endorsement), plus business interruption coverage in an amount equal to 100% of the projected gross income from the operation of the Innovation Park Property until the completion of restoration or the expiration of 24 months, with a 12-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. However, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 (TRIPRA) is no longer in effect, the borrower is not required to spend more than two times the then-current premium payable at such time on a stand-alone basis in respect of the property and business interruption/rental loss for a separate “all-risk” or equivalent policy (without giving effect to the cost of the terrorism components of such casualty and business interruption/rental loss insurance) for terrorism coverage, but is required to purchase the maximum coverage available for such amount. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus for additional information.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN # 3: Century Plaza Towers

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 3: Century Plaza Towers

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 3: Century Plaza Towers

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 3: Century Plaza Towers

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 3: Century Plaza Towers

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GACC
Location (City/State)	Los Angeles, California		Cut-off Date Balance(3)		$62,500,000
Property Type	Office		Cut-off Date Balance per SF(2)		$374.74
Size (SF)	2,401,641		Percentage of Initial Pool Balance		7.4%
Total Occupancy as of 10/1/2019	92.9%		Number of Related Mortgage Loans		None
Owned Occupancy as of 10/1/2019	92.9%		Type of Security		Fee Simple
Year Built / Latest Renovation	1975 / 2015		Mortgage Rate		3.00450%
Appraised Value	$2,302,000,000		Original Term to Maturity (Months)		120
Appraisal Date	9/24/2019		Original Amortization Term (Months)		NAP
Borrower Sponsor(1)	SPF; Hines JV		Original Interest Only Period (Months)		120
Property Management	CBRE, Inc.		First Payment Date		12/9/2019
			Maturity Date		11/9/2029

Underwritten Revenues	$158,615,968
Underwritten Expenses	$37,470,212		Escrows(4)
Underwritten Net Operating Income (NOI)	$121,145,756			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$112,250,366		Taxes	$0	$0
Cut-off Date LTV Ratio(2)	39.1%		Insurance	$0	$0
Maturity Date LTV Ratio(2)	39.1%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	4.42x / 4.09x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	13.5% / 12.5%		Other	$100,769,680	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$900,000,000	75.0%	Loan Payoff	$823,449,563	68.6%
Subordinate Loan Amount	300,000,000	25.0	Principal Equity Distribution	272,946,032	22.7
			Upfront Reserves	100,769,680	8.4
			Closing Costs	2,834,724	0.2
Total Sources	$1,200,000,000	100.0%	Total Uses	$1,200,000,000	100.0%

(1)	See “—The Borrower” below.
(2)

Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Century Plaza Towers Senior Notes (as defined below) and excludes the Century Plaza Junior Notes (as defined below). See “Current Mezzanine or Subordinate Indebtedness” below.

(3)

The Cut-off Date Balance of $62,500,000 represents the non-controlling note A-1-C1 and note A-1-C2, and is part of the Century Plaza Towers Loan Combination (as defined below), which is evidenced by 29 pari passu senior notes and three junior notes, and has an aggregate outstanding principal balance as of the Cut-off Date of $1,200,000,000. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

■

The Mortgage Loan. The mortgage loan (the “Century Plaza Towers Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in two Class A LEED gold office towers located in Los Angeles, California (the “Century Plaza Towers Property”), and is part of a loan combination (the “Century Plaza Towers Loan Combination”) evidenced by 29 pari passu senior notes with an aggregate initial principal balance of $900,000,000 (collectively the “Century Plaza Towers Senior Notes”) and three junior notes with an aggregate initial principal balance of $300,000,000 (collectively the “Century Plaza Towers Junior Notes”). A portion of the Century Plaza Towers Senior Notes, with an aggregate balance of $525.0 million and the Junior Notes were contributed to the CPTS 2019-CPT Trust. The Century Plaza Towers Loan, which is evidenced by the non-controlling note A-1-C1, and note A-1-C2, has an aggregate outstanding principal balance as of the Cut-off Date of $62,500,000 and represents approximately 7.4% of the Initial Pool Balance. The remaining Century Plaza Towers Senior Notes are currently held by DBR Investments Co. Limited (“DBRI”), Morgan Stanley Bank, N.A. (“MSBNA”) and Wells Fargo Bank, National Association (“WFB”), as presented in the chart below, and are expected to be contributed to one or more future commercial mortgage securitization transactions.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 3: Century Plaza Towers

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-2-C1, A-2-C3, A-2-C4, A-3-S1, A-3-S2, A-3-S3, A-3-C1, A-3-C3	$525,000,000	$525,000,000	CPTS 2019-CPT	Yes(1)
A-1-C1, A-1-C2	$62,500,000	$62,500,000	Benchmark 2019-B15	No
A-1-C4, A-1-C5	$75,000,000	$75,000,000	COMM 2019-GC44(2)	No
A-1-C3, A-1-C8	$62,500,000	$62,500,000	JPMDB 2019-COR6(3)	No
A-1-C6, A-1-C7	$50,000,000	$50,000,000	DBRI(4)	No
A-2-C2, A-2-C5, A-2-C6, A-2-C7	$62,500,000	$62,500,000	MSBNA(4)	No
A-3-C2, A-3-C4, A-3-C5	$62,500,000	$62,500,000	WFB(4)	No
B-1, B-2, B-3	$300,000,000	$300,000,000	CPTS 2019-CPT	Yes
Total	$1,200,000,000	$1,200,000,000

(1)

No single promissory note comprising a part of the loan combination is the related control note; however, the CPTS 2019-CPT securitization trust is the related controlling note holder, and a party designated under the related trust and servicing agreement is entitled to exercise the rights thereof.

(2)	The COMM 2019-GC44 securitization transaction is expected to close prior to the Closing Date.
(3)	The JPMDB 2019-COR6 securitization transaction is expected to close prior to the Closing Date.
(4)	Expected to be contributed to one or more future securitization transactions.

The Century Plaza Towers Senior Notes have an interest rate of 3.00450% per annum and the Century Plaza Towers Junior Notes have an interest rate of 3.00450% per annum. The proceeds of the Century Plaza Towers Loan Combination were primarily used to pay off existing debt on the Century Plaza Towers Property, return equity to the Borrower Sponsor (as defined below), fund upfront reserves, pay closing costs and return approximately $272.9 million to the sponsor.

The Century Plaza Towers Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires monthly payments of interest only for the term of the Century Plaza Towers Loan Combination. The scheduled maturity date of the Century Plaza Towers Loan is November 9, 2029.  The lockout period, with respect to a defeasance of the Century Plaza Towers Loan Combination, is at least 25 payment dates beginning with and including the first payment date of December 9, 2019. Defeasance of the full $1.2 billion Century Plaza Towers Loan Combination is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last senior pari passu note to be securitized and (ii) October 21, 2022. Prepayment in whole, but not in part (except as described under “Transfer of Development Credits” below), of the Century Plaza Towers Loan Combination is permitted at any time, provided that, prior to July 9, 2029, the borrower pays the greater of a yield maintenance premium or 1.0% of the principal amount being prepaid.

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The Mortgaged Property.  The Century Plaza Towers Property consists of two Class A, 44-story, office towers and contains 2,401,641 SF of office space and a lower level retail concourse. In addition, the Century Plaza Towers Property has an underground garage containing a total of 6,566 parking spaces (of which 5,907 spaces are part of the collateral for the Century Plaza Towers Loan Combination). The Century Plaza Towers Property was originally developed in 1975 for Aluminum Company of America (“Alcoa”) and was designed by Minoru Yamasaki.

      The Century Plaza Towers Property includes 26,000 SF column-free flexible floor plates. The Century Plaza Towers Property underwent an $80.0 million renovation in 2008 and has had approximately $48.0 million of capital expenditures invested since 2014, including a multi-year program currently underway to fully renovate all restrooms, multi-tenant corridors, and elevator lobbies; nearly $28.0 million has been invested since 2015. Together with the property located at 2000 Avenue of the Stars (which is also owned by the Borrower Sponsor), the Century Plaza Towers Property is part of Century Park, a 14-acre campus that includes a four-acre central park, restaurants, cafes, and other amenity retail.

      As of October 1, 2019, the Century Plaza Towers Property was 92.9% leased to 122 tenants operating in a variety of industries including financial services, insurance, legal, technology and real estate. The Century Plaza Towers Property tenants have a weighted average remaining lease term of approximately 7.5 years as of December 2019. Major tenants include Bank of America, Manatt Phelps and JPMorgan.

Bank of America

The largest tenant, Bank of America is an investment and retail banking institution and financial services company based in Charlotte, North Carolina. It is the second largest banking institution in the United States by total assets.  The institution’s corporate and investment banking division operates under the name Bank of America Merrill Lynch. Bank of America occupies four suites in the South Tower on the 1st, 2nd, 11th and 12th floors totaling 98,059 SF. Bank of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 3: Century Plaza Towers

America has signed a lease for an additional 26,664 SF on the 13th floor of the South Tower and is expected to begin paying rent and take occupancy in January 2020. Merrill Lynch occupies one suite in the North Tower totaling 24,785 SF. The firm pays approximately $54 to $61 PSF across the North and South Towers. Bank of America has been at the Century Plaza Towers Property since 1994.  With respect to the additional space in the South Tower, we cannot assure you that Bank of America will begin paying rent or take occupancy as expected or at all. Bank of America has the right to terminate its lease as of September 30, 2026 upon written notice prior to September 30, 2025 and a termination fee of $1,908,666.

Manatt Phelps

      Manatt Phelps is a Los Angeles-based law firm that has practices focused on banking, entertainment, media, technology, retail and consumer products, and real estate and energy. Founded in 1965, Manatt Phelps employs over 450 attorneys across Los Angeles, New York, Palo Alto, San Francisco, Orange County, Chicago, Washington, D.C. and Boston. The firm is ranked #105 in a 2019 magazine ranking of law firms based on gross revenue. Manatt Phelps has signed a lease for five suites in the South Tower on the 4th, 14th, 15th, 16th and 17th floors totaling 116,366 SF and is expected to begin paying rent and take occupancy in stages starting in March 2020, with full occupancy of the space expected by May 2020. Manatt Phelps’s contractual rent under its lease is $62.26 PSF. We cannot assure you that Manatt Phelps will begin paying rent or take occupancy as expected or at all. Manatt Phelps has the right to terminate its lease on the 4th floor on the last day of the 5th year or 10th year of its lease term.

JPMorgan

JPMorgan was founded in 1871, JPMorgan (NYSE: JPM) is a commercial, investment and retail banking institution founded by J.P. Morgan. Headquartered in New York City, JPMorgan is the largest bank in the United States. JPMorgan is affiliated with the borrower. JPMorgan occupies four suites in the North Tower on the 37th, 38th, 39th and 41st floors totaling 97,726 SF and pays $57 PSF. JPMorgan has been at the Century Plaza Towers Property since 2011 and is an affiliate of the borrower.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 3: Century Plaza Towers

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Century Plaza Towers Property:

Largest Owned Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Bank of America(3)	A+ / A2 / A-	149,508	6.2%	$8,518,731	6.5%	$56.98	Various(4)	2, 5-year options
Manatt Phelps(5)	NR / NR / NR	116,366	4.8	7,245,253	5.5	$62.26	4/30/2035	2, 5-year options
Seyfarth Shaw	NR / NR / NR	80,160	3.3	6,293,362	4.8	$78.51	8/31/2021	2, 5-year options
Kirkland & Ellis(6)	NR / NR / NR	85,664	3.6	5,892,759	4.5	$68.79	12/31/2034	2, 5-year options
JPMorgan(7)	AA- / A2 / A-	97,726	4.1	5,570,382	4.2	$57.00	8/31/2021	2, 5-year options
Greenberg Glusker(8)	NR / NR / NR	83,199	3.5	5,491,134	4.2	$66.00	2/28/2035	2, 5-year options
Venable LLP	NR / NR / NR	81,817	3.4	4,720,841	3.6	$57.70	12/31/2025	1, 5-year option
Westfield(9)	NR / NR / A	81,124	3.4	4,242,785	3.2	$52.30	4/30/2028	2, 5-year options
Proskauer Rose(10)	NR / NR / NR	70,195	2.9	4,019,709	3.1	$57.26	10/31/2030	2, 5-year options
Mitchell Silberberg Knupp(11)	NR / NR / NR	69,396	2.9	3,913,934	3.0	$56.40	6/30/2034	2, 5-year options
Ten Largest Owned Tenants		915,155	38.1%	$55,908,890	42.6%	$61.09
Remaining Tenants		1,315,465	54.8	75,260,840	57.4	$57.21
Vacant		171,021	7.1	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		2,401,641	100.0%	$131,169,730	100.0%	$58.80

(1)	Based on the rent roll dated October 1, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)

The SF of Bank of America includes 124,723 SF occupied by Bank or America on floors 1 through 14 and 24,785 SF occupied by Merrill Lynch on floors 25 through 33. In addition, the SF for Bank of America includes 26,664 SF, as to which Bank of America is expected to begin paying rent and take occupancy in January 2020. We cannot assure you that Bank of America will begin paying rent or take occupancy of such space as expected or at all.

(4)

Bank of America has various lease expiration dates: (i) 106,890 SF with a lease expiration date of September 30, 2029, (ii) 17,833 SF with a lease expiration date of September 30, 2024 and (iii) 24,785 SF related to the Merrill Lynch space, with a lease expiration date of June 30, 2022. Bank of America has the right to terminate its lease as of September 30, 2026 upon written notice prior to September 30, 2025 and a termination fee of $1,908,666.

(5)

Manatt Phelps is expected to begin paying rent and take occupancy in stages in March 2020, with full occupancy of the space expected in May 2020. Manatt Phelps has the right to terminate its lease on the 4th floor on the last day of the 5th year or 10th year of its lease term. We cannot assure you that Manatt Phelps will begin paying rent or take occupancy of such space as expected or at all.

(6)

Kirkland & Ellis is expected to begin paying rent and take occupancy in January 2020. We cannot assure you that Kirkland & Ellis will begin paying rent or take occupancy of such space as expected or at all. Kirkland & Ellis has the one-time right to terminate its lease as of January 1, 2032 upon written notice on or before January 1, 2031 and payment of a termination fee

(7)	JPMorgan is an affiliate of the borrower.
(8)

Greenberg Glusker is expected to take occupancy and being paying rent in March 2020.  We cannot assure you that Greenberg Glusker will begin paying rent or take occupancy of such space as expected or at all. Greenberg Glusker has a one-time right to terminate its lease as of March 1, 2032 upon written notice on or before March 1, 2031 and the payment of a termination fee.

(9)	Westfield has a one-time right to terminate its lease on April 30, 2025, with 15 months’ prior notice and the payment of a termination fee of approximately $3.5 million.
(10)	Proskauer Rose has a one-time right to terminate its lease on October 31, 2025, upon written notice on or before October 31, 2024 and the payment of a termination fee.
(11)	Mitchell Silberberg Knupp has a one-time right to terminate its lease on June 30, 2029, upon written notice on or before June 30, 2028 and the payment of a termination fee.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 3: Century Plaza Towers

The following table presents certain information relating to the lease rollover schedule at the Century Plaza Towers Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	1,405	0.1%	0.1%	$45,653	0.0%	$32.49	2
2020	96,896	4.0%	4.1%	$4,857,092	3.7%	$50.13	26
2021	276,557	11.5%	15.6%	$17,553,318	13.4%	$63.47	30
2022	122,719	5.1%	20.7%	$7,206,505	5.5%	$58.72	15
2023	89,979	3.7%	24.5%	$5,073,213	3.9%	$56.38	14
2024	224,254	9.3%	33.8%	$13,455,101	10.3%	$60.00	18
2025	258,081	10.7%	44.5%	$14,826,378	11.3%	$57.45	19
2026	76,664	3.2%	47.7%	$4,565,856	3.5%	$59.56	5
2027	79,651	3.3%	51.1%	$4,654,199	3.5%	$58.43	5
2028	98,484	4.1%	55.2%	$5,249,665	4.0%	$53.30	4
2029	257,405	10.7%	65.9%	$14,489,056	11.0%	$56.29	18
2030 & Thereafter(3)	648,525	27.0%	92.9%	$39,193,695	29.9%	$60.44	31
Vacant	171,021	7.1%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	2,401,641	100.0%		$131,169,730	100.0%	$58.80	187

(1)	The tenants have termination options that become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease expiration schedule.
(2)	Based on the underwritten rent roll dated October 1, 2019.
(3)	2030 & Thereafter is inclusive of 22,261 square feet of amenity space.

The following table presents certain information relating to historical leasing at the Century Plaza Towers Property:

Historical Leased %(1)

2016	2017	2018	As of 10/1/2019
87.0%	84.6%	83.5%	92.9%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Century Plaza Towers Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per SF
Base Rent	$93,728,374	$96,736,098	$101,042,428	$97,138,295	$131,169,730	$54.62
Gross Up Vacancy	0	0	0	0	14,339,776	5.97
Reimbursements	2,366,196	3,084,229	4,320,460	4,341,561	3,618,229	1.51
Parking Income	15,328,900	14,885,609	14,507,607	14,942,509	14,942,509	6.22
Termination Fees(2)	73,059	100,000	2,379,522	1,206,827	0	0.00
Other Income	2,443,068	2,573,150	3,067,428	3,261,468	3,261,468	1.36
Vacancy & Credit Loss(3)	0	0	0	0	(8,715,744)	(3.63)
Effective Gross Income	$113,939,597	$117,379,087	$125,317,446	$120,890,660	$158,615,968	$66.04

Real Estate Taxes	7,612,013	7,958,382	8,149,815	8,306,243	8,272,735	$3.44
Insurance	2,985,305	2,788,578	2,735,450	2,685,527	2,678,997	1.12
Management Fee	989,826	1,006,799	1,055,336	1,037,492	1,000,000	0.42
Other Operating Expenses	21,569,109	22,425,197	24,352,290	25,518,479	25,518,479	10.63
Total Operating Expenses	$33,156,253	$34,178,955	$36,292,891	$37,547,742	$37,470,212	$15.60

Net Operating Income(4)	$80,783,345	$83,200,132	$89,024,555	$83,342,918	$121,145,756	$50.44
TI/LC	0	0	0	0	8,415,062	3.50
Capital Expenditures	0	0	0	0	480,328	0.20
Net Cash Flow	$80,783,345	$83,200,132	$89,024,555	$83,342,918	$112,250,366	$46.74

Occupancy(3)(5)	87.0%	84.6%	83.5%	92.9%	94.8%
NOI Debt Yield(6)	9.0%	9.2%	9.9%	9.3%	13.5%
NCF DSCR(6)(7)	2.95x	3.03x	3.25x	3.04x	4.09x

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	2018 Termination Fees are associated with the City National Bank and Tang Media. 2019 termination fees are due to Tribune Entertainment and BUSA.
(3)	Represents an underwritten economic vacancy of 5.2%.
(4)

The increase in Underwritten Net Operating Income from TTM 9/30/2019 Net Operating Income is primarily attributable to (i) new leases that have been executed since September 2019, accounting for 20.6% of net rentable area and 24.6% of Underwritten Gross Potential Revenue, (ii) $2,354,778 in straight line rent taken through the earlier of the loan term or the lease term for 14 tenants and (iii) $3,269,254 of rent steps taken through October 2020.

(5)	TTM Occupancy is as of October 1, 2019.
(6)	Metrics calculated based on the Century Plaza Tower Senior Notes, and excludes the Century Plaza Towers Junior Notes.
(7)	Based on the interest only debt service payments of the Century Plaza Towers Senior Notes, and excludes the Century Plaza Towers Junior Notes.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 3: Century Plaza Towers

■	Appraisal. According to the appraisal, the Century Plaza Towers Property had an “as-is” appraised value of $2,302,000,000 as of an effective date of September 24, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$2,284,000,000	N/A	4.25%
Discounted Cash Flow Approach	$2,302,000,000	6.25%	5.00%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated October 15, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions.

■

Market Overview and Competition.  The Century Plaza Towers Property is located in the Century City submarket of West Los Angeles, California. Situated between Beverly Hills to the east, Westwood, Brentwood, and Santa Monica to the west, and the residential neighborhoods of Bel Air, Holmby Hills, and Hollywood Hills to the north, Century City is located near the Westside’s amenities and housing communities. The Century Plaza Towers Property has access to the Santa Monica (I-10) and San Diego (I-405) Freeways and several additional major east-west thoroughfares including Santa Monica Boulevard and Olympic Boulevard.

Prior to the economic downturn in 2007-2008, vacancy rates in the Century City submarket declined to single digits, and reached an historical low direct vacancy rate of 7.1% in 2006. As the economic downturn affected the area, vacancy rates began to increase to 14.4% in 2010. As of year-end 2017, direct vacancy in the Century City submarket declined slightly to 8.2%, representing a 3.6% decrease since 2015. As of the second quarter in 2019, the direct vacancy rate was 6.1%, 80 basis points lower than year-end 2018 (6.9%). Through the first half of 2019, asking rates increased slightly by 1.1% to $52.72 PSF.

The appraisal identified seven directly competitive office sales comparables in the Los Angeles market. Comparable buildings were built between 1925 and 2017 and range in size from 201,922 SF to 1,006,645 SF. The weighted average occupancy of the sales comparables was 82.8% and the weighted average sales price PSF was approximately $830.23.

■	The following chart displays comparable recent sales. The comparable sales had a weighted average sale price of approximately $830 PSF.

Comparable Sales Analysis(1)

Property Name	City	Year Built / Renovated	SF	Sales Date	Sales Price	Sales Price PSF	Occupancy	Cap Rate
Century Plaza Towers(2)	Los Angeles	1975 / 2015	2,401,641	Sep-19	$2,302,000,000	$959	92.9%(3)	4.25%
5900 Wilshire	Los Angeles	1971	454,040	Sep-19	$310,000,000	$683	93.0%	4.4%
Lantana “South”	Santa Monica	2000	201,922	Jul-19	$220,000,000	$1,090	100.0%	5.2%
The Brickyard	Los Angeles	2016	634,891	Aug-19	$610,000,000	$961	84.0%	5.1%
Wilshire Courtyard	Los Angeles	1987	1,006,645	Jul-19	$628,000,000	$624	60.0%	N/A
C3	Culver City	2017	283,207	May-19	$260,000,000	$918	100.0%	4.6%
UTA Plaza & Ice House	Beverly Hills	1925	234,361	Dec-18	$244,200,000	$1,042	100.0%	4.5%
Campus at Playa Vista	Los Angeles	2009	325,269	Nov-18	$335,000,000	$1,030	99.0%	4.8%
Total / Wtd. Avg.(4)			3,140,335		$2,607,200,000	$830	82.8%

(1)	Source: Appraisal.
(2)

With respect to the Century Plaza Towers Property, the table presents the appraised value, appraisal date and appraisal capitalization rate in lieu of a sale price, sale date and capitalization rate, respectively.

(3)	Based on the underwritten rent roll dated October 1, 2019.
(4)	Excludes Century Plaza Towers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 3: Century Plaza Towers

■

The Borrower.  The borrower is One Hundred Towers L.L.C., a Delaware limited liability company structured to be a bankruptcy-remote entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Century Plaza Towers Loan Combination. The Borrower Sponsor is a joint venture between (i) the Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A. (“SPF”) and (ii) a joint venture between an institutional account managed by both Hines and Hines Investment Management Holdings Limited Partnership (the “Hines JV”) (together with SPF, the “Borrower Sponsor” or “JV”). Hines JV is a privately owned global real estate investment, development and management firm, founded in 1957, with a presence in 219 cities in 23 countries and has assets under management for which Hines provides fiduciary investment management services and $60.5 billion for which Hines provides third party property-level services. The Century Plaza Towers Loan Combination is non-recourse to the borrower and there is no nonrecourse carveout guarantor or separate environmental indemnitor for the Century Plaza Towers Loan Combination. The Borrower Sponsor is not obligated to make payments under the Century Plaza Towers Loan Combination.

■

Escrows.  At loan origination, the borrower deposited (i) approximately $71,223,945 into a TI/LC reserve for outstanding landlord work and tenant allowances and (ii) approximately $29,545,735 into a free rent reserve. There are springing reserves during the continuation of a Trigger Period (as defined below) for real estate taxes and insurance premiums, provided, that so long as insurance is maintained by the borrower under one or more blanket policies approved by the lender, the borrower is not required to make ongoing monthly insurance reserve deposits applicable to such blanket policy.

■

Lockbox and Cash Management.  The Century Plaza Towers Loan Combination is structured with a hard lockbox and will have springing cash management during a Trigger Period. At origination, a clearing account controlled by the lender (the “Clearing Account”) was established by the borrower, into which all rents, revenues and receipts from the Century Plaza Towers Property are required to be deposited directly by the tenants (with respect to rents). If no Trigger Period exists, the funds in the Clearing Account are required to be swept on each business day into the borrower’s operating account and, if a Trigger Period exists, such funds are required to be swept on each business day into a cash management account controlled by the lender (the “CMA”) at a financial institution selected by the lender.

During a Trigger Period, all amounts on deposit in the CMA are required to be applied to the payment of all monthly amounts due under the Century Plaza Towers Loan Combination documents (including, without limitation, monthly deposits for reserves for taxes and insurance (unless an acceptable blanket policy is in place with regards to insurance), debt service and all other required reserves) and all property costs and expenses set forth in the lender-approved budget. Any funds remaining thereafter are required to be transferred to a cash collateral account, as additional collateral for the Century Plaza Towers Loan Combination. Under certain circumstances and for limited purposes described in the Century Plaza Towers Loan Combination documents, the borrower may request disbursements of such excess cash flow.

A “Trigger Period” means any period when there exists (i) an uncured event of default under the Century Plaza Towers Loan Combination documents or under a permitted mezzanine loan or (ii) a Low Debt Yield Trigger (as defined below).

A “Low Debt Yield Trigger” will occur if the aggregate debt yield on the Century Plaza Towers Loan Combination and any mezzanine loan is less than 5.0% at the end of two consecutive calendar quarters. A Low Debt Yield Trigger will cease to exist if such combined debt yield exceeds 5.0% at the end of any two consecutive calendar quarters. The debt yield may be tested by the lender quarterly.

■	Property Management. The Century Plaza Towers Property is managed by CBRE, Inc.

■

Current Mezzanine or Subordinate Indebtedness. The Century Plaza Towers Loan Combination consists of 29 pari passu senior notes with an aggregate initial principal balance of $900,000,000 and three junior notes, with an aggregate initial principal balance of $300,000,000. Based on the total combined debt of $1,200,000,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 3: Century Plaza Towers

Financial Information

	Century Plaza Towers Senior Notes	Century Plaza Towers Loan Combination
Cut-off Date Balance	$900,000,000	$1,200,000,000
Cut-off Date LTV Ratio	39.1%	52.1%
Maturity Date LTV Ratio	39.1%	52.1%
DSCR Based on Underwritten NCF	4.09x	3.07x
Debt Yield Based on Underwritten NOI	13.5%	10.1%

■

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower will have a one-time right to cause its owners to incur a mezzanine loan, provided, among other conditions: (i) the aggregate loan-to-value ratio of the Century Plaza Towers Loan Combination and the mezzanine loan is equal to or less than 52.1% (or, if a partial prepayment of the Century Plaza Towers Loan Combination has occurred in connection with a Century Plaza Towers Conversion and Transfer (as defined below), 51.5%), (ii) the aggregate debt service coverage ratio of the Century Plaza Towers Loan Combination and the mezzanine loan is equal to or greater than 3.12x (or, if a partial prepayment of the Century Plaza Towers Loan Combination has occurred in connection with a Century Plaza Towers Conversion and Transfer, 3.18x), (iii) the aggregate debt yield of the Century Plaza Towers Loan Combination and the mezzanine loan is equal to or greater than 9.5% (or, if a partial prepayment of the Century Plaza Towers Loan Combination has occurred in connection with a Century Plaza Towers Conversion and Transfer, 9.7%), (iv) the mezzanine loan is coterminous with the Century Plaza Towers Loan Combination and (v) entry into a customary intercreditor agreement acceptable to the lender and each rating agency rating securities backed by a portion of the Century Plaza Towers Loan Combination.

■	Release of Collateral. Not permitted, except as described below with respect to the transfer of development credits in connection with the Conversion Space (as defined below).

■

Transfer of Development Credits. With respect to the Century Plaza Towers Loan Combination, if no event of default is continuing, the borrower has the right to convert the windowless top two floors (43rd and 44th floors) of each of the two towers comprising the Century Plaza Towers Property (the “Conversion Space”) into non-occupiable space and to transfer the development credits associated with the Conversion Space in connection with the anticipated commencement of the construction of an additional building at the adjacent 2000 Avenue of the Stars parcel owned by an affiliate of the borrower or to a third party in connection with a sale of the 2000 Avenue of the Stars parcel to a third party (the “Century Plaza Towers Conversion and Transfer”), provided that the borrower satisfies certain conditions set forth in the Century Plaza Towers Loan Combination documents, including, among others, (A) such Century Plaza Towers Conversion and Transfer is not reasonably expected to have a material adverse effect on the Century Plaza Towers Property and is on terms and conditions that are commercially reasonable and at arm’s length, (B) the borrower either (1) prepays the Century Plaza Towers Loan Combination in the amount of (i) $30,000,000, plus (ii) if prior to the open prepayment date, a prepayment premium (the “Prepayment Premium”) equal to the greater of 1.00% or the yield maintenance premium on the amount prepaid (the “Conversion Prepayment Amount”) or (2) if the transfer of the development rights is to an affiliate of the borrower, the borrower deposits with the lender cash or a letter of credit as collateral for the Century Plaza Towers Loan Combination in the amount of (i) $30,000,000, plus (ii) 105% of the Prepayment Premium that would be due if the prepayment were made as of such date and (C) the Century Plaza Towers Conversion and Transfer complies with any REMIC requirements.  If the borrower transfers the development rights to an affiliate and deposits cash or a letter of credit as collateral for the Century Plaza Towers Loan Combination, the borrower may return the development rights to the borrower along with the delivery of a clean date down endorsement to the lender, in which case the lender is required to return the cash or letter of credit (as applicable) to the borrower.  If the borrower’s affiliate is granted a permit to begin work on the proposed project at the 2000 Avenue of the Stars parcel or if such permit is not granted within five years after transfer of the development credits and the development credits have not been transferred back to the borrower as described above, then the borrower is required to promptly prepay the outstanding principal balance of the Century Plaza Tower Loan Combination in an amount equal to the Conversion Prepayment Amount (with any cash deposit applied to such prepayment, provided that the borrower must promptly pay the lender any difference between such cash deposit and the Conversion Prepayment Amount). A “Conversion” means a conversion of the windowless top-two floors of each tower of the Century Plaza Towers Property (the “Conversion Space”) into non-occupiable space in accordance with all applicable legal requirements.

■

Terrorism Insurance.  The Century Plaza Towers Loan Combination documents require that the “all risk” insurance policy required to be maintained by the Century Plaza Towers Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Century Plaza Towers Property and 12 months of business interruption/rental

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 3: Century Plaza Towers

loss insurance; provided that for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA),  is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA (or such other program); provided, however, that the Century Plaza Towers Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the property and business interruption/rental loss insurance required under the Century Plaza Towers Loan Combination  documents (excluding any earthquake and fire following earthquake insurance or terrorism insurance components of such policies) in any policy year. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN # 4: HARVEY BUILDING PRODUCTS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 4: HARVEY BUILDING PRODUCTS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 4: HARVEY BUILDING PRODUCTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	30	Loan Seller	CREFI
Location (City/State)(1)	Various, Various	Cut-off Date Principal Balance(3)	$50,000,000
Property Type(1)	Various	Cut-off Date Principal Balance per SF(2)	$78.20
Size (SF)	2,046,119	Percentage of Initial Pool Balance	5.9%
Total Occupancy as of 12/6/2019	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/6/2019	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate	3.82000%
Appraised Value(1)	$230,600,000	Original Term to Maturity (Months)	120
Appraisal Date(1)	Various	Original Amortization Term (Months)	360
Borrower Sponsor	AG Net Lease IV Corp.	Original Interest Only Period (Months)	60
Property Management	Self-Managed	First Payment Date	12/6/2019
		Maturity Date	11/6/2029

Underwritten Revenues	$18,933,995
Underwritten Expenses	$4,362,956	Escrows(4)
Underwritten Net Operating Income (NOI)	$14,571,039		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,536,402	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	69.4%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	62.8%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	1.62x / 1.51x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.1% / 8.5%	Other(5)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$160,000,000	68.6%	Purchase Price	$230,750,000	99.0%
Principal’s New Cash Contribution	70,172,133	30.1	Closing Costs	2,400,937	1.0
Other Sources	2,978,804	1.3
Total Sources	$233,150,937	100.0%	Total Uses	$233,150,937	100.0%

(1)	See “Portfolio Summary” chart below. The “Portfolio Market Value” of $237.0 million as of October 17, 2019 results in a Cut-off Date LTV Ratio of 67.5% and Maturity Date LTV Ratio of 61.1%.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Harvey Building Products Loan Combination (as defined below).
(3)	The Harvey Building Products Loan (as defined below) is part of a loan combination evidenced by three pari passu notes with an aggregate outstanding principal balance of $160.0 million. The Loan Combination Summary presented in the chart below reflects the $160.0 million aggregate Cut-off Date balance of the Harvey Building Products Loan Combination.
(4)	For a full description of Escrows and Reserves, see “—Escrows” below.
(5)	Pursuant to the lease between the borrower, as landlord, and Harvey (as defined below), as tenant, Harvey is required to deliver a letter of credit to the borrower in the amount of $2,500,000 to secure the repayment of the work associated with certain repairs. For further details see “—Escrows” below.

■

The Mortgage Loan. The mortgage loan (the “Harvey Building Products Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in 27 warehouse/distribution facilities, two manufacturing facilities and one headquarters office location totaling 2,046,119 SF located in the Northeast United States (the “Harvey Building Products Properties”). The Harvey Building Products Loan is part of a loan combination comprised of three pari passu notes in the aggregate original principal balance of $160.0 million (the “Harvey Building Products Loan Combination”). The Harvey Building Products Loan Combination, which accrues interest at a fixed rate of 3.82000% per annum, was originated by CREFI on October 21, 2019. The Harvey Building Products Loan has an original principal balance and outstanding principal balance as of the Cut-off Date of $50.0 million, which represents approximately 5.9% of the Initial Pool Balance. The proceeds of the Harvey Building Products Loan Combination were primarily used to purchase the Harvey Building Products Properties for approximately $230.8 million and pay closing costs.

The Harvey Building Products Loan Combination has an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Harvey Building Products Loan Combination requires monthly payments of interest only for the first 60 months of the loan term and will amortize on a 30-year schedule. The scheduled maturity date of the Harvey Building Products Loan Combination is the due date in November 2029.

The Harvey Building Products Loan defeasance lockout period is required to be at least 25 payments beginning with and including the first payment date of December 6, 2019. Defeasance of the full $160.0 million Harvey Building Products Loan Combination is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) October 21, 2022 (collectively, the “Release Date”). The borrower is also permitted to prepay the Harvey Building Products Loan Combination in whole or in part at any time prior to the Release Date with the payment of the greater of (i) a yield maintenance premium and (ii) 4% of the amount prepaid. Additionally, the borrower is permitted to prepay the Harvey Building Products Loan Combination in whole or in part at any time on or after the Release Date with the payment of the greater of (i) a yield maintenance premium and (ii) 1% of the amount prepaid. Voluntary prepayment of the Harvey Building Products Loan is permitted on or after the due date occurring in June 2029 without payment of any prepayment premium or penalty.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 4: HARVEY BUILDING PRODUCTS

The table below summarizes the notes that comprise the Harvey Building Products Loan Combination. The relationship between the holders of the Harvey Building Products Loan Combination will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Non-Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece

A-1	$60,000,000	$60,000,000	CREFI(1)	No
A-2	50,000,000	50,000,000	Benchmark 2019-B14(2)	Yes
A-3	50,000,000	50,000,000	Benchmark 2019-B15	No
Total	$160,000,000	$160,000,000

(1)	Note A-1 is currently held by CREFI and is expected to be contributed to one or more future securitization transactions.

(2)	Expected to be contributed to the Benchmark 2019-B14 transaction.

■

The Mortgaged Properties. The Harvey Building Products Properties are comprised of 27 warehouses, two manufacturing facilities and one headquarters office location totaling 2,046,119 SF located in the Northeast United States (see chart below).

Portfolio Summary
Property Name	City	State	Property Subtype	% of Allocated Loan Amount	Total GLA	Year Built / Renovated	“As-Is” Appraised Value	UW NCF
Londonderry / Manufacturing	Londonderry	New Hampshire	Manufacturing	19.31%	376,294	2007 / NAP	$41,200,000	$2,313,037
Dartmouth / Manufacturing	North Dartmouth	Massachusetts	Manufacturing	11.25%	235,239	1999 / NAP	$24,000,000	$1,355,670
Waltham Corporate	Waltham	Massachusetts	Suburban	9.80%	54,400	2000 / NAP	$20,900,000	$1,229,535
Woburn	Woburn	Massachusetts	Warehouse/Distribution	5.59%	76,054	1989 / NAP	$13,900,000	$826,409
Nashua	Nashua	New Hampshire	Warehouse/Distribution	4.13%	111,594	2006 / NAP	$9,800,000	$589,342
Woburn CPD	Woburn	Massachusetts	Warehouse/Distribution	4.00%	59,800	1989 / NAP	$9,200,000	$586,328
(West) Bridgewater	West Bridgewater	Massachusetts	Warehouse	3.49%	81,776	2005 / NAP	$8,600,000	$496,397
Manchester, NH	Manchester	New Hampshire	Warehouse/Distribution	3.25%	81,747	2003 / NAP	$7,700,000	$463,887
Norwalk 256	Norwalk	Connecticut	Warehouse/Distribution	3.00%	40,232	1972 / NAP	$6,900,000	$438,985
New London	Waterford	Connecticut	Warehouse/Distribution	2.81%	70,642	2008 / NAP	$6,750,000	$406,484
East Haven	East Haven	Connecticut	Warehouse/Distribution	2.69%	70,089	2005 / NAP	$6,500,000	$387,707
Lincoln	Lincoln	Rhode Island	Warehouse/Distribution	2.60%	80,240	2003 / NAP	$6,400,000	$371,497
Bethlehem	Bethlehem	Pennsylvania	Warehouse/Distribution	2.44%	71,091	1973 / 2005	$6,000,000	$343,044
Salem	Salem	New Hampshire	Warehouse/Distribution	2.44%	58,286	2001 / NAP	$5,800,000	$350,416
Norwalk 260	Norwalk	Connecticut	Warehouse/Distribution	2.40%	30,000	1974 / NAP	$5,900,000	$385,245
Berlin	Berlin	Connecticut	Warehouse/Distribution	2.22%	43,796	1994 / NAP	$5,400,000	$353,847
Dartmouth	Dartmouth	Massachusetts	Warehouse	2.19%	63,117	1974 / 2004	$5,400,000	$308,292
Manchester, CT	Manchester	Connecticut	Warehouse/Distribution	1.75%	49,175	1996 / NAP	$4,300,000	$250,928
Portland	Portland	Maine	Warehouse/Distribution	1.69%	48,145	1976 / 2003	$4,100,000	$233,235
Braintree	Braintree	Massachusetts	Warehouse/Distribution	1.66%	32,531	1986 / NAP	$4,000,000	$231,373
Warwick	Warwick	Rhode Island	Warehouse/Distribution	1.54%	43,899	1997 / NAP	$3,800,000	$219,586
Fitchburg	Fitchburg	Massachusetts	Warehouse	1.31%	39,433	1983 / NAP	$3,400,000	$180,277
Auburn	Auburn	Massachusetts	Warehouse/Distribution	1.29%	37,132	1983 / 2006	$3,300,000	$174,630
Berlin CPD	Berlin	Connecticut	Warehouse/Distribution	1.28%	28,163	1977 / NAP	$3,150,000	$213,548
Portsmouth	Portsmouth	New Hampshire	Warehouse/Distribution	1.25%	31,470	1985 / 1999	$3,000,000	$177,455
Southampton	Huntingdon Valley	Pennsylvania	Warehouse/Distribution	1.08%	36,421	1971 / 2009	$2,600,000	$150,739
Wilkes-Barre	Forty Fort	Pennsylvania	Warehouse/Distribution	1.00%	32,200	1950 / 1999	$2,400,000	$141,521
Hyannis	Hyannis	Massachusetts	Warehouse	0.97%	24,070	1986 / 2002	$2,300,000	$138,616
Springfield	Springfield	Massachusetts	Warehouse	0.93%	25,347	1989 / NAP	$2,300,000	$129,844
White River Junction	White River Junction	Vermont	Warehouse/Distribution	0.64%	13,736	1981 / 2001	$1,600,000	$88,530
Total				100%	2,046,119		$230,600,000	$13,536,402

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 4: HARVEY BUILDING PRODUCTS

The following table presents certain information relating to the sole tenant at Harvey Building Products Properties:

Largest Owned Tenant by Underwritten Base Rent(1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	% of Total Base Rent	Lease Expiration Date
Harvey Building Products	NR / NR / NR	2,046,119	100.0%	$7.61	100.0%	10/21/2039

(1)	Based on the underwritten rent roll dated December 6, 2019.
(2)	Base Rent PSF includes $342,563 of contractual rent steps through October 2020.

The Harvey Building Products Properties are 100% occupied by Harvey Building Products (“Harvey”) and represent 30 of its 44 current locations; the remaining properties are leased by Harvey from third party owners. The Harvey Building Products Properties comprise Harvey’s entire manufacturing operation and a corporate headquarters location as well. Harvey manufactures and distributes building products which include siding, roofing, windows, doors, patio rooms and decking products. Harvey generates approximately 80% of its revenue from the remodel/repairs market and rest from residential and commercial construction. The company has a diverse, granular and consistent base of around 46,000 customers consisting primarily of contractors with no single customer accounting for more than 0.5% of total revenue and a 95.0% customer retention rate.

The company was founded in 1961 and its corporate headquarters location is based out of Waltham, Massachusetts with approximately 1,600 employees. Harvey has locations in New Hampshire, Vermont, Maine, Rhode Island, Connecticut, New York, New Jersey and Pennsylvania. All of the company’s products are manufactured in the United States and their warehouse facilities include dedicated recycling areas in order to minimize Harvey’s environmental impact. Harvey was family-owned until 2015 at which point it was acquired by a private equity firm, Dunes Point Capital. Dunes Point Capital also acquired three window and door producers in the Midwest and Mid-Atlantic and has successfully expanded Harvey’s footprint into Ohio, Minnesota and Pennsylvania.

The following table presents certain information relating to the lease rollover schedule at the Harvey Building Products Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030 & Thereafter	2,046,119	100.0	100.0%	15,567,566	100.0	$7.61	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	2,046,119	100.0%		$15,567,566	100.0%	$7.61	1

(1)	Based on the underwritten rent roll dated December 6, 2019.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $342,563 of contractual rent steps through October 2020.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 4: HARVEY BUILDING PRODUCTS

The following table presents certain information relating to historical leasing at the Harvey Building Products Properties:

Historical Leased %(1)

Property	As of 12/6/2019
Harvey Building Products Portfolio	100%

(1)	Historical information was not provided due to the triple-net nature of the Harvey lease.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Harvey Building Products Properties:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rental Revenue	$15,567,566	$7.61
Contractual Rent Steps	0	0.00
Reimbursement Revenue	4,362,956	2.13
Gross Revenue	$19,930,521	$9.74
Vacancy Loss	(996,526)	(0.49)
Effective Gross Revenue	$18,933,995	$9.25

Total Expenses	$4,362,956	$2.13

Net Operating Income	$14,571,039	$7.12
TI/LC	623,413	0.30
Replacement Reserves	411,225	0.20
Net Cash Flow	$13,536,402	$6.62

Occupancy(4)	100.0%
NOI Debt Yield(5)	9.1%
NCF DSCR(5)	1.51x

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Historical information was not provided due to the triple net nature of the Harvey lease.

(3)	Underwritten Base Rental Revenue includes $342,563 of contractual rent steps through October 2020.

(4)	Based on the underwritten rent roll dated December 6, 2019.

(5)	Calculated based on the aggregate outstanding principal balance of the Harvey Building Products Loan Combination.

■	Appraisal. According to the appraisal, the Harvey Building Products Properties had an aggregate “as-is” appraised value of $230,600,000 as of various dates in September 2019.

■	Environmental Matters. According to the Phase I environmental reports, dated from August 25, 2019 through August 30, 2019, there are no recognized environmental conditions or recommendations for further action at the Harvey Building Products Properties.

■	Market Overview and Competition. The 30 facilities comprising the Harvey Building Products Properties are spread across the northeastern United States and have the following state concentrations based on total square footage: Massachusetts – 35.6%, New Hampshire – 32.2%, Connecticut – 16.2%, Pennsylvania – 6.8%, Rhode Island – 6.1%, Maine – 2.4% and Vermont – 0.7%.

Waltham Corporate – Waltham, Massachusetts

The corporate headquarters property is situated in Waltham, Massachusetts, which is approximately 11 miles northwest of downtown Boston. The city stretches along the Charles River and is close to several US interstate highways including Interstate-95 which is also Route 128. The corporate headquarters property is located along the south side of Main Street. According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the property is 6,522, 82,109 and 208,839, respectively with an average household income of $156,237, $142,692 and $180,180 within a one-, three-, and five-mile radius. According to a third party report, as of the second quarter of 2019, the Waltham office submarket has a total inventory of approximately 14.5 million SF with an average vacancy rate of 11.9% and average market rent of $38.61 per square foot. There is new construction in the market and negative net absorption of around 45,000 SF. The appraiser reviewed four comparable leases that were most similar to the Waltham headquarters building and concluded to market rent of $26.50 triple-net which is slightly above the in-place rental rate of $26.00 per square foot triple-net.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 4: HARVEY BUILDING PRODUCTS

Londonderry / Manufacturing – Londonderry, New Hampshire (Rockingham Industrial Submarket)

Londonderry is located just outside Manchester which is the largest city in New Hampshire. According to the appraisal, the Londonderry property benefits from its location and condition. As a Class B building, it is considered an above average product in its market. According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the property is 1,813, 14,891 and 81,733, respectively with an average household income of $99,866, $111,513 and $88,869 within a one-, three- and five-mile radius. According to a third party report, as of the second quarter of 2019, the Rockingham industrial submarket has a total inventory of approximately 28.0 million SF with an average vacancy rate of 2.6% and average market rent of $9.26 per square foot. There is new construction in the market of around 20,000 square feet and positive net absorption of around 40,000 square feet. The appraiser reviewed four comparable leases including distribution properties and concluded to market rent of $6.85 triple-net which equates to the in-place rental rate.

Dartmouth Manufacturing – North Dartmouth, Massachusetts (Attleboro / New Bedford Industrial Submarket)

Dartmouth is located in southwestern Massachusetts proximate to the state’s border with Rhode Island and about 30 miles east of Providence. According to the appraisal, North Dartmouth is the town’s primary commercial district and home to Dartmouth Towne Center, Dartmouth Mall and the University of Massachusetts Dartmouth. According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the property is 549, 53,484 and 138,940, respectively with an average household income of $94,138, $65,676 and $69,931 within a one-, three- and five-mile radius. According to a third party report, as of the second quarter of 2019, the Attleboro / New Bedford industrial submarket has a total inventory of approximately 66.0 million SF with an average vacancy rate of 6.2% and average market rent of $7.15 per square foot. There is new construction in the market and negative net absorption. The appraiser reviewed four comparable leases and concluded to market rent of $6.50 net which is directly in line with the in-place rental rate at the property.

Warehouse & Showroom Facilities

The remaining 27 facilities serve as both warehouses and sales offices for Harvey’s products. According to the individual property appraisals, the majority of the warehouse facilities are situated proximate to major interstates and span across Massachusetts, Connecticut, New Hampshire, Pennsylvania, Rhode Island, Maine and Vermont. Harvey’s primary customers tend to be located within 30 miles of each branch. All 27 facilities are primarily warehouse facilities with a small component, of each property, representing showroom/distribution space.

■	The Borrowers. The borrowing entity for the Harvey Building Products Loan Combination is AGNL Pane, L.L.C., a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. The loan sponsor and non-recourse carve-out guarantor is AG Net Lease IV Corp. (“AGNL”). AGNL is required to maintain a net worth of at least $5.0 million through the term of the Harvey Building Products Loan Combination. AGNL focuses primarily on industrial and warehouse/distribution facilities and has no specific geographic concentration.

■	Escrows. On the origination date of the Harvey Building Products Loan Combination, the borrower was not required to deposit any upfront reserves, however the borrower is required, or is required to cause Harvey, to perform certain repairs at the Harvey Building Products Properties by October 21, 2020 pursuant to the Harvey Building Products Loan Combination documents. In addition, pursuant to the lease between the borrower, as landlord, and Harvey, as tenant (“Harvey Lease”), Harvey is required to deliver a letter of credit to the borrower in the amount of $2,500,000 to secure the repayment of the work associated with certain repairs. In the event that the borrower is entitled to draw on any letter of credit posted by Harvey, the borrower must, upon the occurrence of an event of default under the Harvey Building Products Loan Combination documents, deliver the portion of the proceeds of such letter of credit that has not been applied as set forth in the Harvey Lease, to the lender, to be held by the lender and applied as set forth in the Harvey Lease.

The requirement to make monthly deposits for tax reserves is provisionally waived so long as (i) no Trigger Period (as defined below) is then continuing and (ii) the borrower or Harvey has (a) timely paid the taxes directly to the appropriate taxing authority and (b) provided evidence of such payment to the lender. If the conditions above are no longer satisfied, the borrower is required to deposit an amount equal to one-twelfth of the amount estimated annual real estate taxes into a tax reserve account.

The requirement to make monthly deposits for insurance reserves is provisionally waived so long as (i) no Trigger Period is then continuing and (ii) the borrower or Harvey has (a) timely paid the insurance premiums due on the policies to the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 4: HARVEY BUILDING PRODUCTS

issuer of the policies and (b) provided evidence of such payment to the lender. If the conditions above are no longer satisfied, the borrower is required to deposit an amount equal to one-twelfth of the estimated annual insurance premiums into an insurance reserve account.

The requirement to make monthly deposits for replacement reserves is provisionally waived so long as (i) no Trigger Period is then continuing and (ii) the borrower or Harvey has diligently made the required replacements. If the conditions above are no longer satisfied, the borrower is required to deposit an amount equal to approximately $34,102 into a replacement reserve account. The replacement reserve is not subject to a cap.

■	Lockbox and Cash Management. The Harvey Building Products Loan Combination is structured with a hard lockbox and springing cash management. The borrower is required to deliver a tenant direction letter to Harvey, the existing tenant at the Harvey Building Products Properties, directing it to remit its rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Harvey Building Products Properties to be deposited into such lockbox immediately. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Harvey Building Products Loan Combination documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Harvey Building Products Loan Combination documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Harvey Building Products Loan Combination. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Harvey Building Products Loan Combination documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio being less than 1.20x for two consecutive calendar quarters, and (iii) a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Harvey, together with any parent or affiliate thereof providing credit support or a guaranty, or (ii) any replacement tenant of Harvey approved in accordance with the Harvey Building Products Loan Combination documents.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) an event of default under the applicable Specified Tenant lease arising directly as a result of the Specified Tenant’s failure to be in actual, physical possession of, or abandoning the Specified Tenant space (or applicable portion thereof), (ii) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), or (iii) any bankruptcy or similar insolvency of the Specified Tenant, and (B) expire upon (x) with respect to clause (i) above, the lender’s receipt of satisfactory evidence that any event of default arising directly as a result of the Specified Tenant’s failure to be in actual, physical possession of, or abandoning the Specified Tenant space (or applicable portion thereof) has been cured, (y) with respect to clause (ii) above, the Specified Tenant space being re-leased pursuant to one or more replacement leases approved by the lender in accordance with the Harvey Building Products Loan Combination documents and the tenants thereunder being in actual physical occupancy of the Harvey Building Products Properties and paying fully unabated rent, and (z) with respect to clause (iii) above, (a) the applicable Specified Tenant no longer being insolvent or subject to any bankruptcy or insolvency proceedings and having affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (b) if the Specified Tenant lease is assumed in connection with such proceedings, the bankruptcy court having issued a final order approving the Specified Tenant’s reorganization plan or (c) if the Specified Tenant lease is rejected or otherwise terminated due to any bankruptcy or insolvency proceedings, the Harvey Building Products Property being re-leased pursuant to one or more replacement leases approved by the lender in accordance with the Harvey Building Products Loan Combination documents and the tenants thereunder being in actual physical occupancy of the Harvey Building Products Property and paying full unabated rent.

■	Property Management. The Harvey Building Products Properties are self-managed.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 4: HARVEY BUILDING PRODUCTS

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. At any time after the earlier of (i) the third anniversary of the origination date, and (ii) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the direct or indirect owners of the borrower are permitted to obtain mezzanine financing secured by direct or indirect ownership interests in the borrower so long as, among other things: (a) no event of default has occurred and is continuing, (b) the lender and such mezzanine lender have entered into an intercreditor agreement reasonably satisfactory to the lender, (c) the combined loan-to-value ratio (as calculated in the Harvey Building Products Loan Combination documents) is no greater than 67.5%, (d) the debt service coverage ratio (as calculated in the Harvey Building Products Loan Combination documents) is equal to or greater than 1.51x, (e) the debt yield (as calculated in the Harvey Building Products Loan Combination documents) is equal to or greater than 8.65%, (f) the maturity date of the mezzanine loan is not earlier than the maturity date of the Harvey Building Products Loan Combination and (g) if required by the lender, a rating agency confirmation is delivered with respect to the mezzanine loan.

■	Release of Collateral. Provided that no event of default is continuing under the Harvey Building Products Loan Combination documents, at any time after the earlier of (a) the third anniversary of the origination date, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrower may (l) deliver defeasance collateral and obtain release of one or more individual Harvey Building Products Properties (except that the following individual Harvey Building Products Properties are not permitted to be released: (x) the Londonderry / Manufacturing property (1.1%) of the initial pool balance), (y) the Dartmouth / Manufacturing property (0.7% of the initial pool balance), and (z) the Waltham Corporate property (0.6% of the initial pool balance) (the “Restricted Release Properties”), and/or (ll) partially prepay the Harvey Building Products Loan Combination and obtain release of one or more individual Harvey Building Products Properties (except that the Restricted Release Properties are not permitted to be released), in each case, provided that, among other conditions (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to 110% of the allocated loan amount for the individual Harvey Building Products Property, (ii) the borrower delivers a REMIC opinion, (iii) in the case of a partial defeasance, the borrower delivers a rating agency confirmation or, in the case of a partial prepayment, the borrower delivers a rating agency confirmation only if requested by the lender, (iv) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Harvey Building Products Properties is greater than the greater of (a) the debt service coverage ratio for all of the Harvey Building Products Properties as of the date of the consummation of the partial release, and (b) 1.51x, (v) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Harvey Building Products Properties is no greater than the lesser of (a) 67.5% and (b) the loan-to-value ratio for all of the Harvey Building Products Properties as of the date of the consummation of the partial release, and (vi) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Harvey Building Products Properties is greater than the greater of (a) 8.65% and (b) the debt yield for all of the Harvey Building Products Properties as of the date of the consummation of the partial release.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” or “special perils” insurance policy without an exclusion of terrorism in an amount equal to the full replacement cost of the Harvey Building Products Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable property until the completion of restoration or the expiration of 24 months, with a six-month extended period of indemnity. The “all-risk” or “special perils” policy containing terrorism insurance is required to contain a deductible that is no greater than $100,000 except with respect to earthquake and windstorm/named storms, which such insurance will provide for no deductible in relation to such coverage in excess of 5% of the total insurable value of the related property. If TRIPRA is no longer in effect, the borrower is not required to pay terrorism insurance premiums in excess of two times the amount of the then-current insurance premium with respect to property and business interruption insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN # 5: AUSTIN LANDING MIXED-USE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 5: AUSTIN LANDING MIXED-USE

TERRADATA
Hilton Garden Inn
Kroger
ABBEY ROAD
PARKING GARAGE
DISCOVERY PLACE
THE FLATS AT AUSTIN LANDING
LANDING WAY
LIVERPOOL LANE
ENTERPRISE PLACE
STAYBRIDGE SUITES
NRK HOGAN INSURANCE
ENDEAVOR
PROGRESS PARK TOWER
WING EYECARE
KOHL'S
EXISTING PARKING GARAGE
RIGBY ROAD
CLUB PILATES
cinépolis
THE PARK AT AUSTIN LANDING
BAR 145
EVENT SPACE
BIKE HUB
INNOVATION DRIVE
GNC
DODD CAMERA
Great Clips
petvalu
OLD NAVY
Panera
FIVE GUYS
HomeGoods
TJ-MAXX
FIELD & STREAM
AUSTIN BOULEVARD
Anchor
Non-Anchor / In-line
Ground Lease
Vacant
Not part of the Collateral

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 5: AUSTIN LANDING MIXED-USE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 5: AUSTIN LANDING MIXED-USE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Miamisburg, Ohio	Cut-off Date Balance(2)	$50,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF(1)	$106.35
Size (SF)	834,510	Percentage of Initial Pool Balance	5.9%
Total Occupancy as of 11/1/2019	96.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/1/2019	96.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	2010 / NAP	Mortgage Rate	3.98000%
Appraised Value	$143,450,000	Original Term to Maturity (Months)	120
Appraisal Date	8/1/2019	Original Amortization Term (Months)	600
Borrower Sponsor	Soly Halabi and Joseph Simhon	Original Interest Only Period (Months)	NAP
Property Management	Austin Landing Property Management, LLC	First Payment Date	1/6/2020
Maturity Date	12/6/2029

Underwritten Revenues	$18,661,617
Underwritten Expenses	$7,134,201	Escrows(3)
Underwritten Net Operating Income (NOI)	$11,527,416	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,705,903	Taxes	$1,416,313	$236,052
Cut-off Date LTV Ratio(1)	61.9%	Insurance	$28,569	$9,523
Maturity Date LTV Ratio(1)	57.1%	Replacement Reserve	$0	$8,217
DSCR Based on Underwritten NOI / NCF(1)	2.82x / 2.62x	TI/LC	$750,000	$67,728
Debt Yield Based on Underwritten NOI / NCF(1)	13.0% / 12.1%	Other Reserve	$397,915	$20,833

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$88,750,000	63.9%	Purchase Price	$134,500,000	96.9%
Subordinate Loan Amount	26,000,000	18.7	Upfront Reserves	2,592,797	1.9
Principal’s Cash Contribution	22,325,720	16.1	Closing Costs	1,766,384	1.3
Other Sources	1,783,461	1.3
Total Sources	$138,859,181	100.0%	Total Uses	$138,859,181	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Austin Landing Mixed-Use Senior Notes (as defined below). See "—The Mortgage Loan" below

(2)	The Cut-off Date Balance of $50,000,000 represents the non-controlling note A-1, which is part of a larger loan evidenced by two pari passu senior A notes having an aggregate outstanding principal balance as of the Cut-off Date of $88,750,000 and one controlling subordinate B note, with an original principal balance of $26,000,000. See "—The Mortgage Loan" below.

(3)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Austin Landing Mixed-Use Loan”) is part of a loan combination (the “Austin Landing Mixed-Use Loan Combination”) evidenced by two pari passu senior notes with an aggregate outstanding principal balance of $88,750,000 (the “Austin Landing Mixed-Use Senior Notes”), and one subordinate note with an outstanding principal balance of $26,000,000 (the “B Note”) that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a mixed-use campus located in Miamisburg, Ohio (the “Austin Landing Mixed-Use Property”). The Austin Landing Mixed-Use Loan, which is evidenced by the non-controlling note A-1, had an original principal balance of $50,000,000, has a Cut-off Date Balance of $50,000,000 and represents approximately 5.9% of the Initial Pool Balance. The Austin Landing Mixed-Use Loan Combination had an original principal balance of $114,750,000 and has an outstanding principal balance as of the Cut-off Date of $114,750,000. The non-controlling note A-2, which had an original principal balance of $38,750,000 and has an outstanding principal balance as of the Cut-off Date of $38,750,000, is currently held by Citi Real Estate Funding Inc. (“CREFI”) and is expected to be contributed to one or more future securitization transactions. The B Note, which had an original principal balance of $26,000,000, is currently being held by KCM Austin Landing LLC. The Austin Landing Mixed-Use Senior Notes, which accrue interest at a fixed rate of 3.98000% per annum, were originated by CREFI on November 13, 2019. The proceeds of the Austin Landing Mixed-Use Loan Combination were primarily used to fund the acquisition of the Austin Landing Mixed-Use Property, fund upfront reserves and pay closing costs.

The Austin Landing Mixed-Use Loan Combination has an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Austin Landing Mixed-Use Loan Combination will amortize on a 50-year schedule. The scheduled maturity date of the Austin Landing Mixed-Use Loan Combination is the due date in December 2029. The Austin Landing Mixed-Use lockout period will be at least 24 payment dates beginning with and including the first payment date of January 6, 2020. Defeasance is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) November 13, 2022. The assumed lockout period of 24 payments is based on the expected Benchmark 2019-B15 securitization closing date in December 2019. The actual lockout period may be longer.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 5: AUSTIN LANDING MIXED-USE

The table below summarizes the promissory notes that comprise the Austin Landing Mixed-Use Loan Combination. The relationship between the holders of the Austin Landing Mixed-Use Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Loan Combinations–The Austin Landing Mixed Use - Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2019-B15	No(1)
A-2	$38,750,000	$38,750,000	CREFI(2)	No
B	$26,000,000	$26,000,000	KCM Austin Landing LLC	Yes
Total / Wtd. Avg.	$114,750,000	$114,750,000

(1)	As long as no control appraisal period with respect to note B has occurred, note B will be the controlling note, however, following the occurrence and during the continuance of a control appraisal period with respect to note B, note A-1 will be the controlling note.
(2)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The Austin Landing Mixed-Use Property is an 834,510 SF mixed use office and retail property located in Miamisburg, Ohio which is approximately 15 miles south of Dayton, Ohio and 40 miles north of Cincinnati. The Austin Landing Mixed-Use Property is located within a larger 70-acre Austin Landing North planned mixed-use community. The Austin Landing Mixed-Use Property’s office component is approximately 50.0% of gross rent and the retail component is approximately 50.0% of gross rent. The Austin Landing Mixed-Use Property, which began construction in 2010 and was completed in various phases, is built on a 59.8-acre site and comprised of 17 buildings. According to the appraisal, the buildings vary in height from one to four stories and are in good to excellent condition. The office component of the Austin Landing Mixed-Use Property is 99.6% occupied by 32 tenants and the retail component is 97.3% occupied by 33 tenants with an overall occupancy of 96.9% as of the November 1, 2019 rent roll. According to the appraisal, there is surface and garage parking at the Austin Landing Mixed-Use Property, with a total of 3,403 spaces, which equates to a 4.1 parking spaces per 1,000 SF of net rentable area.

The largest office tenant at the Austin Landing Mixed-Use Property, Thompson Hine LLP (“Thompson Hine”), occupies 43,048 SF on a 10 year lease which expires in October 2021. The tenant has two, five-year renewal options and no termination options under its lease. Thompson Hine is a national law firm which was founded in 1911 and has offices in Atlanta, Chicago, Cincinnati, Cleveland, Columbus, Dayton, New York and Washington D.C. It currently counsels clients across 33 practice and industry groups covering 144 areas of law. Thompson Hine is among the largest business law firms in the United States.

The largest retail tenant by SF is Kroger, which occupies 97,000 SF at the Austin Landing Mixed-Use Property on a ground lease that expires in December 2032. The tenant has 12, five-year renewal options and no termination options under its lease. Kroger operates 2,759 grocery retail stores under a variety of banner names. The largest retail tenant by UW Base Rent at the Austin Landing Mixed-Use Property is Cinepolis, which occupies 52,750 SF on a lease which expires in December 2031. The tenant has two, five-year renewal options and no termination options under its lease. Based in Mexico, Cinepolis International is the fourth largest movie theater exhibitor in the world. It was founded in Mexico in the city of Morelia, Michoacan in 1971. Currently, the company operates 712 cinema complexes, 5,771 screens and over 1,013,935 seats across 14 countries worldwide. It was the first cinema exhibitor in the world to pioneer the concept of luxury movie theaters, establishing the first luxury theater experience in 1999 in Mexico City. Cinepolis’ US operations are based in Dallas, Texas.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 5: AUSTIN LANDING MIXED-USE

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Austin Landing Mixed-Use Property:

Largest Office & Retail Tenants(1)

Office Tenant Names	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Thompson Hine LLP	NR / NR / NR	43,048	5.2%	$706,126	6.0%	$16.40	10/31/2021	2, 5-year options
Kettering Healthcare	NR / NR / NR	31,695	3.8	530,298	4.5	$16.73	12/31/2020	2, 5-year options
Merrill Lynch(4)	A+ / A2 / NR	25,987	3.0	424,351	3.6	$16.33	5/31/2024	2, 5-year options
Health Carousel(5)	NR / NR / NR	22,500	2.7	360,000	3.1	$16.00	9/30/2027	2, 5-year options
UBS Financial Services(6)	NR / NR / NR	22,022	2.6	369,584	3.2	$16.78	10/31/2027	2, 5-year options
Largest Owned Tenants		145,252	17.4%	$2,390,359	20.4%	$16.46
Remaining Office Tenants		215,677	25.8%	$3,470,975	29.6%	$16.09
Vacant Office		3,450	0.4%	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenant		364,379	43.7%	$5,861,335	50.0%	$16.24

Anchor Retail Tenants	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options	Sales PSF(7)	Occupancy Cost(7)
Kroger(8)	NR / Baa1 / BBB	97,000	11.6%	$220,000	1.9%	$2.27	12/31/2032	12, 5-year options	$854	0.3%
Kohl’s(8)	BBB / Baa2 / BBB	87,327	10.5	100,000	0.9	$1.15	1/31/2032	10, 5-year options	$199	0.6%
Cinepolis	NR / NR / NR	52,750	6.3	1,134,125	9.7	$21.50	12/31/2031	2, 5-year options	$312,671	42.3%
Field & Stream	NR / NR / NR	50,470	6.0	857,990	7.3	$17.00	1/31/2030	3, 5-year options	$148	16.3%
TJ Maxx/HomeGoods	NR / A2 / A+	45,000	5.4	427,500	3.6	$9.50	10/31/2023	4, 5-year options	$389	4.6%
Largest Owned Tenants		332,547	39.8%	$2,739,615	23.4%	$8.24
Remaining Retail Tenants		115,043	13.8%	$3,114,301	26.6%	$27.07
Vacant Retail		22,541	2.7%	NAP	NAP	NAP
Total		470,131	56.3%	$5,853,916	50.0%	$13.08

Total / Wtd. Avg. All Owned Tenants		834,510	100.0%	$11,715,251	100.0%	$14.49

(1)	Based on the underwritten rent roll dated November 1, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $31,967 of present value contractual rent steps and $158,811 of contractual rent steps through October 2020.
(4)	Merrill Lynch has a one-time option to contract their space by half with six months written notice on the last day of the 7th lease year of the initial term.
(5)	Health Carousel has a one-time right to terminate the lease with an effective termination at the end of the 5th lease year of the term.
(6)	UBS Financial Services has a one-time right to terminate the lease with an effective termination at the end of the 7th year of the lease by providing the landlord with a minimum of six months’ notice.
(7)	Sales PSF and Occupancy Cost are based off the most recent sales reported. Sales PSF for Cinepolis represents sales per screen. There are 12 screens at the Austin Landing Mixed-Use Property.
(8)	Both Kroger and Kohl’s are on ground leases.

The following table presents certain information relating to the lease rollover schedule at the Austin Landing Mixed-Use Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
2019	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	38,375	4.6	4.6%	$672,608	5.7%	$17.53	4
2021	117,005	14.0	18.6%	$1,893,513	16.2%	$16.18	14
2022	29,907	3.6	22.2%	$432,762	3.7%	$14.47	3
2023	58,228	7.0	29.2%	$825,778	7.0%	$14.18	5
2024	60,139	7.2	36.4%	$1,179,638	10.1%	$19.62	6
2025	30,207	3.6	40.0%	$601,141	5.1%	$19.90	6
2026	17,798	2.1	42.1%	$490,139	4.2%	$27.54	5
2027	72,814	8.7	50.9%	$1,411,303	12.0%	$19.38	9
2028	33,107	4.0	54.8%	$530,662	4.5%	$16.03	3
2029	47,259	5.7	60.5%	$947,592	8.1%	$20.05	6
2030 & Thereafter	303,680	36.4	96.9%	$2,730,115	23.3%	$8.99	6
Vacant	25,991	3.1	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	834,510	100.0%		$11,715,251	100.0%	$14.49	67

(1)	Based on the underwritten rent toll dated November 1, 2019.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $31,967 of present value contractual rent steps and $158,811 of contractual rent steps through October 2020.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 5: AUSTIN LANDING MIXED-USE

The following table presents certain information relating to historical leasing at the Austin Landing Mixed-Use Property:

Historical Leased %(1)

2016	2017	2018	As of 11/1/2019(2)
90.2%	93.2%	95.3%	96.9%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Based on the underwritten rent roll dated November 1, 2019.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Austin Landing Mixed-Use Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per SF
In-Place Base Rent	$7,472,437	$9,180,711	$10,086,359	$10,693,971	$11,524,473	$13.81
Contractual Rent Steps(2)	0	0	0	0	190,778	$0.23
Vacant Income	0	0	0	0	746,587	$0.89
Reimbursements	3,689,728	4,499,424	4,928,130	5,546,775	6,533,680	$7.83
Vacancy & Credit Loss(3)	0	0	0	0	(1,169,262)	(1.40)
Other Income(4)	596,596	782,280	771,188	805,623	835,362	$1.00
Effective Gross Income	$11,758,761	$14,462,415	$15,785,677	$17,046,369	$18,661,617	$22.36

Real Estate Taxes	$2,231,878	$2,490,723	$2,663,436	$2,702,597	$3,242,384	$3.89
Insurance	76,760	81,297	92,706	85,866	109,270	$0.13
Utilities	492,421	545,266	564,348	635,076	635,076	$0.76
Management Fee	372,839	461,964	505,822	530,086	559,849	$0.67
Other Operating Expenses	2,317,984	3,040,748	2,234,525	2,478,505	2,587,623	$3.10
Total Operating Expenses	$5,491,883	$6,619,999	$6,060,837	$6,432,129	$7,134,201	$8.55

Net Operating Income	$6,266,878	$7,842,417	$9,724,841	$10,614,240	$11,527,416	$13.81
Tenant Improvements	0	0	0	0	723,985	$0.87
Replacement Reserves	0	0	0	0	97,527	$0.12
Net Cash Flow	$6,266,878	$7,842,417	$9,724,841	$10,614,240	$10,705,903	$12.83

Occupancy	90.2%	93.2%	95.3%	97.0%	96.9%(3)
NOI Debt Yield	7.1%	8.8%	11.0%	12.0%	13.0%
NCF DSCR	1.53x	1.92x	2.38x	2.59x	2.62x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Includes $31,967 of present value contractual rent steps and $158,811 of contractual rent steps through October 2020.

(3)	The underwritten occupancy is based on the underwritten rent roll as of November 1, 2019.

(4)	Other Income mainly consists of income collected by the community operator for the purposes of maintaining the common areas of the Austin Landing Mixed-Use Property, miscellaneous items such as late fees and percentage rent for Panera.

■	Appraisal. According to the appraisal, the Austin Landing Mixed-Use Property had an “as-is” appraised value of $143,450,000 as of August 1, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$146,560,000	N/A	7.00%
Discounted Cash Flow Approach	$143,450,000	8.00%	7.25%(1)

(1)	Represents the terminal cap rate.

■	Environmental Matters. According to the Phase I environmental report dated August 2, 2019, there are no recognized environmental conditions or recommendations for further action at the Austin Landing Mixed-Use Property.

■	Market Overview and Competition. The Austin Landing Mixed-Use Property is located in Miamisburg, Ohio, within Montgomery County, which is approximately 15 miles south of Dayton and 40 miles north of Cincinnati. The Austin Landing Mixed-Use Property is located within a larger 70-acre Austin Landing North planned mixed-use community. It is part of the greater Cincinnati/Dayton office and retail market and the South Dayton submarket. The Austin Landing

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 5: AUSTIN LANDING MIXED-USE

Mixed-Use Property is centrally located in Miamisburg and accessible from major thoroughfares, Interstate 75 and Interstate 675 that are both within two miles. Within the Austin Landing Mixed-Use Property’s immediate area, there are office, retail, industrial, mixed-use and auto dealership uses along major arterials that are interspersed with multifamily complexes and single family residential development removed from arterials. Per the appraisal, the demographics within the area consist of a year-end 2018 population, in a one-, three- and five-mile radius of 4,756, 46,186 and 127,542, respectively. The average household income as of year-end 2018, in a one-, three- and five-mile radius of the Austin Landing Mixed-Use Property was 78,658, 101,098 and 92,234, respectively.

According to the appraisal, the South Dayton retail market, as of the second quarter of 2019, had a total inventory of approximately 11.6 million SF with a 4.0% vacancy rate and asking rent of $12.11 per SF. Per the appraisal, the South Dayton retail submarket experienced a slight negative net absorption of 14,960 SF as of the second quarter of 2019. According to the appraisal, the South Dayton retail submarket demonstrates sound fundamentals with the greatest strength being the low vacancy rates currently displayed in the submarket. According to the appraisal, as of the second quarter of 2019, the South Dayton office submarket had a total inventory of approximately 6.8 million SF, a vacancy rate of 9.6%, asking rents of $16.35 per SF and a slight negative net absorption of 84,367 SF. There was no new inventory delivered in the second quarter of 2019 and also none in the prior 12 months.

■	The Borrower. The borrower is Austin Landing North, LLC, a Delaware limited liability company and single purpose entity with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Austin Landing Mixed-Use Loan Combination. The borrower sponsors and non-recourse carveout guarantors are Soly Halabi and Joseph Simhon. Soly Halabi is the President of Institutional Assets at Venture Capital Properties, a New York City based investment sales and capital markets firm. Venture Capital Properties specializes in the real estate investment acquisitions and dispositions as well as management, leasing, and placing debt and equity. Prior to Venture Capital Properties, Soly Halabi oversaw all strategic operations as an executive vice president at the Gindi Group, a New York City based real estate development and acquisitions company. Joseph Simhon is an experienced private real estate investor who owns and manages over 500,000 SF of flex/office space in Dayton, Ohio, 350,000 SF of industrial, office and retail space in greater Cincinnati, Ohio, and several other properties throughout Ohio.

■	Escrows. On the origination date of the Austin Landing Mixed-Use Loan Combination, the borrower funded reserves of (i) $1,416,313 for real estate taxes, (ii) $28,569 for insurance premiums, (iii) $750,000 for tenant improvements and leasing commissions, (iv) $243,805 for unfunded obligations, and (v) $154,110 for deferred maintenance.

Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the Austin Landing Mixed-Use Loan Combination: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the next ensuing 12-month period (initially estimated to be $236,052), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the next ensuing 12-month period (initially estimated to be $9,523), (iii) a replacement reserves equal to $8,127, subject to a $292,582 cap (iv) a TI/LC reserve equal to $67,728 to the extent that the funds in the TI/LC reserve are less than $1,000,000 and (v) a road repair reserve equal to $20,833 for repairs in connection with capital replacements to certain streets, which is subject to a $500,000 cap.

■	Lockbox and Cash Management. The Austin Landing Mixed-Use Loan Combination is structured with a hard lockbox and in-place cash management. The borrower is obligated to deliver tenant direction letters to the lender (and authorized lender to deliver such letters to each existing tenant at the Austin Landing Mixed-Use Property) directing each tenant to remit their rent checks directly to the lender-controlled lockbox. The borrower and the property manager are each required to cause rents and other sums generated from the Austin Landing Mixed-Use Property to be deposited directly into such lockbox within two business days of receipt. All funds deposited into the lockbox are required to be transferred on a business day once each calendar week to a cash management account under the control of the lender to be applied and disbursed in accordance with the Austin Landing Mixed-Use Loan Combination documents, and, to the extent an Austin Landing Mixed-Use Trigger Period (as defined below) exists, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Austin Landing Mixed-Use Loan Combination documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Austin Landing Mixed-Use Loan Combination; provided, however, to the extent an Austin Landing Mixed-Use Trigger Period exists solely due to the occurrence of a Specified Tenant Trigger Period (as defined below) , and subject to the terms of the Austin Landing Mixed-Use Loan Combination documents, then the amount of funds required to be deposited into the excess cash flow reserve account will be capped at (i) $873,000 if the Specified Tenant Trigger Period involves Kroger, and (ii) $1,582,500 if the Specified Tenant Trigger Period involves Cinepolis. Upon an

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 5: AUSTIN LANDING MIXED-USE

event of default under the Austin Landing Mixed-Use Loan Combination documents, the lender may apply funds to the debt in such priority as it may determine.

An “Austin Landing Mixed-Use Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the underwritten net cash flow falling below $8,000,000, and (iii) a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the first to occur of (x) the underwritten net cash flow being equal to or greater than $8,000,000 for two consecutive calendar quarters and (y) the borrower depositing into a reserve account an amount which, if added to underwritten cash flow, would cause the underwritten cash flow to be equal to or greater than $8,000,000, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Kroger, (ii) Cinepolis, (iii) any other lessee succeeding to the interest of a Specified Tenant named in clauses (i) and (ii) as lessee of the applicable Specified Tenant space approved by the lender in accordance with the Austin Landing Mixed-Use Loan Combination documents, (iv) any lessee pursuant to a lease that, among other things set forth in the Austin Landing Mixed-Use Loan Combination documents, either (x) accounts for 15% or more of the total rental income at the Austin Landing Mixed-Use Property or (y) demises 15% or more of the gross leasable area at the Austin Landing Mixed-Use Property, and (v) any guarantor under the applicable Specified Tenant lease.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) a Specified Tenant being in a monetary or material non-monetary default under the applicable Specified Tenant lease beyond all applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), failing to be open to the public for business and/or “going dark” in its Specified Tenant space (or applicable portion thereof), (iii) the Specified Tenant giving notice that it is terminating its lease for all or any significant portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (v) any bankruptcy or similar insolvency of a Specified Tenant, and (B) expire upon the satisfaction of the Specified Tenant cure conditions under the Austin Landing Mixed-Use Loan Combination documents.

■	Property Management. The Austin Landing Mixed-Use Property is managed by Austin Landing Property Management, LLC, an affiliate of the borrower sponsor, pursuant to a management agreement. Under the Austin Landing Mixed-Use Loan Combination documents, the lender may, or may require the borrower to, terminate the management agreement and replace the manager if: (i) an event of default under the Austin Landing Mixed-Use Loan Combination documents exists, (ii) there exists a default by the manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding, or (iv) the manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the Austin Landing Mixed-Use Loan Combination documents, the borrower may terminate the management agreement and replace the manager with a manager that, in the reasonable opinion of the lender, is a reputable management organization, provided that, if required by the lender, the borrower has obtained a rating agency confirmation.

■	Mezzanine or Secured Subordinate Indebtedness. On November 14, 2019, KCM Austin Landing LLC, purchased the subordinate B Note in the amount of $26,000,000 from CREFI, which originally funded the B Note. The non-trust B Note has an interest rate of 11.25000% per annum and is coterminous with the Austin Landing Mixed-Use Senior Notes. The Austin Landing Mixed-Use Loan Combination is subject to a co-lender agreement. Based on the Austin Landing Mixed-Use Loan Combination Cut-off Date Balance of $114,750,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 5: AUSTIN LANDING MIXED-USE

Financial Information

	Austin Landing Mixed- Use Senior Notes	Austin Landing Mixed- Use Loan Combination
Cut-off Date Balance	$88,750,000	$114,750,000
Cut-off Date LTV Ratio	61.9%	80.0%
Maturity Date LTV Ratio	57.1%	75.1%
DSCR Based on Underwritten NCF	2.62x	1.52x
Debt Yield Based on Underwritten NOI	13.0%	10.0%

■	Permitted Future Mezzanine or Secured indebtedness: Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Austin Landing Mixed-Use Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Austin Landing Mixed-Use Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Austin Landing Mixed-Use Property until the completion of restoration or the expiration of 18 months, with a twelve-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $50,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

■	Condominium Structure. The Austin Landing Mixed-Use Property consists, in part, of a 100.0% borrower owned condominium that is inactive and controlled by the borrower.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 6: kildeer village square

NORDSTROM
rack
DSW
SIERRA
FOREVER 21
KILDEER

UNCLE JULIO'S

SIERRA

NORDSTROM rack
DSW

FOREVER 21

DSW

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 6: kildeer village square

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 6: kildeer village square

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 6: kildeer village square

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Kildeer, Illinois	Cut-off Date Balance	$47,900,000
Property Type	Retail	Cut-off Date Balance per SF	$240.41
Size (SF)	199,245	Percentage of Initial Pool Balance	5.7%
Total Occupancy as of 8/1/2019	90.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/1/2019	90.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	2017 / NAP	Mortgage Rate	3.95470%
Appraised Value	$77,100,000	Original Term to Maturity (Months)	120
Appraisal Date	6/21/2019	Original Amortization Term (Months)	NAP
Borrower Sponsor	Lawrence S. Bond, Robert J. Bond and Scott Stefanik	Original Interest Only Period (Months)	120
Property Management	Bond Companies Management, LLC	First Payment Date	12/6/2019
Maturity Date	11/6/2029

Underwritten Revenues	$5,346,544
Underwritten Expenses	$1,576,568	Escrows(1)
Underwritten Net Operating Income (NOI)	$3,769,976	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,626,696	Taxes	$300,551	$60,110
Cut-off Date LTV Ratio	62.1%	Insurance	$58,510	$4,876
Maturity Date LTV Ratio	62.1%	Replacement Reserve	$0	$1,660
DSCR Based on Underwritten NOI / NCF	1.96x / 1.89x	TI/LC	$0	$14,441
Debt Yield Based on Underwritten NOI / NCF	7.9% / 7.6%	Forever 21 TI/LC	$400,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$47,900,000	82.8%	Mortgage Loan Payoff	$43,898,292	75.9%
Mezzanine Loan Amount(2)	9,000,000	15.6	Mezzanine Loan Payoff	12,124,280	21.0
Principal’s New Cash Contribution	940,000	1.6	Closing Costs	1,058,367	1.8
Upfront Reserves	759,061	1.3
Total Sources	$57,840,000	100.0%	Total Uses	$57,840,000	100.0%

(1)	See “—Escrows” below.
(2)	The Mezzanine Loan (as defined below) is interest only for the entire term, is coterminous with the Kildeer Village Square Loan (as defined below) and accrues interest at a fixed rate equal to 10.50000% per annum. The Mezzanine Loan was originated on October 28, 2019 and the first monthly payment date is December 6, 2019.
(3)	Total Occupancy, DSCR, and DY exclude Forever 21, who is in-place and paying rent. Total Occupancy including Forever 21 is 98.5%. The DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI including rental income attributable to Forever 21 is a 2.01x and 8.5% respectively.

■	The Mortgage Loan. The mortgage loan (the “Kildeer Village Square Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a retail shopping center located in Kildeer, Illinois (the “Kildeer Village Square Property”). The Kildeer Village Square Loan had an original principal balance of $47,900,000 and represents approximately 5.7% of the Initial Pool Balance. The Kildeer Village Square Loan, which accrues interest at a fixed rate of 3.95470% per annum, was originated by CREFI on October 28, 2019. The Kildeer Village Square Loan had an initial term of 120 months, and has a remaining term of 119 months as of the Cut-off Date. The proceeds of the Kildeer Village Square Loan along with a $9,000,000 mezzanine loan and borrower sponsor equity were used to refinance the existing debt, fund upfront reserves and pay origination costs.

The Kildeer Village Square Loan requires interest only payments for the entire term of the Kildeer Village Square Loan. The scheduled maturity date of the Kildeer Village Square Loan is November 6, 2029. Voluntary prepayment of the Kildeer Village Square Loan is permitted on or after August 6, 2029 without a payment of any prepayment premium. Defeasance of the Kildeer Village Square Loan is permitted at any time after the second anniversary of the securitization closing date.

■	The Mortgaged Property. The Kildeer Village Square Property is a 199,245 SF retail shopping center located in Kildeer, Illinois, which is a suburban area that lies approximately 40 miles northwest of the Chicago Central Business District (“CBD”). The Kildeer Village Square Property includes three retail buildings and was developed by the sponsor in 2017. According to the appraisal, the Kildeer Village Square Property is viewed as a Class A complex in the market and it is centrally located at the intersection of North Rand Road and North Deer Park Avenue. According to the appraisal, Rand Road has a significant traffic count of over 42,000 vehicles per day which serves as a primary demand driver for the Kildeer Village Square Property’s retail land use. The Kildeer Village Square Property is part of a 230-acre master-planned commercial business district. It is also directly adjacent to the Deer Park Office center which is a 90-acre mixed-use campus. The surrounding area consists of over 25 acres of preserved wetlands, pedestrian trail systems and landscaped areas.

As of August 1, 2019, the Kildeer Village Square Property was approximately 90.8% occupied by 18 tenants including Nordstrom Rack (rated BBB/Baa2/BBB+ by S/M/F), Art Van and Nike (rated AA-/A1 by S/M). The Kildeer Village Square Property is also shadow anchored by a Whole Foods which was developed by the same sponsor and is directly adjacent to the property. Nordstrom, which is publicly traded on the NYSE (JWN), is a fashion retailer which offers clothing, shoes

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 6: kildeer village square

and accessories for men, women and kids. The company serves customers in 40 states and Canada, through its multiple store concepts, which include Nordstrom Rack; there are 250 Nordstrom Rack locations. Nordstrom Rack occupies 33,036 SF on a lease that expires in April 2027 with four, five-year renewal options and no termination options. Art Van is a furniture retail store chain, based out of Warren, Michigan, operates over 200 stores across nine states. Art Van occupies 40,628 SF on a lease that expires in August 2027 with two, five-year renewal options and no termination options. Nike occupies 17,152 SF on a lease that expires in January 2028 with two, five-year renewal options. Of the 18 tenants that are currently occupying the Kildeer Village Square Property, 13 tenants have reported sales in 2019 which resulted in average sales figure of $314 per SF.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Kildeer Village Square Property:

Largest Ten Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options	Sales PSF(4)	Occ Cost
Nordstrom Rack	BBB+ / Baa2 / BBB	33,036	16.6%	$677,512	16.7%	$20.51	4/30/2027	4, 5-year options	NAV	NAV
Art Van	NR / NR / NR	40,628	20.4	491,599	12.1	$12.10	8/31/2027	2, 5-year options	NAV	NAV
Nike	NR / A1 / AA-	17,152	8.6	390,452	9.6	$22.76	1/31/2028	2, 5-year options	$372	7.9%
DSW	NR / NR / NR	17,038	8.6	357,798	8.8	$21.00	1/31/2028	2, 5-year options	$279	9.9%
Sierra Trading Post	NR / NR / NR	21,504	10.8	301,056	7.4	$14.00	5/31/2027	4, 5-year options	NAV	NAV
Uncle Julios	NR / NR / NR	8,194	4.1	260,000	6.4	$31.73	6/29/2027	4, 5-year options	$452	8.2%
Express	NR / NR / NR	7,640	3.8	244,480	6.0	$32.00	1/31/2026	2, 5-year options	$215	18.5%
Brunch	NR / NR / NR	5,541	2.8	171,392	4.2	$30.93	9/30/2028	2, 10-year options	NAV	NAV
Jos A Bank	NR / NR / NR	4,501	2.3	166,537	4.1	$37.00	1/31/2028	3, 5-year options	$310	14.8%
Café Zupas	NR / NR / NR	3,787	1.9	162,841	4.0	$43.00	11/30/2027	2, 5-year options	$327	15.7%
Ten Largest Owned Tenants		159,021	79.8%	$3,223,666	79.6%	$20.27
Remaining Tenant Total		21,963	11.0	826,941	20.4	$37.65
Vacant(5)		18,261	9.2	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		199,245	100.0%	$4,050,607	100.0%	$22.38

(1)	Based on the underwritten rent roll dated August 1, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $2,144 of contractual rent steps through December 2019 and $71,512 which represents present value of rent steps for Nike and Nordstrom Rack.
(4)	All sales are reported as of various dates in 2019, and not all tenants are required to report sales.
(5)	Vacant SF includes Forever 21, who is in-place and paying rent.

The following table presents certain information relating to the lease rollover schedule at the Kildeer Village Square Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
2019	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	7,640	3.8	3.8%	244,480	6.0	$32.00	1
2027	115,342	57.9	61.7%	2,199,632	54.3	$19.07	8
2028	54,570	27.4	89.1%	1,454,641	35.9	$26.66	8
2029	3,432	1.7	90.8%	151,854	3.7	$44.25	1
2030 & Thereafter	0	0.0	90.8%	0	0.0	$0.00	0
Vacant (3)	18,261	9.2	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	199,245	100.0%		$4,050,607	100.0%	$22.38	18

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $2,144 of contractual rent steps through December 2019 and $71,512 which represents present value of rent steps for Nike and Nordstrom Rack.

(3)	Vacant SF includes Forever 21, who is in-place and paying rent.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 6: kildeer village square

The following table presents certain information relating to historical leasing at the Kildeer Village Square Property:

Historical Leased %(1)(2)

As of 8/1/2019(3)
90.8%

(1)	The Kildeer Village Square Property was constructed in 2017 and was in lease-up during 2018.

(2)	Based on the underwritten rent roll dated August 1, 2019.

(3)	Historical Leased % excludes Forever 21, who is in-place and paying rent. Historical Leased % including Forever 21 is 98.5%.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kildeer Village Square Property:

Cash Flow Analysis(1)(2)

	2018	TTM 6/30/2019	Appraisal	Underwritten Without Forever 21(3)	Underwritten With Forever 21(3)	Underwritten $ per SF
In-Place Base Rent(4)	$3,995,010	$4,270,037	$4,419,407	$3,976,951	$4,291,720	$19.96
Contractual Rent Steps(5)	0	0	0	73,656	83,099	$0.37
Vacant Income	0	0	0	531,761	143,300	$2.67
Reimbursements	934,314	1,413,712	1,320,020	1,295,936	1,373,868	$6.50
Vacancy & Credit Loss(6)	(49,680)	0	(136,436)	(531,761)	(248,642)	$(2.67)
Other Income	0	0	0	0	0	$0.00
Effective Gross Income	$4,879,644	$5,683,749	$5,602,991	$5,346,544	$5,643,346	$26.83

Real Estate Taxes	$649,268	$835,981	$795,516	$964,173	$964,173	$4.84
Insurance	56,218	55,962	39,776	55,724	57,717	$0.28
Utilities	45,240	44,740	0	44,740	44,740	$0.22
Repairs & Maintenance	89,248	112,743	0	100,996	100,996	$0.51
Management Fee	146,389	170,512	168,090	160,396	169,300	$0.81
Other Operating Expenses	200,584	292,015	397,758	250,539	250,539	$1.26
Total Operating Expenses	$1,186,947	$1,511,954	$1,401,140	$1,576,568	$1,587,465	$7.91

Net Operating Income	$3,692,697	$4,171,795	$4,201,851	$3,769,976	$4,055,880	$18.92
TI/LC	0	0	0	123,355	173,849	$0.62
Replacement Reserves	0	0	0	19,925	19,925	$0.10
Net Cash Flow	$3,692,697	$4,171,795	$4,201,851	$3,626,696	$3,862,107	$18.20

Occupancy	NAP(2)	90.8%(7)	97.6%	91.0%(6)	95.8%
NOI Debt Yield	7.7%	8.7%	8.8%	7.9%	8.5%
NCF DSCR	1.92x	2.17x	2.19x	1.89x	2.01x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	There is a lack of operating history and occupancy for the Kildeer Village Square Property prior to 2018 as it was constructed in 2017.

(3)	The two underwritten scenarios are based on Forever 21 declaring bankruptcy but still being in place and paying rent at the property

(4)	In-Place Base Rent was underwritten to in-place leases and current contractual rents based on a 90.8% occupancy rate as of August 1, 2019. The increase in rental income is directly attributable to new leases being signed at the Kildeer Village Square Property as it was constructed in 2017.

(5)	Contractual Rent Steps include $2,144 of contractual rent steps through December 2019 and $71,512 which represents present value of rent steps for Nike and Nordstrom Rack.

(6)	Represents an underwritten economic vacancy of 9.0%

(7)	The occupancy is based on the underwritten rent roll dated of August 1, 2019.

■	Appraisal. According to the appraisal, the Kildeer Village Square Property had an “as-is” appraised value of $77,100,000 as of June 21, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$73,100,000	N/A	5.75%
Discounted Cash Flow Approach	$77,100,000	6.50%	6.00%(1)

(1)	Represents the terminal cap rate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 6: kildeer village square

■	Environmental Matters. According to the Phase I environmental report dated August 21, 2019, there are no recognized environmental conditions or recommendations for further action at the Kildeer Village Square Property.

■	Market Overview and Competition. The Kildeer Village Square Property is located on North Rand Road, just south of Long Grove Road within Kildeer and Lake County, Illinois. It is part of the Chicago-Naperville-Arlington Heights metro area as it lies 40 miles northwest of the Chicago CBD and also 30 miles south of the Wisconsin state border. O’Hare International Airport is 20 miles south of the Kildeer Village Square Property and Chicago Midway International Airport is 45 miles south. According to the appraisal, the Kildeer Village Square Property is part of the Central Northwest submarket and the surrounding area is considered suburban to the city of Chicago. The majority of the land surrounding the Kildeer Village Square Property is developed with retail and residential uses along secondary thoroughfares.

According to the appraisal, the Kildeer Village Square Property is located in the southern portion of Lake County and has easy access to several large employers. Echo, Inc. is about four miles north and Medline Industries is approximately 10 miles north. Per the appraisal, Rand Road (US Route 12) is a major roadway in the Kildeer Village Square Property’s neighborhood. There is a significant concentration of retail community/shopping centers and single-family residential subdivisions along North Rand Road. The high density of community/shopping centers in the immediate vicinity attracts significant numbers of shoppers to the area, thereby generating demand for the tenants at the Kildeer Village Square Property. There are also various freestanding retail and commercial land uses along with fast food and casual dining type restaurants, gas stations and convenience stores. Per the appraisal, the year-end 2018 population within a one-, three- and five-mile radius of the Kildeer Village Square Property is approximately 2,905, 71,064 and 195,886, respectively. Average household income within a one-, three- and five-mile radius is $163,720, $117,040 and $129,766, respectively.

The third party report identified 44,000 SF of general retail space under construction in the area. According to a third party report, the Kildeer Village Square Property is located within the Central Northwest Chicago submarket, which had a total inventory of approximately 14.2 million SF, a vacancy rate of 7.0%, average asking rents of $18.05 per SF as of the second quarter 2019. The appraiser identified five competing properties in the immediate vicinity of the Kildeer Village Square Property that were built between 2000 and 2012 and that ranged in size from 67,399 SF to 395,093 SF and based on the five properties, the appraiser concluded to a market rent of $12.00 per SF for anchor space, $20.00 per SF for major tenants, $35.00 per SF for in-line space, $30.00 per SF for outparcel space and $40.00 per SF for outlot in-line space.

■	The Borrower. The borrower is KVS PropCo, LLC a Delaware limited liability company and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kildeer Village Square Loan. The borrower sponsors and non-recourse carveout guarantors are Lawrence S. Bond, Robert J. Bond and Scott Stefanik. Lawrence S. Bond and Robert J. Bond are co-founders of the Bond Companies, a real estate development company which they started in 1987. Bond Companies has a current portfolio of 19 assets consisting of more than 1,800 apartments, approximately 1.2 million SF of retail space, approximately 192,000 SF of mixed use space across greater Chicago, North Carolina, Virginia and California.

■	Escrows. On the origination date of the Kildeer Village Square Loan, the borrower funded reserves of (i) $300,551 for real estate taxes, (ii) $58,510 for insurance premiums and (iii) $400,000 for unfunded obligations related to Forever 21.

Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the Kildeer Village Square Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the next ensuing 12-month period (initially estimated to be $60,110), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the next ensuing 12-month period (initially estimated to be $4,876), (iii) replacement reserves equal to $1,660, and (iv) a TI/LC reserve in an amount equal to $14,441.

■	Lockbox and Cash Management. The Kildeer Village Square Loan is structured with a hard lockbox and in-place cash management. The borrower delivered tenant direction letters to each existing tenant at the Kildeer Village Square Property directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause rents and other sums generated from the Kildeer Village Square Property to be deposited directly into such lockbox. All funds deposited into the lockbox are required to be transferred on each business day to a cash management account for the sole and exclusive benefit of the lender to be applied and disbursed in accordance with the Kildeer Village Square Loan documents, and, to the extent a Kildeer Village Square Trigger Period (as defined below) exists, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Kildeer Village Square Loan documents are required to be held by the lender in an excess cash

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 6: kildeer village square

flow reserve account as additional collateral for the Kildeer Village Square Loan. Upon an event of default under the Kildeer Village Square Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Kildeer Village Square Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio falling below 1.20x (provided, however, if a Forever 21 Cure Event has not occurred by July 28, 2020, then the minimum debt service coverage ratio for this clause (ii) will be 1.25x until the occurrence of a Forever 21 Cure Event) and (iii) a Specified Tenant Trigger Period (as defined below), and (iv) beginning on April 21, 2021, Nike’s sales at the Kildeer Village Square Property falling below $475 per SF for the previous 12 months, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the debt service coverage ration being equal to or greater than 1.20x (or 1.25x, if a Forever 21 Cure Event has not occurred) for two consecutive calendar quarters, (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist, and (d) with respect to clause (iv) above, Nike providing notice waiving its termination option under its lease or Nike’s annual sales at the Kildeer Village Square Property exceeding $475 per SF.

A “Forever 21 Cure Event” means the earlier to occur of (a) Forever 21 reaffirming its lease at the current terms and providing a statement expressing its intent to remain open and conduct business at the Kildeer Village Square Property or (b) a replacement tenant satisfactory to lender providing an executed lease with a rental rate greater than or equal to the rental rate under the Forever 21 lease for an initial term of no less than five years.

A “Specified Tenant” means, as applicable, (i) Nordstrom, (ii) Art Van, (iii) Nike, and (iv) any replacement tenant of Nordstrom, Art Van and/or Nike approved in accordance with terms of the Kildeer Village Square Loan documents.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) a Specified Tenant being in a default under its lease , (ii) a Specified Tenant failing to be in actual, physical possession of its space (or applicable portion thereof), failing to be open to the public for business during customary hours, and/or “going dark” in its Specified Tenant space (or applicable portion thereof), (iii) the Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space, (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant, (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant extension deadline in accordance with the terms and conditions of the applicable Specified Tenant lease and the Kildeer Village Square Loan documents, and (vii) Nordstrom or Nike ceasing to have a rating a long-term unsecured debt rating of at least “A-“ from Standard & Poor’s and (B) expire upon the first to occur of (i) the satisfaction of the Specified Tenant cure conditions under the Kildeer Village Square Loan documents, or (ii) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions of the Kildeer Village Square Loan documents, and the applicable tenant under such lease being in actual possession of the space demised under such lease and paying the full amount of rent due under such lease.

■	Property Management. The Kildeer Village Square Loan is managed by Bond Companies Management, LLC, an affiliate of the borrower sponsor, pursuant to a management agreement. Under the Kildeer Village Square Loan documents, the lender may, or may require the borrower to, terminate the management agreement and replace the manager if: (i) an event of default under the Kildeer Village Square Loan documents exists, (ii) there exists a default by the manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding or (iv) the manager’s gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the Kildeer Village Square Loan documents, the borrower may terminate the management agreement and replace the manager with a manager approved by the lender, which approval may be conditioned upon receipt of a rating agency confirmation.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 6: kildeer village square

■	Mezzanine or Subordinate Indebtedness. On October 28, 2019, MSC – KVS HoldCo, LLC, (the “Mezzanine Lender”) funded a mezzanine loan in the amount of $9,000,000 to KVS MezzCo, LLC (the “Mezzanine Loan”). The Mezzanine Loan carries an interest rate of 10.50000% per annum and is coterminous with the Kildeer Village Square Loan. The Kildeer Square Village Loan is subject to an intercreditor agreement. Based on the total combined debt of $56,900,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below:

Financial Information

	Kildeer Village Square Loan	Kildeer Village Square Total Debt
Cut-off Date Balance	$47,900,000	$56,900,000
Cut-off Date LTV Ratio	62.1%	73.8%
Maturity Date LTV Ratio	62.1%	73.8%
DSCR Based on Underwritten NCF	1.89x	1.26x
Debt Yield Based on Underwritten NOI	7.9%	6.6%

■	Release of Collateral. The borrower has the one-time right, at any time, to release two undeveloped outparcels without payment of any release price provided that certain conditions are satisfied, including without limitation, (i) that the released property is conveyed to a party other than the borrower, (ii) that the single-purpose entity provisions of the Kildeer Village Square Loan documents continue to be satisfied, (iii) that the lender receives evidence that the remaining property continues to comply with all zoning and legal requirements, (iv) that the release will not violate the terms of any leases or recorded documents, (v) that such release is permitted by the REMIC requirements (including delivery of a REMIC opinion, if reasonably required by the lender), (vi) delivery of a rating agency confirmation (if required by the lender), and (vii) delivery of a reciprocal easement agreement governing the relationship between the outparcel and the remaining property (if reasonably required by the lender).

■	Terrorism Insurance. The Kildeer Village Square Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Kildeer Village Square Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Kildeer Village Square Property until the completion of restoration or the expiration of 18 months, with a six-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN # 7: CITY HYDE PARK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 7: CITY HYDE PARK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 7: CITY HYDE PARK

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JPMCB
Location (City/State)	Chicago, Illinois	Cut-off Date Balance(4)	$47,000,000
Property Type	Mixed Use	Cut-off Date Balance per Unit(2)	$622,222.22
Size (Units)	180	Percentage of Initial Pool Balance	5.6%
Total Occupancy as of 6/3/2019	96.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/3/2019	96.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	2015 / NAP	Mortgage Rate	4.70000%
Appraised Value	$151,800,000	Original Term to Maturity (Months)	120
Appraisal Date	6/3/2019	Original Amortization Term (Months)	360
Borrower Sponsor(1)	Antheus Capital	Original Interest Only Period (Months)	60
Property Management	Mac Property Management, L.L.C.	First Payment Date	11/1/2019
Maturity Date	10/1/2029

Underwritten Revenues	$10,396,195
Underwritten Expenses	$2,862,031	Escrows(5)
Underwritten Net Operating Income (NOI)	$7,534,164	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,382,754	Taxes	$360,081	$120,027
Cut-off Date LTV Ratio(2)	73.8%	Insurance	$70,907	$8,863
Maturity Date LTV Ratio(2)	67.7%	Replacement Reserve	$4,834	$4,834
DSCR Based on Underwritten NOI / NCF(2)(3)	1.08x / 1.06x	TI/LC	$11,465	$11,465
Debt Yield Based on Underwritten NOI / NCF(2)	6.7% / 6.6%	Other	$446,473	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$112,000,000	97.4%	Loan Payoff	$112,000,000	97.4%
Borrower Sponsor Equity	3,010,250	2.6	Closing Costs	2,116,490	1.8
Reserves	893,760	0.8
Total Sources	$115,010,250	100.0%	Total Uses	$115,010,250	100.0%

(1)	LARP Holdings, LLC, an affiliate of the borrower sponsor, is the nonrecourse carve-out guarantor.

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the City Hyde Park Loan Combination (as defined below).

(3)	The City Hyde Park Loan Combination has an NOI and NCF debt service coverage ratio based on interest only payments of 1.41x and 1.38x, respectively.

(4)	The City Hyde Park Loan (as defined below) consists of the non-controlling Notes A-2-B and A-3 and is part of the City Hyde Park Loan Combination (as defined below) evidenced by four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $112.0 million. For additional information, see “—The Mortgage Loan” herein.

(5)	See “—Escrows” below.

■ The Mortgage Loan. The City Hyde Park mortgage loan (the “City Hyde Park Loan”) is part of a loan combination (the “City Hyde Park Loan Combination”) evidenced by four pari passu notes that are secured by a first mortgage lien encumbering the borrower’s fee simple interest in a Class A mixed-use building consisting of 180 multifamily units and 110,062 SF of commercial space located in the Hyde Park neighborhood of Chicago, Illinois (the “City Hyde Park Property”). The City Hyde Park Loan, which is evidenced by the non-controlling Notes A-2-B and A-3, has an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $47.0 million. The proceeds of the City Hyde Park Loan Combination were primarily used to refinance prior debt secured by the City Hyde Park Property, fund upfront reserves and pay origination costs.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	Benchmark 2019-B13	Yes
A-2-A	$20,000,000	$20,000,000	Benchmark 2019-B14	No
A-2-B	$20,000,000	$20,000,000	Benchmark 2019-B15	No
A-3	$27,000,000	$27,000,000	Benchmark 2019-B15	No
Total / Wtd. Avg.	$112,000,000	$112,000,000

The City Hyde Park Loan Combination, which accrues interest at an interest rate of 4.70000% per annum, has an original principal balance and an outstanding principal balance as of the Cut-off Date of $112.0 million. The City Hyde Park Loan Combination had an initial term of 120 months, has a remaining term of 118 months and following a five-year interest only period, will amortize on a 30-year schedule. The scheduled maturity date of the City Hyde Park Loan Combination is the due date in October 2029. The City Hyde Park borrower generally has no right to prepay the City Hyde Park Loan Combination; however, on or after May 1, 2029, the City Hyde Park Loan Combination is pre-payable in whole (but not in part), upon 15 days’ prior notice, without penalty. The City Hyde Park Borrower has the right to defease the City Hyde Park Loan Combination in whole on any payment date after the date that is two years from the closing date of the securitization trust established in connection with the securitization of the last portion of the City Hyde Park Loan Combination if no event of default is continuing and, upon satisfaction of certain other conditions enumerated in the loan agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 7: CITY HYDE PARK

■ The Mortgaged Property. The City Hyde Park Property is an 11-story, Class A mixed-use building located in the Hyde Park neighborhood of Chicago, Illinois. The City Hyde Park Property consists of 180 multifamily units in addition to 110,062 SF of retail space. Constructed in 2015, the City Hyde Park Property multifamily unit mix consists of 11 studios, 55 one-bedroom/one-bathroom units, 21 two-bedroom/one-bathroom units, 54 two-bedroom/two-bathroom units, 34 three-bedroom/two-bathroom units, three three-bedroom/three-bathroom units and two model units. Pursuant to the terms of the TIF (as defined below) agreement, as further discussed herein, the borrower sponsor is required to maintain 20% of units at affordable rates through expiration of the TIF agreement in December 2036. In total, the 36 affordable units at the City Hyde Park Property are leased at a rent level 53.4% below in-place rents for market rate units. Upon expiration of the TIF agreement, such units will no longer be subject to rent regulation. Units include nine-foot ceilings, floor-to-ceiling windows, city and lakefront views, European-style kitchens with modern finishes, stainless steel appliances, in unit washer/dryers, and private balconies. Amenities at the City Hyde Park Property include a fitness center, resident lounge, private dining and study room, and a roof deck terrace. Parking for the City Hyde Park Property includes 377 underground parking spaces for commercial and residential use, resulting in a parking ratio of approximately 2.09 spaces per unit.

The Hyde Park neighborhood is located on the south side of Chicago, Illinois in the Hyde Park neighborhood, an area anchored by the University of Chicago, approximately one mile from the City Hyde Park Property. The University of Chicago is currently ranked as a top 10 university nationally by U.S. News & World Report and is the third largest employer in the Chicago metropolitan statistical area (“MSA”). The Hyde Park Neighborhood consists of approximately 43,000 residents, including approximately 60.0% of the University of Chicago’s faculty and a majority of its students.

The following table presents certain information relating to the tenant at the City Hyde Park Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Whole Foods	A+ / A3 / AA-	30,326	27.6%	$786,084	29.6%	$25.92	6/30/2036	6, 5-year Options
Marshalls	NR / A2 / A+	26,020	23.6%	$390,300	14.7%	$15.00	5/31/2026	4, 5-year Options
Michaels	NR / B1 / NR	18,141	16.5%	$326,394	12.3%	$17.99	2/28/2026	4, 5-year Options
RGN-Chicago XXXII LLC	NR / NR / NR	16,614	15.1%	$348,562	13.1%	$20.98	7/31/2026	2, 5-year Options
Hyde Park Onefish Twofish LLC	NR / NR / NR	5,255	4.8%	$210,200	7.9%	$40.00	7/31/2027	2, 5-year Options
PNC Bank	A+ / A3 / A-	3,480	3.2%	$180,090	6.8%	$51.75	7/31/2032	3, 5-year Options
Pershing Animal Hospital, LLC	NR / NR / NR	2,936	2.7%	$126,248	4.8%	$43.00	12/24/2029	3, 5-year Options
Orange Theory Fitness	NR / NR / NR	2,927	2.7%	$117,080	4.4%	$40.00	6/30/2027	2, 5-year Options
Athletico Management	NR / B1 / NR	2,863	2.6%	$118,815	4.5%	$41.50	5/31/2026	2, 5-year Options
Nikki Nails Corp	NR / NR / NR	1,500	1.4%	$49,500	1.9%	$33.00	2/28/2029	2, 5-year Options
All Tenants		110,062	100.0%	$2,653,272	100.0%	$24.11
Vacant		0	0.0%	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		110,062	100.0%	$2,653,272	100.0%	$24.11

(1)	Based on the borrower rent roll dated June 3, 2019

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF include rent steps through February 2020 for non-investment grade tenants and average rents over the term of the City Hyde Park Loan Combination for investment grade tenants Whole Foods and PNC Bank.

The following table presents certain information relating to the lease rollover schedule at the City Hyde Park Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	63,638	57.8%	57.8%	$1,184,070	44.6%	$18.61	4
2027	8,182	7.4%	65.3%	$327,280	12.3%	$40.00	2
2028	0	0.0%	65.3%	$0	0.0%	$0.00	0
2029	4,436	4.0%	69.3%	$175,748	6.6%	$39.62	2
2030 & Thereafter	33,806	30.7%	100.0%	$966,174	36.4%	$28.58	2
Vacant	0	0.0%	100.0%	$0	NAP	NAP	NAP
Total / Wtd. Avg.	110,062	100.0%		$2,653,272	100.0%	$24.11	10

(1)	Based on the underwritten rent roll dated June 3, 2019.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 7: CITY HYDE PARK

Multifamily Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	In-Place Average Rent per Month	In-Place Average Rent per Month
Studio	11	6.1%	11	100.0%	577	$781	$1.35
1BD/1BA	55	30.6%	55	100.0%	739	$1,568	$2.12
2BD/1BA	21	11.7%	16	76.2%	955	$2,529	$2.65
2BD/2BA	54	30.0%	53	98.1%	1,077	$2,670	$2.48
3BD/2BA	34	18.9%	34	100.0%	1,346	$3,310	$2.46
3BD/3BA	3	1.7%	3	100.0%	1,541	$3,432	$2.23
Model	2	1.1%	2	100.0%	1,041	NAP	NAP
Total / Wtd. Avg.	180	100.0%	174	96.7%	987	$2,331	$2.29

(1)	Based on the underwritten rent roll dated June 3, 2019.

■ Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the City Hyde Park Property:

Cash Flow Analysis

	2017	2018	TTM 6/30/2019	Underwritten	Underwritten $ per Unit
Residential Income(1)	$3,086,439	$4,106,585	$4,950,264	$4,795,836	$26,643.53
Gross Retail Income(1)(2)	2,774,394	3,870,123	3,763,001	4,114,729	37.39
Vacant Income	0	852,420	0	186,458	1,035.88
Gross Potential Rent	$5,860,833	$8,829,128	$8,713,265	$9,097,022	$50,539.01
Vacancy	0	(1,097,051)	(829,976)	(186,458)	(1,035.88)
Other Income(3)	251,030	449,077	1,253,858	1,485,630	8,253.50
Effective Gross Income	$6,111,863	$8,181,154	$9,137,147	$10,396,195	$57,756.64

Total Expenses	1,840,579	3,120,842	2,989,676	2,862,031	15,900.17
Net Operating Income(4)(5)(6)	$4,271,284	$5,060,312	$6,147,471	$7,534,164	$41,856.46
TI/LC	0	0	0	98,900	549.45
Replacement Reserves	0	0	0	52,509	291.72
Net Cash Flow	$4,271,284	$5,060,312	$6,147,471	$7,382,754	$41,015.30

Occupancy	NAP	NAP	96.7%(7)	97.5%
NOI Debt Yield(8)	3.8%	4.5%	5.5%	6.7%
NCF DSCR(8)	0.61x	0.73x	0.88x	1.06x

(1)	Residential Income and Gross Retail Income are based on the underwritten rent roll dated June 3, 2019.

(2)	Gross Retail Income is inclusive of approximately $1.4 million in tenant reimbursements. Gross Retail Income Underwritten $ per Unit is calculated based on commercial square footage of 110,062 SF

(3)	Other Income is Inclusive of approximately $1.2 million attributable to TIF income, representing the 15-year average of budgeted TIF income.

(4)	The increase in 2018 Net Operating Income from 2017 Net Operating Income is primarily attributable to significant lease-up to the residential portion of the City Hyde Park Property after it received its TCO in June 2016.
(5)	The increase in TTM 6/30/2019 from 2018 Net Operating Income is primarily attributable to significant lease-up to the residential portion of the property after receiving its TCO in June 2016.

(6)	The increase in Underwritten Net Operating Income from TTM 6/30/2019 Net Operating Income is primarily attributable to lease-up of the multifamily component of the City Hyde Park Property as well as rent steps underwritten through February 2020 for non-investment grade tenants and average rents over the term of the City Hyde Park Loan Combination underwritten for investment grade tenants Whole Foods and PNC Bank.

(7)	Based on the underwritten rent roll dated June 3, 2019.

(8)	Metrics are calculated based on the City Hyde Park Loan Combination.

■ Appraisal. According to the appraisal, the City Hyde Park Property had an “As Is” appraised value of $151,800,000 as of June 3, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Method	$151,800,000	N/A	4.50%
Discounted Cash Flow Method	$148,800,000	6.00%	5.00%(1)

(1)	Represents the terminal capitalization rate.

■ Environmental Matters. Based on the Phase I environmental report dated June 13, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the City Hyde Park Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 7: CITY HYDE PARK

■ Market Overview and Competition. The City Hyde Park Property is located in the Hyde Park neighborhood in the south side of Chicago, Illinois in the South Shore submarket within the greater Chicago MSA. The South Shore submarket contains approximately 41,036 multifamily units and is bordered by East 47th Street to the north, East 55th Street to the south, South Lake Shore Drive to the east and South Cottage Grove Avenue to the west. Chicago’s largest employers include a group of multinational corporations representing a variety of industries including healthcare, education, retail and financial services. Chicago’s largest employers include Advocate Health Care System, Northwestern Memorial Healthcare, University of Chicago, JPMorgan Chase & Co., and Amazon.

As of the first quarter of 2019, the greater Chicago MSA consisted of approximately 484,506 units of multifamily inventory with an overall market vacancy of 4.8% and average asking rents of approximately $1,443 per unit. The South Shore submarket totaled approximately 41,036 units of multifamily inventory with average vacancy of 5.7% and average market asking rents of $1,374 per unit. Over the past year, the overall Chicago MSA achieved 8,803 units in absorption activity with 8,463 units built. The appraisal’s concluded market rent is $2,346 per month, which is in-line with the City Hyde Park Property’s underwritten average monthly in place rent per unit.

Directly Competitive Buildings(1)

	City Hyde Park Property(2)	Solstice on the Park	Twin Towers	Regents Park	4700 Lake Park Apartments	Hyde Park Tower Apartments
Number of Stories	11	24	22	36	26	22
Year Built	2015	2018	1951	1972	2003	1990
Number of units	180	250	253	1,025	218	155
Unit Size (SF)
Studio	577	525	428	614	470	NAP
1-BR	739	786	637	755	764	702
2-BR	1,043	1,357	735	1,084	940	899
3-BR	1,362	1,715	987	1,271	1,112	1,183
Rent per month:
Studio	$781	$1,425	$1,411	$1,467	$1,002	NAP
1-BR	$1,568	$1,857	$1,509	$1,618	$1,321	$1,545
2-BR	$2,656	$3,505	$1,635	$1,991	$1,484	$2,029
3-BR	$3,320	$5,000	$2,334	$2,584	$1,632	$2,472

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 3, 2019.

As of the first quarter of 2019, the greater Chicago MSA consisted of approximately 103,380,000 SF of retail space with an overall market vacancy of 12.6% and average asking rents of approximately $20.36 PSF. The South Shore submarket totaled approximately 6,776,000 SF of retail with average vacancy of 12.1% and average market asking rents of $21.70 PSF. Over the past year, the overall Chicago MSA achieved 260,000 units in absorption activity with 296,000 units built.

The appraisal identified five comparable retail leases in the Chicago MSA across five properties. The comparable properties were built between 1920 and 2013 with rentable area ranging in size from 8,200 SF to 146,061 SF. All comparable properties were 100% occupied. Comparable leases ranged between $20.00 and $45.00 PSF with a weighted average rent of approximately $30.64 PSF. The appraiser’s concluded market rent is $24.52 PSF, which is in-line with the City Hyde Park Property’s weighted average underwritten base rent PSF.

■ The Borrower. The borrower is 1525 HP, LLC, an Indiana limited liability company structured to be bankruptcy remote with two independent directors. The borrower sponsor is Antheus Capital and its affiliate, LARP Holdings, LLC, is the nonrecourse carveout guarantor. Antheus Capital is a private real estate company focused on the acquisition, development and redevelopment of apartment properties in select supply-constrained submarkets located throughout the United States. Founded in 2002 by Eli Ungar and David Gefsky, Antheus Capital owns a portfolio of approximately 7,800 multifamily units and 365,000 SF of commercial space. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the City Hyde Park Loan Combination.

■ Escrows. At loan origination, the borrower was required to deposit the borrower funded reserves of (i) $421,473 for outstanding tenant improvements and leasing commissions, (ii) $360,081 for real estate taxes, (iii) $70,907 for insurance premiums, (iv) $25,000 to the OneFish TwoFish reserve, (v) $11,465 for the tenant improvements and leasing commissions and (vi) $4,834 for replacement reserves.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 7: CITY HYDE PARK

On each due date, the borrower is required to fund the following reserves with respect to the City Hyde Park Loan Combination: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially estimated to be $120,027 per month), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance over the then succeeding 12-month period (initially estimated to be $8,863 per month), which will be waived so long as no event of default under the related loan documents has occurred and is continuing and the borrowers maintain a blanket policy meeting the requirements of the City Hyde Park Loan Combination documents, (iii) an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay replacement reserves which is (a) initially estimated to be $0.20 per rentable SF of retail space at the City Hyde Park Property, and (b) $200 per residential apartment unit (initially estimated to be approximately $4,834 per month) and (iv) approximately $11,465 ($1.25 PSF annually) for tenant improvements and leasing commissions for retail space at the City Hyde Park Property, subject to a cap of $687,888 ($6.25 PSF of retail space). The borrower is also required to deposit any termination fees or other consideration payable in connection with any early termination of a lease at the City Hyde Park Property.

■ Lockbox and Cash Management. The City Hyde Park Loan Combination is structured with a springing hard lockbox for retail tenants and a springing soft lockbox for residential tenants with springing cash management. Upon the occurrence of a Cash Sweep Event (as defined below), the borrower is required to (i) deliver tenant direction letters to each commercial tenant at the City Hyde Park Property directing each tenant to remit their rent checks directly to the lockbox or (ii) collect, or cause the property manager to collect, all rents from residential tenants of the City Hyde Park Property and deposit the same into a lender controlled clearing account within one business day of receipt. All funds deposited into the clearing account are required to be transferred to or at the direction of the borrower unless a Cash Sweep Event exists.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, or (iii) the date that the debt service coverage ratio (as calculated in the loan documents based on the interest only payments for the loan and tested quarterly) based on the trailing three-month period immediately preceding the date of determination falls below 1.10x during the interest only period or 1.05x during the amortization period of the loan term.

A Cash Sweep Event may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, solely to the extent caused by the bankruptcy or insolvency action of the property manager, if the borrower replaces the property manager with a qualified manager in accordance with the loan documents within 60 days of such event, or (c) with respect to clause (iii) a DSCR Cure Event (as defined below) has taken place. The borrower does not have the right to cure a Cash Sweep Event caused by a bankruptcy action of the borrower.

A “DSCR Cure Event” means the debt service coverage ratio on the City Hyde Park Loan Combination (as calculated in accordance with the loan documents), based on the trailing three-month period immediately preceding the date of determination, is at least 1.10x for two consecutive calendar quarters during the interest only period and at least 1.05x for two consecutive quarters during the amortization period.

■ Property Management. The City Hyde Park Property is managed by Mac Property Management, L.L.C., an Illinois limited liability company and an affiliate of the borrower.

■ Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■ Release of Collateral. The borrower is permitted to obtain the release of the retail portion of the City Hyde Park Property at any time during the term of the City Hyde Park Loan Combination upon satisfaction of certain terms and conditions including, without limitation (a) the payment of a release price equal to the greater of (i) 125% of the allocated loan amount of the retail component and (ii) 100% of the net sales proceeds from the sale, together with the yield maintenance premium (if applicable); (b) the resulting loan-to-value ratio does not exceed the loan to value ratio as of the origination date; (c) the resulting debt service coverage ratio of the remaining City Hyde Park Property based on the trailing 12-month period is equal to or exceeds the greater of (i) the debt service coverage ratio as of the origination date, and (ii) the debt service coverage ratio immediately preceding the release based on the trailing 12-month period; and (d) in the event the sale of the retail component is not to a bona fide third party that is unaffiliated with the borrower and guarantor, the lender consents to the sale in its sole discretion.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 7: CITY HYDE PARK

■ Tax Increment Financing. The City Hyde Park Property is subject to a tax increment financing (“TIF”) with the City of Chicago Community Development Commission. Pursuant to the TIF arrangement, 20% of the multifamily units are required to be rented as affordable housing units through the remaining term of the TIF. The TIF expires in 2036, with income from the TIF ceasing in 2033. The TIF payment received for the June 1, 2019 payment date was $1,145,446, with the next estimated payment of $1,195,290 due to be received on June 1, 2020. The straight line average of the TIF payments to be received through the term of the TIF is equal to $1,225,352 annually. See “Description of the Mortgage Pool–Real Estate and Other Tax Considerations” in the Preliminary Prospectus for additional information.

■ Terrorism Insurance. The City Hyde Park Loan Combination documents require that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost (with a replacement cost endorsement), plus business interruption coverage in an amount equal to 100% of the projected gross income for the City Hyde Park Property until the completion of restoration or the expiration of 18 months, with a 12-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 8: DOWNTOWN WINTER HaVeN Portfolio

200 Avenue B Northwest

199 Avenue B Northwest

203 Avenue A Northwest

301 West Central

250 3rd Street North

347 West Central

245 West Central Avenue

250 3rd Street

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 8: DOWNTOWN WINTER HaVeN Portfolio

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 8: DOWNTOWN WINTER HaVeN Portfolio

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	21		Loan Seller		GACC
Location (City/State)	Winter Haven, Florida		Cut-off Date Balance		$39,000,000
Property Type(1)	Various		Cut-off Date Balance per SF		$101.14
Size (SF)	385,612		Percentage of Initial Pool Balance		4.6%
Total Occupancy as of 10/25/2019	88.2%		Number of Related Mortgage Loans		None
Owned Occupancy as of 10/25/2019	88.2%		Type of Security		Fee Simple
Year Built / Latest Renovation(1)	Various / Various		Mortgage Rate		4.39000%
Appraised Value(1)	$55,530,000		Original Term to Maturity (Months)		120
Appraisal Date(1)	Various		Original Amortization Term (Months)		360
Borrower Sponsors	Carl J. Strang III and Six/Ten, LLC		Original Interest Only Period (Months)		60
Property Management	Six/Ten, LLC		First Payment Date		12/6/2019
			Maturity Date		11/6/2029

Underwritten Revenues	$6,916,155
Underwritten Expenses	$2,504,696
Underwritten Net Operating Income (NOI)	$4,411,459		Escrows(2)
Underwritten Net Cash Flow (NCF)	$3,962,229			Upfront	Monthly
Cut-off Date LTV Ratio	70.2%		Taxes	$26,553	$26,553
Maturity Date LTV Ratio	64.2%		Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	1.88x / 1.69x		Replacement	$0	$6,427
Debt Yield Based on Underwritten NOI / NCF	11.3% / 10.2%		TI/LC	$0	$32,134

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$39,000,000	100.0%	Loan Payoff	$32,500,094	83.3%
			Purchase Price Frontier Condos(3)	3,675,350	9.4
			Closing Costs	2,021,670	5.2
			Principal Equity Distribution	776,332	2.0
			Reserves	26,553	0.1
Total Sources	$39,000,000	100.0%	Total Uses	$39,000,000	100.0%

(1)	See the “Downtown Winter Haven Portfolio Summary” chart below.

(2)	See “—Escrows” below.

(3)	At loan origination, the borrower purchased the Frontier Condos (as defined below) at the 199 Avenue B Northwest property in a sale leaseback transaction with the tenant, Frontier.

■	The Mortgage Loan. The mortgage loan (the “Downtown Winter Haven Portfolio Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a portfolio of 21 properties in Winter Haven, Florida (the “Downtown Winter Haven Portfolio”). The Downtown Winter Haven Portfolio Loan was originated by DBR Investments Co. Limited (“DBRI”) on November 5, 2019. The Downtown Winter Haven Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $39,000,000 and an interest rate of 4.39000% per annum. The Downtown Winter Haven Portfolio Loan represents approximately 4.6% of the Initial Pool Balance. The proceeds of the Downtown Winter Haven Portfolio Loan were primarily used to refinance existing debt, purchase two condominium units at the 199 Avenue B Northwest property in a sale leaseback transaction with the tenant at the property (the “Frontier Condos”), fund upfront reserves, pay closing costs and return equity to the borrower sponsors.

The Downtown Winter Haven Portfolio Loan had an initial term of 120 months, and has a remaining term of 119 months as of the Cut-off Date. The Downtown Winter Haven Portfolio Loan requires interest only payments for the first 60 payment periods followed by monthly payments of principal and interest to amortize the Downtown Winter Haven Portfolio Loan on a 30-year amortization schedule. The scheduled maturity date of the Downtown Winter Haven Portfolio Loan is November 6, 2029. Voluntary prepayment of the Downtown Winter Haven Portfolio Loan is permitted on or after August 6, 2029 without a payment of any prepayment premium. Provided no event of default under the Downtown Winter Haven Portfolio Loan documents is continuing, defeasance of the Downtown Winter Haven Portfolio Loan with direct, non-callable obligations of the United States of America or other obligations, which are “government securities” permitted under the Downtown Winter Haven Portfolio Loan documents is permitted at any time after the second anniversary of the Benchmark 2019-B15 securitization closing date.

■	The Mortgaged Properties. The properties securing the Downtown Winter Haven Portfolio are comprised of 385,612 SF across 21 mixed use buildings of office, data center, retail, medical office, and residential space, all of which are located within a one-mile radius in the downtown district of Winter Haven, Florida.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 8: DOWNTOWN WINTER HaVeN Portfolio

The following table presents certain information relating to the individual Downtown Winter Haven Portfolio properties:

Downtown Winter Haven Portfolio Summary

Property Name	Property Type	Year Built	Net Rentable Area (SF)	Occupancy	Allocated Cut- off Date Loan Balance	% of Portfolio Cut-off Date Balance	“As Is” Appraised Value

199 Avenue B Northwest	Office	1975	158,724	86.9%	$18,007,563	46.2%	$25,640,000(1)
200 Avenue B Northwest	Office	1971	53,893	77.9%	4,375,473	11.2	6,230,000
331 West Central Avenue	Mixed Use- Retail/Office	1920, 1926	31,225	97.1%	3,111,291	8.0	4,430,000
203 Avenue A Northwest	Office	1989	22,364	100.0%	1,538,088	3.9	2,190,000
250 3rd Street Northwest	Mixed Use- Office/Multifamily	2003	16,446	88.9%	1,566,180	4.0	2,230,000
300 3rd Street Southwest	Retail	1940, 1956	15,935	100.0%	1,573,204	4.0	2,240,000
337 West Central Avenue	Mixed Use- Retail/Office	1914	11,140	96.3%	1,222,042	3.1	1,740,000
401 3rd Street Southwest	Office	1972	8,943	100.0%	1,172,880	3.0	1,670,000
56 - 58 4th Street Northwest	Mixed Use- Office/Retail	1926	8,358	100.0%	905,997	2.3	1,290,000
242 West Central Avenue	Office	1938	8,017	100.0%	934,090	2.4	1,330,000
273 West Central Avenue / 46 3rd Street	Retail	1925	7,633	100.0%	667,207	1.7	950,000
245 West Central Avenue	Mixed Use- Retail/Office	1940, 1947	7,125	100.0%	835,764	2.1	1,190,000
254 West Central Avenue	Mixed Use- Retail/Multifamily	1924	6,493	100.0%	512,696	1.3	730,000
225 Avenue D Northwest	Office	1975	5,808	0.00%	337,115	0.9	480,000
249 3rd Street Southwest	Mixed Use- Retail/Office	1969	5,775	100.0%	611,021	1.6	870,000
305 Avenue E Southwest	Office	1985	4,889	100.0%	316,045	0.8	450,000
220 West Central Avenue	Retail	1963	3,264	0.00%	287,952	0.7	410,000
226 West Central Avenue	Retail	1947	3,125	100.0%	400,324	1.0	570,000
230 West Central Avenue	Office	1937	2,506	100.0%	294,976	0.8	420,000
239 3rd Street Southwest	Retail	1962	2,000	100.0%	203,674	0.5	290,000
243 3rd Street Southwest	Retail	1958	1,949	60.7%	126,418	0.3	180,000
Total/Wtd. Avg.			385,612	88.2%	$39,000,000	100.0%	$55,530,000

(1)	The appraised value for the 199 Avenue B Northwest property is based on the “As Stabilized” appraised value of $25.64 million as of September 1, 2020, which assumes the borrower has purchased the Frontier Condos. At closing, the borrower purchased the Frontier Condos in a sale leaseback transaction for $3,675,350. All other appraised values are based on the “As-Is” appraised value.

The Downtown Winter Haven Portfolio consists of mixed use buildings including office, data center, retail, medical office, and residential space. The buildings were built between 1914 and 2003 and range in size from 1,949 SF to 158,724 SF. As of October 25, 2019, the Downtown Winter Haven Portfolio was 88.2% occupied by a roster of 85 local and national tenants with 81 out of 85 tenants occupying less than 3.0% of the total net rentable area. The Downtown Winter Haven Portfolio has a weighted average remaining lease term of 6.6 years with the top 10 tenants having a weighted average remaining lease term of 10.0 years.

Property Type Summary
Type	Total SF	% Portfolio NRA	Occupied SF	% Occupied	UW Base Rent	Average UW Base Rent PSF	% UW Base Rent
Office	156,433	40.6%	121,927	77.9%	$1,788,002	$14.66	36.9%
Retail	61,340	15.9%	61,340	100.0%	$765,705	$12.48	15.8%
Data Office	58,457	15.2%	57,837	98.9%	$1,044,665	$18.06	21.6%
Data Center	50,159	13.0%	41,503	82.7%	$510,137	$12.29	10.5%
Medical Office	55,146	14.3%	55,146	100.0%	$708,070	$12.84	14.6%
Residential	4,034	1.0%	2,204	54.6%	$20,040	$9.09	0.4%
Other(1)	43	0.0%	0	0.0%	$9,000	NAP	0.2%
Total Weighted Average	385,612	100.0%	339,957	88.2%	$4,845,621	$14.25	100.0%

(1)	The "Other" space consists of vacant storage space and an antenna lease on the roof of 199 Avenue B Northwest property. The antenna lease has annual base rent of $9,000.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 8: DOWNTOWN WINTER HaVeN Portfolio

■  Major Tenants.

IF&D Data Center LLC (37,442 SF; 9.7% of NRA; 17.0% of UW Base Rent)

IF&D Data Center LLC (“IF&D”) (owned/operated by Six/Ten, LLC, one of the non-recourse carveout guarantors) is an owner and operator of a data center, colocation and disaster recovery facilities. IF&D provides private cloud services including virtual dedicated servers, managed servers and backup and disaster recovery. IF&D is an affiliate of the borrower sponsors and is fully guaranteed by Six / Ten, LLC.

Bond & Steel Clinic PA (46,130 SF; 12.0% of NRA; 12.5% of UW Base Rent)

Bond & Steel Clinic PA offers health care services including cardiology, family medicine, nephrology, physical therapy, pulmonology and related services. Bond & Steel Clinic PA has over 90 providers encompassing 28 specialties. Founded in 1948, Bond & Steel Clinic is one of the oldest businesses in downtown Winter Haven. The location at the 199 Avenue B Northwest property houses patient accounting, anti-coagulation clinic, laboratory and phlebotomy station, the Bond Clinic Women’s Health Center, bond aesthetics and four doctors’ offices. Radiology services at this location include the open high-field MRI, 3-D Mammography and 4D Ultrasound. This is one of four main campuses for the tenant in Winter Haven and one of 10 properties they occupy throughout Florida. Bond & Steele Clinic PA has been at the 199 Avenue B Northwest property since March 2007 and has a base rent of $13.15 per SF, which is below the appraiser’s concluded market rent of $23.00 per SF.

Frontier (30,565 SF; 7.9% of NRA; 4.8% of UW Base Rent)

Frontier Communications Corporation (“Frontier”) provides communications services to residential and business customers in urban, suburban, and rural communities in the United States. Frontier has 22,000 employees in 29 states and offers a variety of communications solutions services through its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and frontier secure digital protection. Frontier has a base rent of $7.62 per SF, which is below the appraiser’s concluded market rent of $16.00 per SF.

The following table presents certain information relating to the major tenants at the Downtown Winter Haven Portfolio:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Type	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expirations	Renewal / Extension Options
IF&D Data Center LLC(2)	Data Office	37,442	9.7%	$823,453	17.0%	$21.99	12/31/2032	2, 3-year options
Bond & Steel Clinic PA	Medical Office	46,130	12.0	606,750	12.5	$13.15	11/30/2028	1, 5-year option
DSM Technology Consultants(3)	Data Center	9,005	2.3	251,992	5.2	$27.98	12/31/2022	2, 5-year options
Frontier(4)	Data Center	30,565	7.9	233,001	4.8	$7.62	10/31/2039	7, 10-year options
Central Florida Health Care Inc(5)	Office	11,447	3.0	187,345	3.9	$16.37	Various	1, 3-year option
Grove Roots Brewing Co.	Retail	11,935	3.1	127,915	2.6	$10.72	10/31/2023	1, 3-year option
Protected Trust(2)	Data Office	9,216	2.4	127,357	2.6	$13.82	7/31/2033	2, 3-year options
Peterson & Meyers PA	Office	8,017	2.1	127,068	2.6	$15.85	11/30/2021	1, 5-year; 1, 3-year options
Early Learning Coalition(6)	Office	8,381	2.2	113,295	2.3	$13.52	4/30/2024	1, 5-year option
BayCare Health Systems	Medical Office	9,016	2.3	101,320	2.1	$11.24	8/31/2020	None
Ten Largest Tenants		181,154	47.0%	$2,699,496	55.7%	$14.90
Remaining Tenants		158,803	41.2	2,146,125	44.3	$13.51
Vacant		45,655	11.8	0	0.0	$0
Total / Wtd. Avg. All Tenants		385,612	100.0%	$4,845,621	100.0%	$14.25

(1)	Based on the underwritten rent roll dated October 25, 2019.

(2)	Tenant is an affiliate of Six / Ten, LLC, one of the non-recourse carveout guarantors.

(3)	DSM Technology Consultants has the right to terminate its lease upon 180 days’ advance written notice in the event that the Department of Management Services of the State of Florida previously terminates a material portion of those services to be delivered by the tenant from and related to the tenant space pursuant to a specified contract with the State.

(4)	Frontier has two leases in the Downtown Winter Haven Portfolio. The lease at the 200 Avenue B Northwest property (192 SF) expires on May 31, 2022. The lease at the 199 Avenue B Northwest property (30,373 SF) expires on October 31, 2039.

(5)	Central Florida Health Care Inc has two leases: (i) 7,527 SF that expires on October 31, 2024 and (ii) 3,920 SF that expires on May 31, 2022.

(6)	Early Learning Coalition has the right to terminate its lease in the event that its annual operational funding from governmental sources is reduced by 25% or more (with respect to the then current fiscal year compared to the previous fiscal year) upon providing not less than 270 days advance written notice of termination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 8: DOWNTOWN WINTER HaVeN Portfolio

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM & 2019	841	0.2%	0.2%	$12,805	0.3%	$15.23	2
2020	49,281	12.8	13.0%	665,109	13.7	$13.50	33
2021	48,858	12.7	25.7%	651,249	13.4	$13.33	19
2022	31,303	8.1	33.8%	577,351	11.9	$18.44	12
2023	43,800	11.4	45.1%	515,252	10.6	$11.76	10
2024	35,897	9.3	54.5%	554,360	11.4	$15.44	10
2025	2,280	0.6	55.0%	33,317	0.7	$14.61	1
2026	0	0.0	55.0%	0	0.0	$0.00	0
2027	0	0.0	55.0%	0	0.0	$0.00	0
2028	46,130	12.0	67.0%	606,750	12.5	$13.15	1
2029	0	0.0	67.0%	0	0.0	$0.00	0
2030 & Thereafter	81,567	21.2	88.2%	1,229,427	25.4	$15.07	4
Vacant	45,655	11.8	100.0%	NAP	NAP	NAP	NAP
Total/Wtd. Avg,	385,612	100.0%		$4,845,621	100.0%	$14.25	92

(1)	Calculated based on the approximate SF occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the Downtown Winter Haven Portfolio:

Historical Leased %(1)

Property	2016	2017	2018	As of 10/25/2019
Owned Space	NAV	NAV	NAV	88.2%

(1)	Historical occupancy numbers not available. The sponsors have held various properties within the Downtown Winter Haven Portfolio since the 1990s but the composition of the Downtown Winter Haven Portfolio and its occupancy numbers have changed during that time as the sponsors bought and sold properties within the Downtown Winter Haven Portfolio.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 8: DOWNTOWN WINTER HaVeN Portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Downtown Winter Haven Portfolio:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 6/30/2019	Underwritten	Underwritten $ per SF
Rents in Place	$3,287,570	$3,819,103	$4,031,840	$4,132,472	$4,845,621	$12.57
Contractual Rent Steps(2)	0	0	0	0	92,454	0.24
Grossed Up Vacant Space	0	0	0	0	683,582	1.77
Gross Potential Rent	$3,287,570	$3,819,103	$4,031,840	$4,132,472	$5,621,656	$14.58
Other Income	39,556	14,897	10,200	10,100	10,100	0.03
Total Recoveries	1,581,592	1,548,499	1,716,596	1,749,890	1,967,981	5.10
Net Rental Income	$4,908,718	$5,382,498	$5,758,636	$5,892,463	$7,599,737	$19.71
(Vacancy & Credit Loss)	0	0	0	0	(683,582)	(1.77)
Effective Gross Income	$4,908,718	$5,382,498	$5,758,636	$5,892,463	$6,916,155	$17.94

Real Estate Taxes	194,818	227,941	267,974	300,732	300,732	0.78
Insurance	111,206	113,431	134,597	130,289	310,560	0.81
Management Fee	162,577	198,872	194,838	205,134	206,509	0.54
Other Operating Expenses	1,650,165	1,550,209	1,631,088	1,632,561	1,686,895	4.37
Total Operating Expenses	$2,118,766	$2,090,453	$2,228,497	$2,268,717	$2,504,696	$6.50

Net Operating Income(3)	$2,789,952	$3,292,045	$3,530,140	$3,623,746	$4,411,459	$11.44
TI/LC	0	0	0	0	372,107	0.96
Replacement Reserves	0	0	0	0	77,122	0.20
Net Cash Flow	$2,789,952	$3,292,045	$3,530,140	$3,623,746	$3,962,229	$10.28

Occupancy	NAV	NAV	NAV	88.2%(4)	91.0%
NOI Debt Yield	7.2%	8.4%	9.1%	9.3%	11.3%
NCF DSCR	1.19x	1.41x	1.51x	1.55x	1.69x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Represents contractual rent steps through October 2020.

(3)	The increase from TTM 6/30/2019 Net Operating Income to Underwritten Net Operating Income is primarily attributable to the acquisition of the 199 Avenue B property, in addition to lease up throughout the Downtown Winter Haven Portfolio accounting for 15.7% of NRA and 14.5% of base rent since July 2019.

(4)	Based on the underwritten rent roll dated October 25, 2019.

■	Appraisal. According to the appraisal, the Downtown Winter Haven Portfolio had an aggregate appraised value of $55,530,000, with the appraised value for the 199 Avenue B Northwest property based on the “As Stabilized” appraised value of $25.64 million as of September 1, 2020. The “As Stabilized” appraised value assumes the borrower had purchased the Frontier Condos. At closing, the borrower purchased the Frontier Condos in a sale leaseback transaction for $3,675,350.

■

Environmental Matters. According to three Phase I environmental reports, all dated August 13, 2019, the environmental consultant identified evidence of three recognized environmental conditions (each, a “REC”). With respect to the 199 Avenue B Northwest and 200 Avenue B Northwest properties, a REC was identified in connection with the presence of a 27-year old underground storage tank (“UST”) at the 199 Ave B Northwest property, despite no issues or releases having been associated with its operation. Two additional RECs were identified in connection with two former USTs, one at the 199 Avenue B Northwest property and one at the 200 Avenue B Northwest property, that were reportedly removed in 1992 and 1993, respectively, and one additional UST located at the 200 Avenue B Northwest property, which was “closed-in-place” in 1987, due to the absence of closure documentation. The environmental consultant recommended that a limited subsurface investigation be conducted to determine whether the USTs have adversely impacted the 199 Avenue B Northwest and 200 Avenue B Northwest properties at an estimated cost of $20,000 to $30,000. With respect to the 220 West Central Avenue property, a REC was identified in connection with the former operation of a gas station from circa 1928 until the 1960s at the 220 West Central Avenue property, due to the absence of closure documentation and the potential that USTs remained in the ground and that the said historical

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 8: DOWNTOWN WINTER HaVeN Portfolio

operation had impacted subsurface soil and/or groundwater conditions at the related property. The environmental consultant recommended that (i) a geophysical survey be conducted in order to determine whether any UST remained at the 220 West Central Avenue property, and (ii) that a limited subsurface investigation be conducted, in order to determine whether there are contamination concerns associated with said former gas station use, at a total estimated cost of $12,000 to $17,000. With respect to the 300 3rd Street Southwest property, a REC was identified in connection with the former trailer manufacturing operation at the 300 3rd Street Southwest property from at least 1946 to 2005 and the former automotive repair shop operation at the property adjacent to the 300 3rd Street Southwest property from at least 1950 to 2005, in each case, as indicated by historical documents. The environmental consultant recommended that a limited subsurface investigation be conducted, in order to determine whether there are contamination concerns associated with said former automotive repair and trailer manufacturing use, at a total estimated cost of $12,000 to $17,000. In lieu of conducting such investigations, the borrower provided a lender secured environmental policy from Great American E & S Insurance Company with a $1,000,000 policy limit with a $25,000 deductible. The environmental policy has a 13-year term, extending three years beyond the loan term.

■	Market Overview and Competition. All of the Downtown Winter Haven Portfolio is located in Winter Haven, Florida which is part of the Lakeland-Winter Haven Core Based Statistical Area (“CBSA”). Winter Haven is located along Interstate-4 Midway between Tampa (50 miles west) and Orlando (47 miles north). Winter Haven is known for its extensive collection of lakes and history of water sports. The City of Winter Haven is home to over 50 lakes. Situated between Orlando and Tampa Bay, tourism is a deeply ingrained part of the local economy. The region is home to the largest LEGOLAND resort in the world, an approximately 150-acre theme park with more than 50 rides, shows and attractions. The LEGOLAND is located approximately five miles southwest of the Downtown Winter Haven Portfolio, which drives traffic into the downtown Winter Haven area.

Downtown Winter Haven has installed approximately five miles of underground fiber optic cable in the past 17 years with plans for 50 miles of cable expected to be installed by the end of 2019. Local businesses benefit from Winter Haven’s position along the east-west portion of Florida’s LambdaRail, a dedicated statewide communications facility made up of 1,540 miles of dark fiber. Downtown Winter Haven is also the location of Protected Trust, a tenant at the 199 Avenue B Northwest property (and an affiliate of Six/Ten, LLC, one of the borrower sponsors), a full-service data center in a structure that is category five hurricane wind load certified.

The Downtown Winter Haven Portfolio Properties are located in the Downtown Winter Haven submarket. As of the second quarter of 2019, the Downtown Winter Haven office submarket contained approximately 2.8 million SF of office inventory with a 1.3% vacancy rate and asking rents of $14.40 per SF. As of the second quarter of 2019, the City of Winter Haven retail submarket contained approximately 5.4 million SF of inventory with a 2.0% vacancy rate and asking rents of $12.66 per SF (NNN). According to the appraisal, the population as of 2018 within a one-, three- and five-mile radius of the Downtown Winter Haven Portfolio was 7,122, 46,845 and 98,076, respectively. According to the appraisal, the average household income as of 2018 within a one-, three- and five-mile radius of the Downtown Winter Haven Portfolio was $48,058, $57,935 and $60,054, respectively.

■	The Borrower. The borrower is Metro Six/Ten, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Downtown Winter Haven Portfolio Loan. The borrower sponsors and non-recourse carveout guarantors are Carl J. Strang III and Six/Ten, LLC. Six/Ten, LLC (“Six/Ten”) develops, leases and manages a diverse portfolio of commercial real estate properties (including an additional 15 properties within a mile of the Downtown Winter Haven Portfolio and 3 other properties in the greater Winter Haven area) and also owns or has interests in several operating companies across Central Florida. Six/Ten’s main area of operation is Winter Haven, Florida. Carl J. Strang III serves as CEO of Six/Ten. Tenants affiliated with Six/Ten lease 54,588 SF (14.2% of net rentable area) and represent 21.5% of underwritten base rent at the Downtown Winter Haven Portfolio.

■	Escrows. On the origination date of the Downtown Winter Haven Portfolio Loan, the borrower funded reserves of $26,553 for real estate taxes.

On each due date, the borrower is required to fund the following reserves with respect to the Downtown Winter Haven Portfolio Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates is necessary to pay taxes over the then succeeding 12-month period (initially estimated to be $26,553 per month), (ii) a replacement reserve in an amount equal to $6,427, subject to a cap of $231,367, (iii) a rollover reserve in an amount equal to $32,134, subject to a cap of $1,156,836 and (iv) into a lease sweep reserve, all available cash if a Lease Sweep Period (as defined below) has occurred and is continuing.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 8: DOWNTOWN WINTER HaVeN Portfolio

■	Lockbox and Cash Management. The Downtown Winter Haven Portfolio Loan is structured with a hard lockbox and springing cash management. Prior to a Trigger Period (as defined below), all sums deposited into the lockbox account are required to be transferred daily into the borrower’s operating account. During the occurrence and continuance of a Trigger Period, all deposits into the lockbox account are required to be transferred on a daily basis to an account controlled by the lender, to be applied to payment of all monthly amounts due under the Downtown Winter Haven Portfolio Loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses, with any excess funds being deposited (i) if a Lease Sweep Period (as defined below) is continuing, into the lease sweep reserve, if applicable, until the Lease Sweep Period has been cured or (ii) no Lease Sweep Period is continuing, and another Trigger Period is continuing, into a cash collateral account to be held as additional security for the Downtown Winter Haven Portfolio Loan during the continuance of such Trigger Period.

A “Trigger Period” means the occurrence of (i) an event of default under the loan documents, (ii) as of any calendar quarter the debt service coverage ratio is less than 1.20x, or (iii) a Lease Sweep Period. A Trigger Period will end (a) with respect to clause (i) above, if such event of default has been cured, (b) with respect to clause (ii) above, the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters and (c) with respect to clause (iii) above, the Lease Sweep Period has been cured.

A "Lease Sweep Period" will commence (a) upon the earlier of (i) the date that is 12 months prior to the expiration of a Sweep Lease (as defined below) or (ii) upon the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease or upon the borrower's receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease; (c) if a Sweep Tenant has ceased operating its business (i.e., "goes dark") at substantially all of its space at the related Downtown Winter Haven Portfolio property; (d) upon a default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, or (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent.

A Lease Sweep Period will end once the applicable Lease Sweep Period event has been cured or the space demised under the Sweep Lease has been re-tenanted pursuant to one or more "qualified leases" as defined in the Downtown Winter Haven Portfolio Loan documents (or, if applicable, the applicable Lease Sweep Lease has been renewed pursuant to its terms) and, in the lender's judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith (and any operating shortfalls relating to the delay in the commencement of full rent payments).

A "Sweep Lease" means the lease with Bond & Steel Clinic PA and the lease with IF&D Data Center LLC, and any replacement lease covering a majority of the space currently demised under such lease.

A "Sweep Tenant" shall mean any tenant under a Sweep Lease.

■	Property Management. The Downtown Winter Haven Portfolio is managed by Six/Ten, LLC, one of the borrower sponsors.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy without an exclusion of terrorism in an amount equal to the full replacement cost of the Downtown Winter Haven Portfolio, plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable property until the completion of restoration or the expiration of 18 months and an extended indemnity period of six months. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN # 9: Tysons Tower

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 9: Tysons Tower

Floor								
20	Intelsat 28,956 SF 7/2029							
19	Intelsat 28,956 SF 7/2029							
18	Intelsat 28,956 SF 7/2029							
17	Intelsat 28,956 SF 7/2029							
16	Intelsat 28,956 SF 7/2029							
15	Intelsat 28,956 SF 7/2029							
14	Intelsat 9,880 SF 7/2029	GTT Expansion Space 5,910 SF 1/2022	GTT 13,166 SF 1/2022					
12	Intelsat 28,956 SF 7/2029							
11	Splunk 28,956 SF 5/2022							
10	Splunk 28,565 SF 5/2022							
9	Deloitte 28,580 SF 8/2027							
8	Deloitte 28,553 SF 8/2027							
7	Deloitte 28,553 SF 8/2027							
6	@Legal Discovery 6,725 SF 2/2024	Transwestern 10,473 SF 2/2024	Transwestern 2,682 SF 2/2024	Deloitte 8,692 SF 8/2027				
5	ReedSmith 28,553 SF 7/2029							
4	IronNet Cybersecurity 12,238 SF 11/2026	Savills Studey 6,139 SF 12/2026	Slalom 7,586 SF 7/2023	Slalom 2,590 SF 7/2023				
3	Morgan Franklin 28,553 SF 2/2027							
2	Property Management Office	Fitness Center	M2 1,808 SF 4/2025	Siegfried 3,059 SF 1/2020	Colliers Intl. 4,763 SF 1/2020	Kensho Tech. 4,688 SF 5/2025	RPAI 3,214 SF 1/2022	Comerica 4,700 SF 1/2020
Plaza	Bank of New York Mellon 4,000 SF 2/2027	Eddie V's 9,943 SF 4/2025						
Street	Bloom Salon Lower Plaza Retail 1,643 SF 12/2027	Lobby						
Parking	Parking Levels							

Vacant | Building | 2020 – 2021 | 2022 – 2023 | 2024 – 2025 | 2026+

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 9: Tysons Tower

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 9: Tysons Tower

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JPMCB
Location (City/State)	McLean, Virginia	Cut-off Date Balance(2)	$35,000,000
Property Type	Office	Cut-off Date Balance per SF(1)	$359.35
Size (SF)	528,730	Percentage of Initial Pool Balance	4.1%
Total Occupancy as of 8/30/2019	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/30/2019	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2014 / NAP	Mortgage Rate	3.33000%
Appraised Value	$365,000,000	Original Term to Maturity (Months)	120
Appraisal Date	8/12/2019	Original Amortization Term (Months)	NAP
Borrower Sponsors	The Macerich Partnership, L.P. and	Original Interest Only Term (Months)	120
Alaska Permanent Fund Corporation	First Payment Date	11/11/2019
Property Management	Hines Interests Limited Partnership	Maturity Date	10/11/2029

Underwritten Revenues	$31,434,407
Underwritten Expenses	$10,604,603	Escrows(3)
Underwritten Net Operating Income (NOI)	$20,829,804	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$19,666,598	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	52.1%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	52.1%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	3.25x / 3.07x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.0% / 10.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$190,000,000	100.0%	Principal Equity Distribution(4)	$188,546,123	99.2%
Closing Costs	1,453,877	0.8
Total Sources	$190,000,000	100.0%	Total Uses	$190,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Tysons Tower Loan Combination (as defined below).
(2)	The Tysons Tower Loan (as defined below) consists of the non-controlling Notes A-5 and A-7 and is part of the Tysons Tower Loan Combination (as defined below) evidenced by seven pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $190.0 million. For additional information, see “—The Mortgage Loan” herein.
(3)	See “—Escrows” below.
(4)	The Tysons Tower Property (as defined below) was previously unencumbered. The borrower sponsors constructed the Tysons Tower Property in 2014 at a total cost of approximately $218.2 million ($413 PSF).

■	The Mortgage Loan. The mortgage loan (the “Tysons Tower Loan”) is part of a loan combination (the “Tysons Tower Loan Combination”) evidenced by seven pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $190,000,000. The Tysons Tower Loan Combination is secured by a first mortgage encumbering the borrower’s fee simple interest in a 528,730 SF, Class A, suburban office building located in McLean, Virginia (the “Tysons Tower Property”). The Tysons Tower Loan Combination, which accrues interest at an interest rate of 3.33000% per annum, was co-originated by Wells Fargo Bank, National Association (“WFB”) and JPMorgan Chase Bank, National Association (“JPMCB”) on September 12, 2019, had an original principal balance and an outstanding principal balance as of the Cut-off Date of $190,000,000. The Tysons Tower Loan, which is evidenced by the non-controlling Note A-5 and Note A-7, has an outstanding aggregate principal balance as of the Cut-off Date of $35,000,000 and represents approximately 4.1% of the Initial Pool Balance. The controlling Note A-1 ($50,000,000), and the non-controlling promissory notes A-2 ($25,000,000), A-3 ($20,000,000), A-4 ($40,000,000), and A-6 ($20,000,000), in the aggregate original principal amount of $155,000,000 (collectively, the “Tysons Tower Pari Passu Companion Loans”), have been contributed to securitization trusts by WFB and JPMCB. The controlling Note A-1 was securitized in the BANK 2019-BNK21 transaction. The non-controlling Note A-2 and Note A-3 were securitized in the BANK 2019-BNK22 transaction. The non-controlling Note A-4 was securitized in the Benchmark 2019-B14 transaction. Note A-6 was securitized in the JPMDB 2019-COR6 transaction. The relationship between the holders of the Tysons Tower Loan Combination will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Outside Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 9: Tysons Tower

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	BANK 2019-BNK21	Yes
Note A-2	25,000,000	25,000,000	BANK 2019-BNK22	No
Note A-3	20,000,000	20,000,000	BANK 2019-BNK22	No
Note A-4	40,000,000	40,000,000	Benchmark 2019-B14	No
Note A-5, A-7	35,000,000	35,000,000	Benchmark 2019-B15	No
Note A-6	20,000,000	20,000,000	JPMDB 2019-COR6	No
Total / Wtd. Avg.	$190,000,000	$190,000,000

The Tysons Tower Loan Combination has an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires monthly payments of interest only for the term of the Tysons Tower Loan Combination. The scheduled maturity date of the Tysons Tower Loan Combination is the due date in October 2029. Provided no event of default has occurred and is continuing, at any time after the earlier to occur (i) November 11, 2022 and (ii) the second anniversary of the securitization of the last portion of the Tysons Tower Loan Combination, the Tysons Tower Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Tysons Tower Loan Combination documents. Voluntary prepayment of the Tysons Tower Loan Combination is permitted on or after the due date in June 2029 without payment of any prepayment premium.

■	The Mortgaged Property. The Tysons Tower property is a 20-story, 528,730 SF, Class A, LEED Gold certified suburban office building located in McLean, Virginia, approximately 11.4 miles west of Washington, D.C. The borrower sponsors constructed the Tysons Tower Property in 2014 at a total cost of approximately $218.2 million ($413 PSF). Amenities at the Tysons Tower Property include a fitness center with locker rooms, a full service restaurant, covered bike storage, a rooftop garden with panoramic views of Washington, D.C. and the Blue Ridge Mountains, and 1,204 surface and garage parking spaces, resulting in a parking ratio of 2.3 spaces per 1,000 SF of net rentable area. As of August 30, 2019, the Tysons Tower Property was 100.0% occupied by 20 tenants including 17 office tenants, one restaurant retail tenant, one bank retail tenant and one management office.

The Tysons Tower Property is part of a three-building complex known as the “Tysons Corner Campus”, which also includes the 28-story Vita Apartments and the 300-room Hyatt Regency Tysons Corner hotel (each owned by affiliates of Macerich, but not part of the collateral for the Tysons Tower Loan Combination). The Tysons Corner Campus is connected via an elevated, 1.5-acre pedestrian plaza that features games, a children’s play area, outdoor common areas, as well as space to host concerts and events. The Tysons Corner Campus is also connected via an elevated walkway to the Macerich-owned, approximately 2.0 million SF Tysons Corner Center super-regional mall, which is located across the street from the Tysons Tower Property. With more than 300 shops, dining and entertainment options, Tysons Corner Center is one of the largest shopping centers in the United States. Major retailers at Tysons Corner Center include Nordstrom, Bloomingdale’s, Macy’s, Apple, Dyson, Uniqlo, American Girl, Louis Vuitton, Gucci, Michael Kors, Lacoste, and The Disney Store, among others.

The largest tenant, Intelsat Global Service Corporation (212,572 SF; 40.2% of NRA; 41.5% of underwritten base rent) (“Intelsat”), is a provider of global satellite services serving billions of people worldwide. Intelsat executed its lease at the Tysons Tower Property in July 2014 and was one of the first tenants to take occupancy in the building. Intelsat occupies floors 12 through 20 at the Tysons Tower Property, which serves as the company’s administrative headquarters. Intelsat has a lease expiration of July 2029 with two renewal options with 18 months’ notice at the fair market rental rate at the maximum extension of 15 years (in the aggregate, at Intelsat’s discretion).

The second largest tenant, Deloitte, LLP (94,378 SF; 17.8% of NRA; 17.2% of underwritten base rent) (“Deloitte”), provides clients with a broad range of audit and assurance, consulting, financial advisory, risk, and tax services. Deloitte executed its lease at the Tysons Tower Property in August 2014 and was one of the first tenants to take occupancy in the building. Deloitte originally occupied floors seven through nine, and exercised an expansion right for a portion of the sixth floor in 2019. Deloitte has a lease expiration of August 2027 with the option to elect either (i) one, 10-year renewal option, or (ii) two, five-year renewal options, each with 18 months’ notice at the fair market rental rate.

The third largest tenant, Splunk Inc (57,521 SF; 10.9% of NRA; 11.9% of underwritten base rent) (“Splunk”) provides software solutions that enable organizations to gain real-time operational intelligence in the United States and internationally. Splunk serves cloud and online services, education, financial services, government, healthcare/pharmaceuticals, industrials/manufacturing, media/entertainment, retail/e-commerce, technology, and telecommunications industries. Splunk initially took occupancy in the eleventh floor in phases in November 2014 and

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 9: Tysons Tower

May 2015, and expanded to occupy the tenth floor in December 2017. Splunk has a lease expiration of May 2022 with one, five-year option to renew with 10 months’ notice at the fair market rental rate.

The following table presents certain information relating to the tenants at the Tysons Tower Property:

Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Intelsat Global Service Corporation(4)	NR/NR/CCC+	212,572	40.2%	$12,430,903	41.5%	$58.48	7/31/2029	2, Various
Deloitte, LLP(5)	NR/NR/NR	94,378	17.8	5,144,545	17.2	$54.51	8/31/2027	Various
Splunk Inc(6)	NR/NR/NR	57,521	10.9	3,558,249	11.9	$61.86	5/31/2022	1, 5-year option
Morgan Franklin(7)	NR/NR/NR	28,553	5.4	1,591,259	5.3	$55.73	2/28/2027	1, 5-year option
Reed Smith LLP(8)	NR/NR/NR	28,553	5.4	1,494,324	5.0	$52.34	7/31/2029	2, 5-Year options
GTT	CCC+/B2/B-	19,076	3.6	1,010,265	3.44	$52.96	1/31/2022	1, 5-Year option
Transwestern Commercial Services(9)	NR/NR/NR	13,155	2.5	723,131	2.4%	$54.97	2/28/2024	1, 5-year option
IronNet CyberSecurity	NR/NR/NR	12,238	2.3	695,608	2.3%	$56.84	11/30/2026	1, 5-year option
Slalom, LLC	NR/NR/NR	10,176	1.9	548,523	1.8%	$53.90	7/31/2023	1, 5-Year option
GMRI Inc. (Eddie V’s)	BBB/Baa2/BBB	9,943	1.9	458,372	1.5	$46.10	4/9/2025	3, 5-Year options
Total Major Office and Retail		486,165	91.9%	$27,655,179	92.3%	$56.88
Other Occupied Office and Retail(10)		42,565	8.1	2,302,861	7.7	$54.10
Total Occupied		528,730	100.0%	$29,958,040	100.0%	$56.66
Vacant		0	0.0
Total		528,730	100.0%

(1)	Based on the underwritten rent roll dated August 30, 2019.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF is inclusive of rent steps through September 2020 totaling $751,235. The lender’s underwriting gives separate credit for straight-line rent averaging for Bank of NY Mellon, an investment grade tenant, over its remaining lease term totaling $18,013. Base Rent PSF shown in the Tenant Summary above is not inclusive of credit given for straight-line rent averaging for such investment grade tenant.
(4)	Intelsat has two options to renew with 18 months’ notice at the fair market rental rate that, when combined, permit a maximum of 15 years’ extension.
(5)	Deloitte has the option to elect either (i) one, 10-year renewal option, or (ii) two, five-year renewal options, each with 18 months’ notice at the fair market rental rate.
(6)	Splunk has one, five-year option to renew with 10 months’ notice at the fair market rental rate.
(7)	Morgan Franklin subleases approximately 3,990 SF to BackOffice Associates, LLC at a base rental rate of $49.92 PSF through January 30, 2020. Morgan Franklin has the one-time right to terminate its lease effective February 28, 2024, with 12 months’ prior notice, subject to a termination fee equal to the then-unamortized amount of tenant improvements and leasing commissions, as of the effective date of termination.
(8)	Reed Smith LLP has two, 5-year options to renew, each with 15 months’ notice at the fair market rental rate. Reed Smith LLP has the one-time right to terminate its lease effective August 1, 2027, with 15 months’ prior notice, subject to a termination fee equal to (i) three months of base rent and (ii) the then-unamortized amount of tenant improvements and leasing commissions, as of the effective date of termination.
(9)	Transwestern Commercial Services subleases approximately 1,904 SF to Technalink, Inc. at a base rental rate of $38.11 PSF through July 31, 2021.
(10)	Other Occupied Office and Retail includes 1,821 SF management office with no attributable underwritten base rent.

The following table presents certain information relating to the lease rollover schedule at the Tysons Tower Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM(3)	1,821	0.3%	0.3%	$0	0.0%	$0.00	1
2019	0	0.0%	0.3%	0	0.0%	$0.00	0
2020	0	0.0%	0.3%	0	0.0%	$0.00	0
2021	0	0.0%	0.3%	0	0.0%	$0.00	0
2022	79,811	15.1%	15.4%	4,736,831	15.8%	$59.35	6
2023	10,176	1.9%	17.4%	548,523	1.8%	$53.90	2
2024	19,880	3.8%	21.1%	1,095,158	3.7%	$55.09	3
2025	28,966	5.5%	26.6%	1,523,660	5.1%	$52.60	6
2026	18,377	3.5%	30.1%	1,043,433	3.5%	$56.78	3
2027	128,574	24.3%	54.4%	7,085,208	23.7%	$55.11	7
2028	0	0.0%	54.4%	0	0.0%	$0.00	0
2029 & Thereafter	241,125	45.6%	100.0%	13,925,227	46.5%	$57.75	12
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	528,730	100.0%		$29,958,040	100.0%	$56.66	40

(1)	Information is based on the underwritten rent roll dated August 30, 2019.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	MTM includes a 1,821 SF management office with no attributable underwritten base rent.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 9: Tysons Tower

The following table presents certain information relating to historical leasing at the Tysons Tower Property:

Historical Leased %(1)

2016	2017	2018	As of 8/30/2019(2)
96.1%	98.4%	100.0%	100.0%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.
(2)	Based on the underwritten rent roll dated August 30, 2019.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Tysons Tower Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM(2)	Underwritten	Underwritten $ per SF
Base Rent	$19,206,816	$25,076,626	$27,814,508	$28,183,964	$29,958,040	$56.66
Percentage Rent	0	38,688	34,469	59,577	59,577	0.11
Straight Line Rent(3)	0	0	0	0	18,013	0.03
Vacant Income	0	0	0	0	0	0.00
Gross Potential Rent	$19,206,816	$25,115,314	$27,848,977	$28,243,541	$30,035,630	$56.81

Total Reimbursements	$208,561	$367,411	$896,729	$1,296,894	$1,732,303	$3.28
Total Other Income	2,229,538	2,410,211	2,602,519	2,662,278	2,662,278	5.04
Vacancy & Credit Loss	0	0	0	0	(2,995,804)	(5.67)
Effective Gross Income	$21,644,915	$27,892,936	$31,348,225	$32,202,713	$31,434,407	$59.45

Real Estate Taxes	$3,219,674	$3,570,905	$3,927,437	$4,057,334	$4,048,719	$7.66
Insurance	55,262	77,406	72,857	74,750	74,936	0.14
Management Fee	561,491	1,288,906	941,707	982,189	943,032	1.78
Other Operating Expenses	5,245,623	5,075,301	5,440,556	5,385,921	5,537,916	10.47
Total Operating Expenses	$9,082,050	$10,012,518	$10,382,557	$10,500,194	$10,604,603	$20.06

Net Operating Income	$12,562,865	$17,880,418	$20,965,668	$21,702,519	$20,829,804	$39.40
TI/LC	0	0	0	0	1,057,460	2.00
Capital Expenditures	0	0	0	0	105,746	0.20
Net Cash Flow	$12,562,865	$17,880,418	$20,965,668	$21,702,519	$19,666,598	$37.20

Occupancy	96.1%	98.4%	100.0%	100.0%	90.5%
NOI Debt Yield(4)	6.6%	9.4%	11.0%	11.4%	11.0%
NCF DSCR(4)	1.96x	2.79x	3.27x	3.38x	3.07x

(1)	Based on the underwritten rent roll dated August 30, 2019 and includes rent steps through September 2020 totaling $751,235.
(2)	TTM represents the trailing 12-month period ending June 30, 2019. The Tysons Tower Property was 100.0% occupied as of August 30, 2019.
(3)	Straight Line Rent represents straight-line rent averaging over the remaining loan term for Bank of NY Mellon.
(4)	NOI Debt Yield and NCF DSCR are calculated based on the Tysons Tower Loan Combination.
■	Appraisal. According to the appraisal, the Tysons Tower Property had an “as-is” appraised value of $365,000,000 as of August 12, 2019.
Appraisal Approach	Value	Discount Rate	Capitalization Rate
Discounted Cash Flow Approach	$365,000,000	7.00%(1)	6.50%(2)

(1)	The Internal Rate of Return is used for the discount rate.
(2)	Represents the terminal capitalization rate as shown in the appraisal.

■	Environmental Matters. Based on a Phase I environmental report dated August 13, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Tysons Tower Property.

■	Market Overview and Competition. The Tysons Tower Property is situated on the northwest corner of the intersection of Tysons One Place and Westpark Drive within the Tysons Corner submarket of McLean, Virginia. The Tysons Tower Property is situated approximately two blocks southeast of the Tysons Corner Metrorail station, which operates on the Silver Metro rail line that travels east-west through Washington, D.C. The Tysons Corner Metrorail station was built as part of Phase I of the Dulles Corridor Metrorail project, an extension of the Metrorail system through Tysons Corner to Dulles International Airport and Loudoun County, which began operation in 2014. Additionally, the Tysons Tower Property is located adjacent to the Capital Beltway (Interstate-495) and Route 123 interchange, approximately 15.0

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 9: Tysons Tower

miles east of the Dulles International Airport, and approximately 13.1 miles west of the Ronald Reagan Washington Airport.

Tysons Corner is the largest office submarket in Northern Virginia, consisting of approximately 29.0 million SF of office space. Several Fortune 500 companies have headquarters within the Tysons Corner submarket, including Freddie Mac, Capital One Financial, SAIC, Hilton Worldwide and Gannett. Tysons Corner also features over 5.7 million SF of retail space including the aforementioned Tysons Corner Center super-regional mall as well as Tysons Galleria, which features Saks Fifth Avenue and Neiman Marcus. Residential uses in Tysons Corner feature numerous garden-style, mid-rise and high-rise apartment and condominium projects. Additionally, during the last 20 years, a significant number of luxury townhouse and single-family detached communities have been developed on in-fill parcels within and surrounding Tysons Corner. According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of the Tysons Tower Property was approximately 105,483 and 268,473, respectively; and the estimated 2019 average household income within the same radii was approximately $156,464 and $163,643, respectively.

The appraisal identified 12 comparable office leases with rents ranging from $47.00 to $63.00 PSF with a weighted average rent of approximately $54.31 PSF. The Tysons Tower Property’s in-place weighted average office rent is approximately $53.22 and $56.96 PSF for the lower and upper office levels, respectively, below the appraisal’s concluded market rents of $56.00 and $58.00 PSF for the same spaces, respectively.

The following table presents certain information relating to comparable buildings for the Tysons Tower Property:

Office Building Comparables(1)

Property Name	City, State	Year Built	Sale Date	NRA (SF)	Occupancy	Sale Price	Sale Price PSF
One Liberty Center	Arlington, Virginia	2005	June 2019	319,327	100%	$151,200,000	$473
2000 Duke	Alexandria, Virginia	1997	February 2019	156,746	100%	$75,000,000	$478
Carlyle Overlook	Alexandria, Virginia	2008	September 2018	121,908	99%	$59,000,000	$484
1300 North 17th	Arlington, Virginia	1980	January 2018	397,724	95%	$250,000,000	$629
Waterview	Rosslyn, Virginia	2006	May 2017	633,908	99%	$460,000,000	$726

(1)	Source: Appraisal.
■	The Borrower. The borrower is Tysons Corner Office I LLC, a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsors are The Macerich Partnership, L.P. (“MPLP”) and Alaska Permanent Fund Corporation (“APFC”), each of which has a 50.0% indirect joint venture ownership interest in the Tysons Tower borrower.

There is no non-recourse carveout guarantor. MPLP is an affiliate of The Macerich Company (“Macerich”) (NYSE: MAC) which maintained an equity market capitalization of approximately $4.7 billion as of June 30, 2019. Macerich is a self-administered and self-managed real estate investment trust involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community shopping centers located throughout the United States. Macerich specializes in retail properties in many of the country’s most densely populated markets, with a significant presence on the west coast, Arizona, Chicago and in the corridor from the greater New York metropolitan area to Washington, D.C. As of June 30, 2019, Macerich had ownership interest in commercial real estate assets totaling approximately 51 million SF consisting primarily of 47 regional shopping centers, including the Tysons Corner Center super-regional mall located adjacent to the Tysons Tower Property.

APFC is a sovereign wealth fund created in 1980 by the Alaska Legislature and is the largest state-level fund of its kind in the United States. APFC’s investment strategy employs a combination of internally managed direct investments alongside externally managed fund investments. Major asset classes include public equities, fixed-income, private equity, real estate, infrastructure, and absolute return strategies. As of June 30, 2019, APFC’s real estate portfolio included partial or complete ownership in 54 properties valued at approximately $4.1 billion. As of June 30, 2019, APFC had a total fund value of approximately $66.3 billion.

■	Escrows. On a monthly basis, upon the occurrence and continuance of a Cash Trap Event Period (as defined below), the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into the tax reserve account. On a monthly basis, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of estimated insurance premiums. So long as the borrower provides the lender evidence of timely payment of insurance premiums and there is no event of default or Cash Trap Event Period continuing, the requirement for monthly deposits

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN # 9: Tysons Tower

■	into the insurance reserve is waived. On a monthly basis, upon the occurrence and continuance of a Cash Trap Event Period, the borrower is required to deposit $50,000 into a replacement reserve, subject to a cap of $1,000,000. On a monthly basis, upon the occurrence and continuance of a Cash Trap Event Period, the borrower is required to deposit $110,152 into a TI/LC reserve, subject to a cap of $1,321,825.
■	Lockbox and Cash Management. The Tysons Tower Loan Combination is structured with a hard lockbox, and springing cash management. The Tysons Tower borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the Tysons Tower borrower or the property manager are required to be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to the Tysons Tower borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept weekly and on the second business day preceding each due date to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Tysons Tower Loan Combination during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier to occur of (i) an event of default under the Tysons Tower Loan Combination documents, or (ii) the net cash flow debt service coverage ratio (“NCF DSCR”), calculated on a hypothetical fully amortizing 30-year schedule, being less than 1.15x at the end of any Calculation Date (as defined below).

A Cash Trap Event Period may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default or (b) clause (ii) above, the debt service coverage ratio is at least 1.20x for two consecutive Calculation Dates.

A “Calculation Date” means the 45th day following the end of each calendar quarter during the Tyson Towers Loan Combination term.

■	Property Management. The Tysons Tower Property is managed by Hines Interests Limited Partnership, a Delaware limited partnership.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Tysons Tower Loan Combination documents require that the “all risk” insurance policy required to be maintained by the Tysons Tower borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Tysons Tower Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Tysons Tower borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

LOAN #10: legends at Village West

LEGENDS 14
LEGENDS

amc
LEGENDS 14

LEGENDS

LEGENDS

amc
LEGENDS 14
EXPRESS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: legends at Village West

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: legends at Village West

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: legends at Village West

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		CREFI
Location (City/State)	Kansas City, Kansas		Cut-off Date Balance(2)		$34,948,301
Property Type	Retail		Cut-off Date Balance per SF(2)		$170.51
Size (SF)	702,750		Percentage of Initial Pool Balance		4.1%
Total Occupancy as of 9/15/2019	92.1%		Number of Related Mortgage Loans		None
Owned Occupancy as of 9/15/2019	92.1%		Type of Security		Fee Simple
Year Built / Latest Renovation	2005 / 2019		Mortgage Rate		3.86000%
Appraised Value	$225,000,000		Original Term to Maturity (Months)		60
Appraisal Date	9/1/2021		Original Amortization Term (Months)		360
Borrower Sponsor(1)	Various		Original Interest Only Period (Months)		NAP
Property Management	Legacy Asset Management, LLC		First Payment Date		12/6/2019
			Maturity Date		11/6/2024

Underwritten Revenues	$22,757,007
Underwritten Expenses	$11,382,857		Escrows(3)
Underwritten Net Operating Income (NOI)	$11,374,151			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,254,688		Taxes	$3,569,900	$594,983
Cut-off Date LTV Ratio(2)	53.3%		Insurance	$0	$0
Maturity Date LTV Ratio(2)	48.3%		Replacement Reserve	$0	$9,955
DSCR Based on Underwritten NOI / NCF(2)	1.68x / 1.67x		TI/LC	$10,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.5% / 9.4%		Immediate Repairs	$227,700	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$120,000,000	84.4%	Mortgage Loan Payoff	$127,397,288	89.6%
Sponsor Equity	22,257,132	15.6	Closing Costs	13,797,600	9.7
			Upfront Reserves	1,062,245	0.7
Total Sources	$142,257,132	100.0%	Total Uses	$142,257,132	100.0%

(1)	See “—The Borrower” below.

(2)	The Legends at Village West Loan (as defined below) is part of a loan combination evidenced by three pari passu notes with an aggregate outstanding principal balance of $120.0 million. The financial information presented in the chart above reflects the $120.0 million aggregate Cut-off Date balance of the Legends at Village West Loan Combination (as defined below).

(3)	See “—Escrows” below

■	The Mortgage Loan. The Legends at Village West mortgage loan (the “Legends at Village West Loan”) is a fixed rate loan secured by a first mortgage lien on the borrower’s fee simple interest in a 702,750 SF regional open-air outlet shopping center located in Kansas City, Kansas (the “Legends at Village West Property”). The Legends at Village West Loan is part of a loan combination comprised of three pari passu notes in the aggregate original principal balance of $120.0 million (the “Legends at Village West Loan Combination”). The Legends at Village West Loan Combination is evidenced by the non-controlling Note A-3, with an original principal balance of $35,000,000 and outstanding principal balance as of the Cut-off Date of approximately $34.9 million, and is being contributed to the Benchmark 2019-B15 mortgage trust. The non-controlling Note A-2 ($35.0 million) expected to be contributed to the COMM 2019-GC44 mortgage trust and the controlling Note A-1 ($50.0 million) is expected to be contributed to the Benchmark 2019-B14 trust. The Legends at Village West Loan Combination has a five-year term and will amortize on a 30-year schedule. The most recent prior financing of the Legends at Village West Property was not included in a prior securitization transaction.

The Legends at Village West Loan Combination lockout period is required to be at least 25 payments beginning with and including the first payment date of December 6, 2019. Defeasance of the Legends at Village West Loan Combination is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) October 22, 2022. The assumed lockout period of 25 months is based on the expected closing date of the Benchmark 2019-B15 securitization in December 2019. The actual lockout period may be longer.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: legends at Village West

The table below summarizes the notes that comprise the Legends at Village West Loan Combination. The relationship between the holders of the Legends at Village West Loan Combination will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Non-Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece

A-1	$50,000,000	$49,926,144	Benchmark 2019-B14(1)	Yes
A-2	35,000,000	34,948,301	COMM 2019-GC44(2)	No
A-3	35,000,000	34,948,301	Benchmark 2019-B15	No
Total	$120,000,000	$119,822,745

(1)	Expected to be contributed to the Benchmark 2019-B14 transaction.

(2)	Expected to be contributed to the COMM 2019-GC44 transaction.

The Mortgaged Property. The Legends at Village West Property is a regional open-air outlet shopping center that comprises 702,750 SF of gross leasable area (including two operation and easement agreement outparcels that contribute to common area maintenance only), located in the southeast quadrant of Village West Parkway and Parallel Parkway in Kansas City, Kansas. The Legends at Village West Property was developed by RED Development in 2005 and later underwent a conversion, in order to become an entertainment-focused outlet center. The Legends at Village West Property is located on a site that is 79.2 acres and it is part of the 400-acre Village West Tourism District which includes: the Nebraska Furniture Mart, Community America Ballpark, Kansas Speedway, Hollywood Casino, Sporting KC’s soccer stadium (18,500 seats), Kansas City T-Bones stadium (4,800 seats) and the 660,000 SF Cerner office campus. Kansas Speedway and Village West attract over 10 million visitors annually. In addition, the Legends at Village West Property’s proximity to the Nebraska Furniture Mart, one of the nation’s top two highest-volume furniture outlets in the country and Cabela’s, brings a large volume of traffic to the Legends at Village West Property.

The Legends at Village West Property is 92.1% leased as of September 15, 2019 to a collection of 90 tenants comprised of two theater/entertainment tenants, 16 restaurants, and 72 designer and brand-name outlet stores. The anchor/major tenants include: AMC Theaters, Dave and Busters, TJ Maxx, Off Broadway Shoes and HomeGoods. Additional retail line-up includes many of the top performing outlet merchants in the industry, including Coach, Kate Spade, Michael Kors, Nike, Under Armour, Ralph Lauren, H&M, Tommy Hilfiger, J.Crew, GAP, Old Navy and Banana Republic. Additionally, the Legends at Village West Property includes two ground leases held by Residence Inn and Taco Bueno, which pay approximately $269,000 and $60,000, respectively, on an annual basis.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: legends at Village West

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Legends at Village West Property:

Largest Ten Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options	Sales PSF(4)	Occupancy Cost(4)
American Multi-Cinema, Inc.	NR / NR / NR	88,270	12.6%	$1,212,145	8.9%	$13.73	8/31/2028	3, 5-year options	$466,417	27.0%
Dave & Busters	NR / NR / NR	46,953	6.7	852,197	6.3	$18.15	11/30/2022	3, 5-year options	$161	17.0%
Off Broadway Shoes	NR / NR / NR	21,554	3.1	361,029	2.7	$16.75	1/31/2026	1, 5-year option	$321	10.4%
TJ Maxx	NR / A2 / A+	29,956	4.3	284,582	2.1	$9.50	10/31/2020	4, 5-year options	$328	7.1%
Old Navy	NR / Baa2 / BB+	17,266	2.5	258,990	1.9	$15.00	7/31/2021	2, 5-year options	$294	10.6%
HomeGoods	NR / A2 / A+	20,150	2.9	244,890	1.8	$12.15	5/31/2028	2, 5-year options	NAV	NAV
H&M	NR / NR / NR	25,025	3.6	185,713	1.4	$7.42	1/31/2028	4, 5-year options	$106	7.0%
Cavender's	NR / NR / NR	16,207	2.3	178,682	1.3	$11.02	5/31/2028	1, 5-year option	$241	8.9%
Books a Million	NR / NR / NR	16,846	2.4	131,904	1.0	$7.83	1/31/2022	4, 5-year options	$73	10.8%
Polo Ralph Lauren	NR / A2 / A-	16,979	2.4	41,140	0.3	$2.42	10/31/2021	4, 5-year options	$247	3.1%
Ten Largest Owned Tenants		299,206	42.6%	$3,751,273	27.7%	$12.54
Remaining Tenant Total		348,093	49.5	$9,804,548	72.3	28.17
Vacant		55,451	7.9	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		702,750	100.0%	$13,555,820	100.0%	$20.94

(1)	Based on the underwritten rent roll dated September 15, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $123,690 of contractual rent steps through October 2020 and $66,204 which represents present value of rent steps for Verizon, Converse, Under Armour, and HomeGoods through the term of the loan. UW Base Rent, UW Base Rent $ per SF, and % of Total UW Base Rent also includes $547,978 of percentage rent paid by tenants whose rent is calculated monthly as a factor of sales.

(4)	Sales PSF and Occupancy Cost are as of August 31, 2019. Sales PSF for American Multi-Cinema, Inc. represents sales per screen, 14 screens, at the Legends at Village West Property.

The following table presents certain information relating to the lease rollover schedule at the Legends at Village West Property, based on initial lease expiration dates:

Lease Expiration Schedule (1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
2019(3)	30,005	4.3%	4.3%	$153,605	1.1%	$5.12	4
2020	63,490	9.0	13.3%	1,198,975	8.8	$18.88	9
2021	126,798	18.0	31.3%	2,619,929	19.3	$20.66	21
2022	92,365	13.1	44.5%	2,033,772	15.0	$22.02	10
2023	21,153	3.0	47.5%	686,949	5.1	$32.48	6
2024	23,919	3.4	50.9%	738,516	5.4	$30.88	10
2025	11,333	1.6	52.5%	440,041	3.2	$38.83	3
2026	69,555	9.9	62.4%	2,072,741	15.3	$29.80	12
2027	35,130	5.0	67.4%	1,006,391	7.4	$28.65	5
2028	157,392	22.4	89.8%	2,043,315	15.1	$12.98	6
2029	11,906	1.7	91.5%	197,681	1.5	$16.60	3
2030 & Thereafter	4,253	0.6	92.1%	363,906	2.7	$85.56	1
Vacant	55,451	7.9	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	702,750	100.0%		$13,555,820	100.0%	$20.94	90

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $123,690 of contractual rent steps through October 2020 and $66,204 which represents present value of rent steps for Verizon, Converse, Under Armour, and HomeGoods through the term of the loan. UW Base Rent, UW Base Rent $ per SF, and % of Total UW Base Rent also includes $547,978 of percentage rent paid by tenants whose rent is calculated monthly as a factor of sales.

(3)	Includes MTM tenants

The following table presents certain information relating to historical leasing at the Legends at Village West Property:

Historical Leased %(1)

2016	2017	2018	As of 9/15/2019(2)
95.2%	90.9%	96.6%	92.1%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Based on the underwritten rent roll dated September 15, 2019.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: legends at Village West

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Legends at Village West Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 08/31/2019	Underwritten	Underwritten $ per SF
In-Place Base Rent(2)	$11,844,504	$13,154,702	$12,727,178	$12,936,723	$12,817,949	$18.24
Contractual Rent Steps(3)		0	0	0	189,893	0.27
Vacant Income		0	0	0	2,308,911	3.29
Reimbursements	7,704,228	8,494,591	8,394,509	8,970,806	8,639,619	12.29
Vacancy & Credit Loss	0	0	0	0	(2,308,911)	(3.29)
Other Income(4)	1,867,831	1,211,203	1,138,693	1,181,898	1,109,546	1.58
Effective Gross Income	21,416,563	$22,860,496	$22,260,380	$23,089,427	$22,757,007	$32.38

Real Estate Taxes	$6,550,296	$6,842,850	$6,542,634	$6,836,446	$6,993,185	$9.95
Insurance	143,226	142,175	141,469	143,680	147,985	0.21
Utilities	0	0	0	0	0	0.00
Repairs & Maintenance	0	0	0	0	0	0.00
Management Fee	614,865	658,370	709,248	668,750	682,710	0.97
Other Operating Expenses	3,174,778	3,430,458	3,583,501	3,827,253	3,558,977	$5.06
Total Operating Expenses	$10,483,165	$11,073,853	$10,976,852	$11,476,129	$11,382,857	$16.20

Net Operating Income	$10,933,398	$11,786,643	$11,283,528	$11,613,298	$11,374,151	$16.19
TI/LC	0	0	0	0	0	0.00
Replacement Reserves	0	0	0	0	119,463	0.17
Net Cash Flow	$10,933,398	$11,786,643	$11,283,528	$11,613,298	$11,254,688	$16.02

Occupancy	95.2	90.9%	96.6%	92.1%(5)	90.4%(6)
NOI Debt Yield(7)	9.1	9.8%	9.4%	9.7%	9.5%
NCF DSCR(7)	1.62x	1.74x	1.67x	1.72x	1.67x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	In-Place Base Rent was underwritten to in-place leases and current contractual rents based on a 92.1% occupancy rate as of September 15, 2019.

(3)	Contractual Rent Steps includes $123,690 of contractual rent steps underwritten through October 2020 and $66,204 related to the present value of all rent steps for Verizon, Converse, Under Armour, and Homegoods through the term of the loan.

(4)	Underwritten Other Income includes $547,978 of percentage rent paid by tenants whose rent is calculated monthly as a factor of sales.

(5)	Based on the underwritten rent roll dated September 15, 2019.

(6)	Represents an underwritten economic vacancy of 9.6%

(7)	Calculated based on the Legends at Village West Loan Combination.

■	Appraisal. According to the appraisal, the Legends at Village West Property had an “As-Is” appraised value of $205,000,000 as of September 9, 2019 and an “as stabilized” appraised value of $225,000,000 as of September 1, 2021.

Appraisal Approach	“As-Stabilized” Value	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$229,000,000	$209,000,000	N/A	6.25%(1)
Discounted Cash Flow Approach	$225,000,000	$205,000,000	8.00%(1)	6.75%(2)

(1)	Discount rate shown reflects the discount rate used for the “As-Stabilized” Value. Discount for “As Is” is equal to 8.25%.

(2)	Represents the terminal cap rate.

■	Environmental Matters. According to the Phase I environmental report dated October 3, 2019 there are no recognized environmental conditions or recommendations for further action at the Legends at Village West Property.

■	Market Overview and Competition. The Legends at Village West Property is situated approximately 10.0 miles west of downtown Kansas City, at the northwest intersection of Interstate 70 and Interstate 435 and is part of the Kansas City, Missouri-Kansas Metropolitan Statistical Area (the “Kansas City MSA”). The Kansas City MSA is the 30th largest MSA in terms of population and 28th largest in terms of gross domestic product. Major employers in the Kansas City MSA consist of the Federal Government, Cerner Corporation, Children’s Mercy Hospital, the Internal Revenue Service, the City of Kansas City and the University of Missouri. Access to the Legends at Village West Property is provided by Parallel Parkway, which intersects with Interstate-435. The Legends at Village West Property also benefits from regional linkages, as Interstate 70, 435, 635, 29, and 35 all converge in various locations within 15 miles of the property. Access to the property is also provided via bus service from the Kansas City Area Transportation Authority. The closest stop is the Valley West transit center, located on Parallel Parkway and Village West Parkway, with access to the 101, 113, and 116 buses.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: legends at Village West

According to the appraisal, the Legends at Village West Property is located in the Kansas City (Kansas) retail submarket which, as of the second quarter of 2019, consisted of 8.3 million square feet of retail space with a 4.1% vacancy and average gross asking rent per square foot of $15.71. The appraiser concluded to a weighted average market rent per square foot of $21.77, compared to the property’s underwritten weighted average contract rent of $19.29 per square foot (excludes ground lease tenants which only pay common area maintenance). The concluded appraisal weighted average market rent per square foot is 12.9% higher than the underwritten weighted average contract rent of the property.

According to the appraisal, the Kansas City MSA’s estimated 2019 population is 2,179,053. The average household income for the MSA in 2019 is estimated to be $88,209 which is close to that of the property’s neighborhood. According to a third party report, as of January 1, 2019, the population within a one-, three- and five-mile radius of the Legends at Village West Property was 2,008, 15,177 and 44,455, respectively. Additionally, the average household income within a one-, three- and five-mile radius of the property was $98,681, $108,484 and $94,399, respectively.

■	The Borrower. The borrowing entity for the Legends at Village West Loan Combination is W-LD Legends Owner VII, L.L.C., a Delaware limited liability company and special purpose entity with at least two independent directors in its organizational structure. The loan sponsors and non-recourse carveout guarantors are Walton Street Real Estate FUND VII, L.P., Walton Street Real Estate Investors VII, L.P., Walton Street Real Estate Fund VII-Q, L.P., Walton Street Real Estate Fund VII-E, L.P., Walton Street Real Estate Partners VII, L.P., Walton Street Real Estate Partners VII-NGE, L.P., Walton Street Real Estate Fund VII-NUS, L.P. and WSC Capital Holdings VII, L.P. (collectively, “Walton Street”). Walton Street is required to maintain a net worth of at least $75.0 million and liquidity of at least $7.5 million through the term of the Legends at Village West Loan Combination. Walton Street, a private equity real estate investment firm based in Chicago, sponsors equity and debt investment funds and currently has approximately $10.2 billion of real estate assets under management

■	Escrows. On the origination date of the Legends at Village West Loan Combination, the borrower funded reserves of (i) $3,569,900 for real estate taxes, (ii) $10,000,000 for tenant improvements and leasing commissions and (iii) $227,700 for immediate repairs.

On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $594,983.

The requirement to make monthly deposits for insurance reserves is provisionally waived so long as the borrower delivers evidence to the lender that the borrower maintains a blanket policy meeting the requirements of the Legends at Village West Loan Combination documents. If the borrower does not maintain such blanket policy, the borrower is required to deposit on a monthly basis an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period into an insurance reserve account.

On a monthly basis, the borrower is required to escrow $9,955 (approximately $0.17 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

The requirement to make monthly deposits for tenant improvement and leasing commission reserves is waived so long as the balance in the account remains greater than or equal to $2,500,000. If the balance in the tenant improvement and leasing commission reserve account falls below $2,500,000 the borrower is required to deposit a monthly amount equal to $87,840 until the balance reaches $2,500,000. In addition to standard disbursement conditions, and only with regard to the upfront $10,000,000 deposited on the origination date of the Legends at Village West Loan Combination for tenant improvement and leasing commissions, the debt yield, calculated in accordance with the Legends at Village West Loan Combination documents, must be equal to or greater than 8.0% on both the date any such request is made and when such disbursement is actually made to the borrower, before any such funds are disbursed to the borrower.

■

Lockbox and Cash Management. The Legends at Village West Loan Combination is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the Legends at Village West property directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Legends at Village West Property to be deposited into such lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Legends at Village West Loan Combination documents, and all

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: legends at Village West

excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Legends at Village West Loan Combination documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Legends at Village West Loan Combination. Upon an event of default under the Legends at Village West Loan Combination documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the occurrence of any bankruptcy event with respect to the borrower, guarantor or any affiliated manager, (iii) the debt yield being less than 8.0%, and (iv) the guarantor failing to provide the lender with financial statements in accordance with the Legends at Village West Loan Combination documents, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the cure of such bankruptcy event (unless such bankruptcy event involves borrower, which is not permitted to be cured), (c) with respect to clause (iii) above, the date that the debt yield is equal to or greater than 8.25% for one calendar quarter and (d) with respect to clause (iv) above, the date on which the guarantor provides the lender with the financial statements required in accordance with the Legends at Village West Loan Combination documents.

■	Property Management. The Legends at Village West Property is managed by Legacy Asset Management, LLC, an affiliate of the borrower sponsor, pursuant to a management agreement. Under the Legends at Village West Loan documents, the lender may, or may require the borrower to, terminate the management agreement and replace the manager if: (i) an event of default under the Legends at Village West Loan documents exists, (ii) there exists a default by the manager under the management agreement beyond all applicable notice and cure periods, or (iii) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding or (iv) the manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the Legends at Village West Loan documents, the borrower may terminate the management agreement and replace the manager with a manager approved by the lender, which approval may be conditioned upon receipt of a rating agency confirmation.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Indebtedness: Not Permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Legends at Village West Loan Combination documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Legends at Village West Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Legends at Village West Property until the completion of restoration or the expiration of 18 months, with a six-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $100,000. If TRIPRA is no longer in effect, the borrower is not required to pay annual terrorism insurance premiums in excess of 200% of the then-current cost of the required property and casualty coverages. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #11: Central Harlem Multifamily Portfolio

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	3		Loan Seller		CREFI
Location (City/State)	New York, New York		Cut-off Date Balance		$30,700,000
Property Type	Multifamily		Cut-off Date Balance per Unit		$208,843.54
Size (Units)	147		Percentage of Initial Pool Balance		3.6%
Total Occupancy as of 10/23/2019	97.3%		Number of Related Mortgage Loans		2
Owned Occupancy as of 10/23/2019	97.3%		Type of Security		Fee Simple
Year Built / Latest Renovation	1910 / NAP		Mortgage Rate		3.74000%
Appraised Value	$48,500,000		Original Term to Maturity (Months)		120
Appraisal Date	9/5/2019		Original Amortization Term (Months)		NAP
Borrower Sponsor	Chaim Simkowitz		Original Interest Only Period (Months)		120
Property Management	Guardian Realty Management Inc.		First Payment Date		12/6/2019
			Maturity Date		11/6/2029

Underwritten Revenues	$3,262,404
Underwritten Expenses	$1,097,241		Escrows
Underwritten Net Operating Income (NOI)	$2,165,163			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,122,513		Taxes	$199,821	$39,964
Cut-off Date LTV Ratio	63.3%		Insurance	$77,963	$8,663
Maturity Date LTV Ratio	63.3%		Replacement Reserve	$0	$3,552
DSCR Based on Underwritten NOI / NCF	1.86x / 1.82x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.1% / 6.9%		Other(1)	$42,900	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,700,000	100.0%	Loan Payoff	$28,752,312	93.7%
			Closing Costs	430,180	1.4
			Upfront Reserves	320,683	1.0
			Principal Equity Distribution	1,196,825	3.9
Total Sources	$30,700,000	100.0%	Total Uses	$30,700,000	100.0%

(1)	Upfront Other reserves consist of $42,900 of Deferred Maintenance Reserves.

Multifamily Unit Mix(1)
Property Name	Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	Average Market Rent per Month(2)	In-Place Average Rent per Month
127 West 141st Street	2 BR	16	32.0%	16	100.0%	750	$2,800	$1,730
	3 BR	23	46.0	21	91.3	875	3,300	1,743
	4 BR	11	22.0	10	90.9	1,000	3,425	1,876
	Total/Wtd. Avg.(3)	50	100.0%	47	94.0%	863	$3,168	$1,767
117 West 141st Street	2 BR	13	27.1	13	100.0	775	$2,800	1,767
	3 BR	24	50.0	24	100.0	900	3,300	2,029
	4 BR	11	22.9	11	100.0	1,025	3,425	2,097
	Total/Wtd. Avg.(3)	48	100.0%	48	100.0%	895	$3,193	$1,974
137 West 141st Street	2 BR	13	26.5	13	100.0	750	$2,800	1,500
	3 BR	26	53.1	25	96.2	875	3,300	2,147
	4 BR	10	20.4	10	100.0	1,000	3,425	2,090
	Total/Wtd. Avg.(3)	49	100.0%	48	98.0%	867	$3,193	$1,960

(1)	Based on the underwritten rent roll dated October 23, 2019.

(2)	Source: Appraisal.

(3)	Weighted Average based on the number of total units available.

The following table presents certain information relating to historical leasing at the Central Harlem Multifamily Portfolio:

Historical Leased %(1)

Property	2017(1)	2018(1)	As of 10/23/2019
127 West 141st Street	96.0%	98.0%	94.0%
117 West 141st Street	100.0%	92.0%	100.0%
137 West 141st Street	92.0%	83.0%	98.0%
All Properties	96.0%	91.0%	97.3%

(1)	All historical occupancy data is as of December 31 of the respective year unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #11: Central Harlem Multifamily Portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Central Harlem Multifamily Portfolio:

Cash Flow Analysis(1)(2)

	2017	2018	9/30/2019 T-9 Annualized	Underwritten	Underwritten $ per Unit
Apartment Income
Base Rent(3)	$2,706,534	$2,961,913	$2,932,197	$3,262,404	$22,193.23
Potential Income from Vacant Units(4)	0	0	0	147,900	$1,006.12
Gross Potential Rent	$2,706,534	$2,961,913	$2,932,197	$3,410,304	$23,199.35
Vacancy & Credit Loss & Concessions(5)	0	0	0	(147,900)	($1,006.12)
Total Rent	2,706,534	2,961,913	2,932,197	3,262,404	$22,193.23
Other Income	0	0	0	0	$0.00
Effective Gross Income – Apartments	$2,706,534	$2,961,913	$2,932,197	$3,262,404	$22,193.23

Real Estate Taxes	$389,522	$424,270	$424,270	$456,734	$3,107.03
Insurance	105,129	111,769	96,668	99,000	$673.47
Management Fee	81,196	88,857	87,966	97,872	$665.80
Other Operating Expenses	455,008	445,346	455,982	443,635	$3,017.92
Total Operating Expenses	$1,030,855	$1,070,243	$1,064,886	$1,097,241	$7,464.22
					$0.00
Net Operating Income(6)	$1,675,679	$1,891,670	$1,867,312	$2,165,163	$14,729.00
Replacement Reserves – Apartments	0	0	0	42,650	$290.14
Net Cash Flow	$1,675,679	$1,891,670	$1,867,312	$2,122,513	$14,438.87

Occupancy	96.0%	91.0%	97.3%(7)	95.7%
NOI Debt Yield	5.5%	6.2%	6.1%	7.1%
NCF DSCR	1.44x	1.62x	1.60x	1.82x

(1)	The Central Harlem Multifamily Portfolio is comprised of three adjacent multifamily properties totaling 147 units.

(2)	Underwritten cash flows represent the aggregate in-place cash flows of the three properties that comprise the Central Harlem Multifamily Portfolio. All employee units are underwritten as occupied with no rent

(3)	Underwritten Base Rent is based on occupied units as of the underwritten rent roll dated October 23, 2019.

(4)	Potential Income from Vacant Units represents three three-bedroom units and one four-bedroom unit at the appraisal’s estimated market rents.

(5)	Underwritten Vacancy & Credit Loss & Concessions for the multifamily units is underwritten to an economic vacancy of 4.3%.

(6)	The increase from 2018 NOI to Underwritten Net Operating Income is primarily attributable to the property having annualized financials.

(7)	9/30/2019 T-9 Annualized occupancy based on underwritten rent roll dated October 23, 2019.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #11: Central Harlem Multifamily Portfolio

The following table presents certain information relating to the primary competition for the Central Harlem Multifamily Portfolio:

Directly Competitive Buildings(1)(2)

Property	Central Harlem Multifamily Portfolio(3)	204 West 140th St	322 West 138th St	22 Bradhurst Avenue	47 West 126th St	210 West 133rd St
Year Built	1910	2008	2017	1920	2013	2015
2BR Number of units	42	29	4	10	4	17
2 BR Monthly Rent	$1,670	$3,000	$3,000	$2,595	$2,841	$2,650

Property	Central Harlem Multifamily Portoflio(3)	104 West 129th St	2245 Adam Clayton Powell	561 Lenow Avenue	47 West 126th St	310 West 137th St
Year Built	1910	2014	1910	1910	2013	2014
3 BR Number of units	73	4	8	68	4	3
3 BR Monthly Rent	$1,981	$3,307	$3,450	$3,450	$3,260	$3,500

Property	Central Harlem Multifamily Portfolio(3)	225 West 146th St	471 Lenox Avenue	148 West 142nd St	2259 7th Avenue	NAP
Year Built	1910	1920	1910	1921	1998	NAP
4 BR Number of units	32	43	8	55	9	NAP
4 BR Monthly Rent	$2,019	$3,000	$3,490	$3,450	$3,425

(1)	Source: Appraisal. Occupancy for the competitive set was unavailable.

(2)	The Directly Competitive Buildings chart represents information for market rate units.

(3)	The monthly rent per each unit type is based on the weighted average across the three properties in the portfolio. All monthly rents are based off of the underwritten rent roll dated October 23, 2019.

Unit Rent Conclusions(1)

Unit Type	Appraisal Conclusion
2 Bedroom	$2,800
3 Bedroom	$3,300
4 Bedroom	$3,425

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #12: Elston Retail Collection

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		CREFI
Location (City/State)	Chicago, Illinois		Cut-off Date Balance(2)		$29,938,639
Property Type	Retail		Cut-off Date Balance per SF(1)		$390.91
Size (SF)	178,704		Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 8/31/2019	100.0%		Number of Related Mortgage Loan		None
Owned Occupancy as of 8/31/2019	100.0%		Type of Security		Fee Simple
Year Built / Latest Renovation	2004 / NAP		Mortgage Rate		3.65000%
Appraised Value	$105,000,000		Original Term to Maturity (Months)		120
Appraisal Date	9/4/2019		Original Amortization Term (Months)		300
Borrower Sponsor	Warren H. Baker and Marc A. Kahan		Original Interest Only Period (Months)		NAP
Property Management	Baker Development Corporation		First Payment Date		12/6/2019
			Maturity Date		11/6/2029

Underwritten Revenues	$8,557,400
Underwritten Expenses	$2,317,867		Escrows
Underwritten Net Operating Income (NOI)	$6,239,532			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,151,940		Taxes	$0	$0
Cut-off Date LTV Ratio(1)	66.5%		Insurance	$0	$0
Maturity Date LTV Ratio(1)	47.3%		Replacement Reserve	$0	$2,234
DSCR Based on Underwritten NOI / NCF(1)	1.46x / 1.44x		TI/LC	$0	$5,065
Debt Yield Based on Underwritten NOI / NCF(1)	8.9% / 8.8%		Other(3)	$78,950	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$70,000,000	99.3%	Loan Payoff	$62,076,038	88.1%
Principal’s New Cash Contribution	498,958	0.7	Defeasance Costs	5,223,852	7.4
			Mezzanine Debt Payoff	2,403,427	3.4
			Closing Costs	716,692	1.0
			Reserves	78,950	0.1
Total Sources	$70,498,958	100.0%	Total Uses	$70,498,958	100.0%

(1)	Calculated based on the aggregate outstanding balance of the Elston Retail Collection loan combination.

(2)	The Cut-off Date Balance of $29,938,639 represents the non-controlling note A-2 of the $69,856,824 Elston Retail Collection loan combination evidenced by two pari passu notes.

(3)	The Upfront Other Escrow represents an upfront deferred maintenance reserve.

Elston Retail Collection Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$39,918,185	COMM 2019-GC44(1)	Yes
A-2	$30,000,000	$29,938,639	Benchmark 2019-B15	No
Total	$70,000,000	$69,856,824

(1)	Expected to be contributed to the COMM 2019-GC44 transaction.

The following table presents certain information relating to the tenants at the Elston Retail Collection property:

Largest Owned Tenants Based on Underwritten Base Rent (1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Kohl’s	BBB / Baa2 / BBB	128,234	71.8%	$4,480,887	69.8%	$34.94	5/31/2030	8, 5-year renewal options
Best Buy(4)	NR / Baa1 / BBB	45,720	25.6	$1,485,656	23.2	$32.49	1/31/2026	5, 5-year renewal options
BMO Harris Bank(4)	NR / Aa2 / A+	4,750	2.7	$450,000	7.0	$94.74	8/31/2025	1, 9-year renewal option
Total Largest Tenants	178,704		100.0%	$6,416,543	100.0%	$35.91
Vacant		0	0.0%	NAP	NAP	NAP
Total / Wtd. Avg.		178,704	100.0%	$6,416,543	100.0%	$35.91

(1)	Based on the underwritten rent roll dated August 31, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and Base Rent $ per SF includes $341,137 of contractual rent steps underwritten based on the straight line average of all rent steps for Kohl’s through the term of the Elston Retail Collection loan combination.

(4)	Tenants are currently on ground leases and own the right to the improvements on their properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #12: Elston Retail Collection

The following table presents certain information relating to the lease rollover schedule at the Elston Retail Collection property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
2019	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	4,750	2.7	2.7%	450,000	7.0	$94.74	1
2026	45,720	25.6	28.2%	1,485,656	23.2	$32.49	1
2027	0	0.0	28.2%	0	0.0	$0.00	0
2028	0	0.0	28.2%	0	0.0	$0.00	0
2029	0	0.0	28.2%	0	0.0	$0.00	0
2030 & Thereafter	128,234	71.8	100.0%	4,480,887	69.8	$34.94	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	178,704	100.0%		$6,416,543	100.0%	$35.91	3

(1)	Based on the underwritten rent roll dated August 31, 2019.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes contractual rent steps underwritten based on the straight line average of all rent steps for Kohl’s through the term of the Elston Retail Collection Loan.

The following table presents certain information relating to historical leasing at the Elston Retail Collection property:

Historical Leased %(1)

2016	2017	2018	As of 8/31/2019(2)
100.0%	100.0%	100.0%	100.0%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Based on the underwritten rent roll dated August 31, 2019.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Elston Retail Collection property:

Cash Flow Analysis(1)

	2016	2017	2018	T-7 Annualized 7/31/2019	Underwritten	Underwritten $ per SF
Base Rent	$6,051,630	$5,951,492	$6,075,406	$6,091,906	$6,075,406	$34.00
Contractual Rent Steps(2)	0	0	0	0	341,137	1.91
Vacant Income	0	0	0	0	0	0.0
Reimbursements	325,322	337,062	289,788	302,672	2,346,326	13.13
Other Income(3)	0	24,000	42,250	42,250	42,250	0.24
Vacancy & Credit Loss(4)	0	0	0	0	(247,719)	(1.39)
Effective Gross Income	$6,376,952	$6,312,553	$6,407,444	$6,436,828	$8,557,400	$47.89

Real Estate Taxes	$0	$0	$0	$0	$1,801,645	$10.08
Insurance	42,007	28,072	36,253	330	44,566	0.25
Management Fee	0	0	0	0	256,722	1.44
Other Operating Expenses	219,382	197,991	179,570	236,236	214,935	1.20
Total Operating Expenses	$261,389	$226,063	$215,823	$236,566	$2,317,867	$12.97

Net Operating Income	$6,115,563	$6,086,490	$6,191,621	$6,200,262	$6,239,532	$34.92
TI/LC	0	0	0	0	26,806	0.15
Replacement Reserves	0	0	0	0	60,786	0.34
Net Cash Flow	$6,115,563	$6,086,490	$6,191,621	$6,200,262	$6,151,940	$34.43

Occupancy	100.0%	100.0%	100.0%	100.0%	97.2%(4)
NOI Debt Yield	8.8%	8.7%	8.9%	8.9%	8.9%
NCF DSCR	1.43x	1.42x	1.45x	1.45x	1.44x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps includes $341,137 of contractual rent steps underwritten based on the straight line average of all rent steps for Kohl’s through the term of the Elston Retail Collection loan combination.

(3)	Other Income consists of parking income.

(4)	Vacancy & Credit Loss represents an underwritten economic vacancy of 2.8%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #13: 600 & 620 National Avenue

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JPMCB
Location (City/State)	Mountain View, California	Cut-off Date Balance(4)		$28,950,000
Property Type	Office	Cut-off Date Balance per SF(3)		$912.86
Size (SF)	151,064	Percentage of Initial Pool Balance		3.4%
Total Occupancy as of 12/11/2019	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/11/2019	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2017 / NAP	Mortgage Rate		3.68800%
Appraised Value(1)	$197,000,000	Original Term to Maturity (Months)		120
Appraisal Date	8/19/2019	Original Amortization Term (Months)		NAP
Borrower Sponsor	Brett Michael Lipman and Farshid Steve Shokouhi	Original Interest Only Period (Months)	120
Property Management(2)	Davis Property Management, Inc.	First Payment Date	10/11/2019
		Maturity Date	9/11/2029

Underwritten Revenues	$12,672,245
Underwritten Expenses	$2,708,238	Escrows
Underwritten Net Operating Income (NOI)	$9,964,007		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,964,007	Taxes	$0	$0
Cut-off Date LTV Ratio(1)(3)	70.0%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(3)	70.0%	Replacement Reserve(5)	$75,532	$0
DSCR Based on Underwritten NOI / NCF(3)	1.93x / 1.93x	Other(6)	$12,085,120	$0
Debt Yield Based on Underwritten NOI / NCF(3)	7.2% / 7.2%

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$137,900,000	70.2%	Purchase Price	$190,000,000	96.7%
Principal’s New Cash Contribution	58,663,716	29.8%	Seller Credits	(12,993,370)	(6.6)
			Upfront Reserves	12,160,652	6.2
			Closing Costs	7,396,434	3.8
Total Sources	$196,563,716	100.0%	Total Uses	$196,563,716	100.0%

(1)	The Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV ratio are based on the appraiser’s “As Stabilized” value, which assumes the tenant has taken possession, free rent has expired, the tenant has commenced paying unabated rent and all outstanding tenant improvements and leasing commissions have been reserved. As of the time of origination of the 600 & 620 National Avenue Loan Combination (as defined below), Google has taken possession of its space and is paying rent, and all outstanding tenant improvements and leasing commissions have been reserved. The appraisal also concluded an “As-Is” value of $185,000,000 as of August 19, 2019, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 74.5% and 74.5%, respectively.

(2)	Davis Property Management, Inc. is the sub-property manager under a sub-management agreement between Davis Property Management, Inc. and Preylock Holdings, Inc., the property manager under the underlying management agreement between Preylock Holdings, Inc. and the borrower.

(3)	Calculated based on the aggregate outstanding principal balance of the 600 & 620 National Avenue Loan Combination.

(4)	The Cut-off Date Balance of $28,950,000 represents the non-controlling Note A-2-1-B ($10,000,000), Note A-2-2-B ($10,000,000) and Note A-2-3) ($8,950,000), which, together with the controlling pari passu Note A-1-1 ($38,950,000) and the non-controlling pari passu Note A-1-2 (30,000,000), Note A-2-1-A ($20,000,000) and Note A-2-2-A ($20,000,000) with an aggregate original principal balance of $108,950,000, comprise the “600 & 620 National Avenue Loan Combination” with an aggregate original principal balance of $137,900,000.

(5)	The Replacement Reserve is subject to a cap of $75,532.

(6)	Other Upfront Escrows represents the $12,085,120 for outstanding tenant improvements and leasing commissions.

The following table presents certain information relating to the loan combination summary at 600 & 620 National Avenue property (the “600 & 620 National Avenue Property”):

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1	$38,950,000	$38,950,000	UBSCM 2019-C17	Yes
Note A-1-2	30,000,000	30,000,000	WFCM 2019-C53	No
Note A-2-1-A	20,000,000	20,000,000	Benchmark 2019-B14	No
Note A-2-2-A	20,000,000	20,000,000	JPMDB 2019-COR6	No
Note A-2-1-B, A-2-2-B, A-2-3	28,950,000	28,950,000	Benchmark 2019-B15	No
Total / Wtd. Avg.	$137,900,000	$137,900,000

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #13: 600 & 620 National Avenue

The following table presents certain information relating to the tenants at the 600 & 620 National Avenue Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Google(4)	NR / Aa2 / AA+	151,064	100.0%	$8,973,204	100.0%	$59.40	5/31/2029	3, 5-year options
All Tenants		151,064	100.0%	$8,973,204	100.0%	$59.40
Vacant		0	0.0%	NAP	NAP%	NAP
Total / Wtd. Avg. All Tenants		151,064	100.0%	$8,973,204	100.0%	$59.40

(1)	Based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent per $ SF reflect the tenant’s current contractual rental rate, and the tenant’s lease is structured with 3% contractual annual rent increases. The lender’s underwriting provides separate credit for straight-line rent averaging through the lease term due to the tenant’s investment grade nature. The total effective underwritten rent, inclusive of rent averaging credit, is $68.55 per SF.

(4)	Google has taken procession of its space and commenced paying unabated rent but has not yet taken occupancy of the 600 & 620 National Avenue Property.

The following table presents certain information relating to the lease rollover schedule at the 600 & 620 National Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	151,064	100.0	100.0%	8,973,204	100.0	$59.40	1
2030 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	151,064	100.0%		$8,973,204	100.0%	$59.40	1

(1)	Based on the underwritten rent roll.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF reflect the tenant’s current contractual rental rate, and the tenant’s lease is structured with 3% contractual annual rent increases. The lender’s underwriting provides separate credit for straight-line rent averaging through the lease term due to the tenant’s investment grade nature. The total effective underwritten rent, inclusive of rent averaging credit, is $68.55 per SF.

The following table presents certain information relating to historical leasing at the 600 & 620 National Avenue Property:

Historical Leased%(1)

As of 12/11/2019
100.0%

(1)	Based on the underwritten rent roll.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #13: 600 & 620 National Avenue

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 600 & 620 National Avenue Property:

Cash Flow Analysis

	Underwritten	Underwritten $ per SF
Base Rent	$8,973,204	$59.40
Contractual Rent Steps	1,382,728	9.15
Vacant Income	0	0.00
Total Reimbursement Revenue	2,708,238	17.93
Other Income	0	0.00
Gross Revenue	$13,064,170	$86.48
Vacancy & Credit Loss	(391,925)	(2.59)
Effective Gross Income	$12,672,245	$83.89

Real Estate Taxes	2,237,440	$14.81
Insurance	44,968	0.30
Management Fee	126,722	0.84
Other Operating Expenses	299,108	1.98
Total Operating Expenses	$2,708,238	$17.93

Net Operating Income	$9,964,007	$65.96
TI/LC, Capex/RR	0	0.00
Net Cash Flow	$9,964,007	$65.96

Occupancy(1)	100.0%
NOI Debt Yield(2)	7.2%
NCF DSCR(2)	1.93x

(1)	Based on the underwritten rent roll dated December 11, 2019.

(2)	Metrics are calculated based on the 600 & 620 National Avenue Loan Combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #14: The essex

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(7)	JPMCB
Location (City/State)	New York, New York	Cut-off Date Balance(8)	$25,000,000
Property Type	Mixed Use	Cut-off Date Balance per Unit(1)(4)	$600,000.00
Size (Units)(1)	195	Percentage of Initial Pool Balance	3.0%
Total Occupancy as of 9/10/2019(2)	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/10/2019(2)	100.0%	Type of Security(9)	Fee Simple
Year Built / Latest Renovation	2019 / NAP	Mortgage Rate	2.75900%
Appraised Value	$293,000,000	Original Term to Maturity (Months)	84
Appraisal Date	8/21/2019	Original Amortization Term (Months)	NAP
Borrower Sponsors(3)	Various	Original Interest Only Period (Months)	84
Property Management	C&C Apartment Management LLC and	First Payment Date	12/1/2019
Taconic Management Company LLC	Maturity Date	11/1/2026

Underwritten Revenues	$14,909,246
Underwritten Expenses	$2,857,283	Escrows
Underwritten Net Operating Income (NOI)(2)	$12,051,963	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,993,463	Taxes	$311,439	$62,288
Cut-off Date LTV Ratio(4)(5)(6)	39.9%	Insurance	$0	$0
Maturity Date LTV Ratio(4)(5)(6)	39.9%	Replacement Reserve(10)	$4,875	$5,415
DSCR Based on Underwritten NOI / NCF(4)(5)(6)	3.68x / 3.66x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(4)(5)(6)	10.3% / 10.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$117,000,000	54.4%	Payoff Existing Debt(11)	$154,290,280	71.8%
Subordinate Loan Amount	58,000,000	27.0	Closing Costs	2,880,941	1.3
Mezzanine Loan	40,000,000	18.6	Upfront Reserves	316,314	0.1
Principal Equity Distribution	57,512,465	26.7
Total Sources	$215,000,000	100.0%	Total Uses	$215,000,000	100.0%

(1)	Size (Units) and Cut-off Date Balance per Unit are based on the multifamily component totaling 195 residential units. The Essex property has an additional retail component totaling 65,000 SF leased in its entirety to Regal Cinemas.

(2)	Total Occupancy as of September 10, 2019, Owned Occupancy as of September 10, 2019 and Underwritten Net Operating Income (NOI) are inclusive of both the residential space and commercial space.

(3)	The Borrower Sponsors are Taconic Development Capital LLC, L&M Development Partners Inc., Donald Capoccia, Brandon Baron and Joseph Ferrara.

(4)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of The Essex senior pari passu notes.

(5)	Based on the loan combination amount of $175.0 million, which is inclusive of the senior pari passu notes and subordinate B notes, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF and Debt Yield Based on Underwritten NOI / NCF are 59.7%, 59.7%, 1.89x / 1.89x and 6.9% / 6.9%, respectively.

(6)	Based on the total debt amount of $215.0 million, which is inclusive of the senior pari passu notes, subordinate B notes and the mezzanine loan, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF and Debt Yield Based on Underwritten NOI / NCF are 73.4%, 73.4%, 1.33x / 1.33x and 5.6% / 5.6%, respectively.

(7)	The Essex loan combination was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”) and Goldman Sachs Bank USA (“GS”).

(8)	The Essex loan combination is comprised of (i) The Essex senior pari passu notes and (ii) The Essex subordinate B notes. The Essex senior pari passu notes are comprised of four senior pari passu notes (one of which note A-1-2, with a Cut-off Date Balance of $25.0 million will contributed to the Benchmark 2019-B15 securitization). The remaining three senior pari passu notes have an aggregate Cut-off Date Balance of $92.0 million and have been contributed or are expected to be contributed to one or more future securitizations. The Essex subordinate B notes are comprised of two subordinate pari passu B notes with an aggregate principal balance as of the Cut-off Date of $58.0 million. The subordinate B notes are currently held by JPMCB and GS and are expected to be sold to one or more third party investor.

(9)	Site 2 DSA Residential LLC has a beneficial ownership in a portion of the residential portion of The Essex property.

(10)	Monthly Replacement Reserves represent deposits allocated between residential units ($4,602.50) and the theater unit ($812.50).

(11)	Payoff Existing Debt is inclusive of approximately $3.2 million of credits associated with construction costs.

The following table presents certain information relating to the loan combination summary at The Essex property:

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$30,000,000	$30,000,000	Benchmark 2019-B14	No(1)
A-1-2	25,000,000	25,000,000	Benchmark 2019-B15	No
A-1-3	26,900,000	26,900,000	Benchmark 2019-B14	No
A-1-4	35,100,000	35,100,000	COMM 2019-GC44	No
B-1	40,600,000	40,600,000	JPMCB(2)	Yes
B-2	17,400,000	17,400,000	GS(2)	No
Loan Combination	$175,000,000	$175,000,000

(1)	The Essex loan combination will be serviced pursuant to the Benchmark 2019-B14 pooling and servicing agreement. However, for so long as no The Essex Control Appraisal Period has occurred and is continuing, the holder of the related Note B-1 will be the controlling noteholder and will have the right to approve certain modification and consent to certain actions taken with respect to the related whole loan. If and for so long as a The Essex Control Appraisal Period has occurred and is continuing, then the controlling note will be Note A-1.
(2)	Currently held by JPMCB and GS and expected to be sold to one or more third party investors.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #14: The essex

The following tables presents certain information relating to the units and rent at The Essex property:

Multifamily Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	In-Place Average Rent per Month
Studio	48	24.6%	48	100.0%	436	$1,949
1 Bedroom	49	25.1%	49	100.0%	601	$3,455
2 Bedroom	71	36.4%	71	100.0%	848	$4,605
3 Bedroom	27	13.8%	27	100.0%	1,093	$7,093
Total / Wtd. Avg.	195	100.0%	195	100.0%	718	$4,007

(1)       Based on the underwritten rent roll dated September 10, 2019.

Multifamily Unit Mix Breakdown(1)

Market Affordable: Moderate Income Affordable: Low Income
Unit Type	Units	Monthly Avg.	Annual	PSF	Units	Monthly Avg.	Annual	PSF	Units	Monthly Avg.	Annual	PSF
Studio	12	$4,288	$617,532	$103	15	$1,695	$305,088	$49	21	$793	$199,872	$23
1 Bedroom	25	$5,455	$1,636,380	$105	9	$2,227	$240,516	$46	15	$860	$154,872	$18
2 Bedroom	39	$6,804	$3,184,380	$90	17	$2,660	$542,544	$41	15	$1,091	$196,356	$17
3 Bedroom	21	$8,468	$2,134,020	$92	4	$2,919	$140,112	$34	2	$1,000	$23,988	$11
Total / Wtd. Avg.	97	$6,505	$7,572,312	$96	45	$2,275	$1,228,260	$44	53	$904	$575,088	$19

(1)       Based on the underwritten rent roll dated September 10, 2019.

The following table presents certain information relating to the sole retail tenant at the Essex property:

Retail Tenant Summary

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per Screen(1)	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Regal Cinemas	NR / NR / NR	65,000	100.0%	$5,125,250	100.0%	$78.85	$701,825	52.2%	3/31/2039	3, 5-year options
All Tenants		65,000	100.0%	$5,125,250	100.0%	$78.85
Vacant		0	0.0%	NAP	NAP	NAP
Total Avg. All Owned Tenants		65,000	100.0%	$5,125,250	100.0%	$78.85

(1) Tenant Sales $ per Screen is based on 14 screens and the annualized sales from the reporting period of April 1, 2019 to July 31, 2019 which amounted to $3,275,185. Regal Cinemas opened in April 2019.

The following table presents certain information relating to the lease rollover schedule at the Essex property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0.00	0.0%	$0.00	0
2019	0	0.0%	0.0%	$0.00	0.0%	$0.00	0
2020	0	0.0%	0.0%	$0.00	0.0%	$0.00	0
2021	0	0.0%	0.0%	$0.00	0.0%	$0.00	0
2022	0	0.0%	0.0%	$0.00	0.0%	$0.00	0
2023	0	0.0%	0.0%	$0.00	0.0%	$0.00	0
2024	0	0.0%	0.0%	$0.00	0.0%	$0.00	0
2025	0	0.0%	0.0%	$0.00	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0.00	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0.00	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0.00	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0.00	0.0%	$0.00	0
2030 & Thereafter	65,000	100.0%	100.0%	$5,125,250	100.0%	$78.85	1
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	65,000	100.0%		$5,125,250	100.0%	$78.85	1

(1)	Based on the underwritten rent roll dated December 1, 2019.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #14: The essex

Historical Occupancy

As of 9/10/2019(1)
Residential Owned Space	100.0%
Commercial Owned Space	100.0%

(1)	Based on the underwritten rent roll dated September 10, 2019. Historical occupancy is not available as The Essex property was built in 2019.

■ Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Essex property:

Cash Flow Analysis

	Underwritten	Underwritten $ per Unit(1)
Residential Income(2)	$9,375,660	$48,080.31
Retail Income(3)	5,125,000	78.85
Vacant Income	0	0.00
Gross Potential Rent	$14,500,660	$74,362.36

Total Reimbursements	998,998	5,123.07
Net Rental Income	$15,499,658	$79,485.43
Vacancy	(684,816)	(3,511.88)
Other Income	94,404	484.12
Effective Gross Income	$14,909,246	$76,457.67

Total Expenses(4)	2,857,283	14,652.73
Net Operating Income	$12,051,963	$61,804.94
Replacement Reserves(5)	58,500	300.00
Net Cash Flow	$11,993,463	$61,504.94

Occupancy(6)	100.0%
NOI Debt Yield(7)	10.3%
NCF DSCR(7)	3.66x

(1)	All Underwritten $ per Unit calculations are based on the 195 multifamily units with the exception of Retail Income Underwritten $ per Unit which is based on 65,000 commercial square feet.

(2)	Underwritten Residential Income is based on the in-place rent roll as of September 10, 2019.

(3)	Underwritten Retail Income is based on Regal Cinemas’ in-place rent.

(4)	The Essex Property is subject to a 421-a tax abatement that started in 2019. Real estate taxes were underwritten to the 12 year average tax expense.

(5)	Replacement Reserves include rent from one commercial tenant and all residential units.

(6)	Based on the underwritten rent roll dated September 10, 2019.

(7)	Metrics are based on The Essex senior pari passu notes.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #15: WOODLAND TRACE APARTMENTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Conyers, Georgia	Cut-off Date Balance	$23,335,000
Property Type	Multifamily	Cut-off Date Balance per Unit	$62,061.17
Size (Units)	376	Percentage of Initial Pool Balance	2.8%
Total Occupancy as of 9/30/2019	89.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/30/2019	89.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1988 / 2014	Mortgage Rate	3.76000%
Appraised Value	$39,300,000	Original Term to Maturity (Months)	120
Appraisal Date	8/1/2019	Original Amortization Term (Months)	NAP
Borrower Sponsor	Alon Ossip, Ossip (2011) Trust and OSGA LP	Original Interest Only Period (Months)	120
Property Management	Ventron Management, LLC	First Payment Date	1/6/2020
Maturity Date	12/6/2029

Underwritten Revenues	$4,400,469
Underwritten Expenses	$2,172,500	Escrows
Underwritten Net Operating Income (NOI)	$2,227,969	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,133,969	Taxes	$60,496	$30,248
Cut-off Date LTV Ratio	59.4%	Insurance	$155,377	$15,538
Maturity Date LTV Ratio	59.4%	Replacement Reserve	$352,200	$7,833
DSCR Based on Underwritten NOI / NCF	2.50x / 2.40x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.5% / 9.1%	Other(1)	$231,361	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,335,000	100.0%	Loan Payoff	$13,794,557	59.1%
Principal Equity Distribution	8,124,909	34.8
Upfront Reserves	799,434	3.4
Closing Costs	616,100	2.6
Total Sources	$23,335,000	100.0%	Total Uses	$23,335,000	100.0%

(1)	Upfront Other Escrows consist of (i) $129,173 for a debt service reserve (ii) $89,688 for a deferred maintenance reserve and (iii) $12,500 for a sand trap installation reserve.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units(1)	% Occupied	Average Unit Size (SF)	Average Market Rent per Month(2)	In-Place Average Rent per Month(2)
Studio - Market Rate	72	19.1%	67	93.1%	720	$795	$725
1 BR - Market Rate	76	20.2	71	93.4%	895	$925	$825
2 BR - Market Rate	228	60.6	198	86.8%	1,007	$1,015	$939
Total / Wtd. Avg.(3)	376	100.0%	336	89.4%	930	$955	$872

(1)	Based on the underwritten rent roll dated September 30, 2019.

(2)	Source: Appraisal.

(3)	Weighted based on the number of total occupied units available.

The following table presents certain information relating to historical leasing at the Woodland Trace Apartments:

Historical Leased %(1)

12/31/2016	12/31/2017	12/31/2018	As of 9/30/2019(2)
93.9%	91.8%	93.6%	89.4%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Based on the underwritten rent roll dated September 30, 2019.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #15: WOODLAND TRACE APARTMENTS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Woodland Trace Apartments:

Cash Flow Analysis

	2015	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per Unit
Apartment Income
Base Rent(1)	$2,979,433	$3,066,447	$3,354,811	$3,678,388	$3,858,362	$3,515,508	$9,349.76
Potential Income from Vacant Units(2)	0	0	0	0	0	468,600	$1,246.28
Gross Potential Rent	$2,979,433	$3,066,447	$3,354,811	$3,678,388	$3,858,362	$3,984,108	$10,596.03
Vacancy & Credit Loss & Concessions(3)	(483,374)	(277,398)	(370,078)	(386,357)	(368,325)	(494,071)	($1,314.02)

Total Rent	$2,496,059	$2,789,049	$2,984,733	$3,292,031	$3,490,037	$3,490,037	$9,282.01
Other Income(4)	578,397	709,512	712,197	871,119	910,431	910,431	$2,421.36
Effective Gross Income – Apartments	$3,074,456	$3,498,561	$3,696,930	$4,163,151	$4,400,469	$4,400,469	$11,703.37

Real Estate Taxes	$161,544	$266,667	$301,503	$268,578	$274,313	$345,691	$919.39
Insurance	118,900	109,223	92,273	110,795	155,614	177,574	$472.27
Management Fee	91,679	104,957	112,079	125,334	132,014	132,014	$351.10
Other Operating Expenses	1,193,010	1,314,843	1,430,506	1,505,284	1,509,824	1,517,221	$4,035.16
Total Operating Expenses	$1,565,132	$1,795,690	$1,936,361	$2,009,991	$2,071,765	$2,172,500	$5,777.93

Net Operating Income	$1,509,324	$1,702,871	$1,760,570	$2,153,159	$2,328,703	$2,227,969	$5,925.45
Replacement Reserves – Apartments	0	0	0	0	0	94,000	$250.00
Net Cash Flow	$1,509,324	$1,702,871	$1,760,570	$2,153,159	$2,328,703	$2,133,969	$5,675.45

Occupancy	NAP	93.9%	91.8%	93.6%	89.4%	87.6%
NOI Debt Yield	6.5%	7.3%	7.5%	9.2%	10.0%	9.5%
NCF DSCR	1.70x	1.91x	1.98x	2.42x	2.62x	2.40x

(1)	Underwritten Base Rent is based on occupied units as of the underwritten rent roll dated September 30, 2019.

(2)	Potential Income from Vacant Units is underwritten per the appraisal's concluded market rents for each unit type.

(3)	Underwritten Vacancy & Credit Loss & Concessions is underwritten to an economic vacancy of 12.4%.

(4)	Other Income consists of collection fees, damage fees, utility fees, application fees, and other fees

The following table presents certain information relating to the primary competition for the Woodland Trace Apartments:

Directly Competitive Buildings(1)(2)

	Woodland Trace Apartments(3)	Terraces at Fieldstone	The Oxford	Bridlewood	Brookfield Park
Location	Conyers, GA	Conyers, GA	Conyers, GA	Conyers, GA	Conyers, GA
Year Built	1988	1999	1999	1989	1973
Number of units	376	316	240	200	160
Occupancy	89.4%	97%	95%	95%	92%
Unit size (SF):
- Studio	720	NAP	NAP	NAP	NAP
- 1-BR	895	1,155	696	760	680
- 2-BR	1,007	1,236	973	930	1,097
Rent per month:
- Studio	$725	NAP	NAP	NAP	NAP
- 1-BR	$825	$1,090	$990	$954	$900
- 2-BR	$939	$1,258	$1,160	$959	$1,113

(1)	Source: Appraisal. Occupancy and studio units rent per month for the competitive set was unavailable.

(2)	The Directly Competitive Buildings chart represents information for market rate units.

(3)	The Occupancy and Rent per month figures for the subject property are based off of the underwritten rent roll dated September 30, 2019.

Unit Rent Conclusions(1)

Unit Type	Appraisal Conclusion
Studio - Market Rate	$795
1-BR - Market Rate	$925
2-BR - Market Rate	$1,015

(1)	Source: Appraisal.

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